CALCULATION OF REGISTRATION FEE

Title of each class of	Maximum aggregate	Amount of
securities offered	offering price	registration fee
Pass Through Certificates, Series 2007-1	$1,146,810,000	$35,208(1)

(1)	The filing fee of $35,208 is calculated in accordance with Rule 457(r) of the Securities Act of 1933. Pursuant to Rule 457(p) under the Securities Act of 1933, a filing fee of $38,013 has already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-128289) filed by Continental Airlines, Inc. and is being carried forward. The filing fee of $35,208 due for this offering if offset against the registration fee previously paid and $2,805 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133187

PROSPECTUS SUPPLEMENT TO PROSPECTUS, DATED APRIL 10, 2006

$1,146,810,000

2007-1 PASS THROUGH TRUSTS
PASS THROUGH CERTIFICATES, SERIES 2007-1

Three classes of the Continental Airlines Pass Through Certificates, Series 2007-1, are being offered under this prospectus supplement: Class A, B and C. A separate trust will be established for each class of certificates. The proceeds from the sale of certificates will initially be held in escrow, and interest on the escrowed funds will be payable semiannually on April 19 and October 19, commencing October 19, 2007. The trusts will use the escrowed funds to acquire equipment notes. The equipment notes will be issued by Continental Airlines to finance its purchase of 30 new Boeing aircraft scheduled for delivery from January 2008 to March 2009. Payments on the equipment notes held in each trust will be passed through to the holders of certificates of such trust.

The equipment notes will have a security interest in each aircraft financed by the trusts. Interest on the equipment notes will be payable semiannually on each April 19 and October 19 after issuance. Principal payments on the equipment notes held for the Class A, B and C certificates are scheduled on April 19 and October 19 in certain years, beginning on April 19, 2010.

The Class A certificates will rank senior to the other certificates. The Class B certificates will rank junior to the Class A certificates and will rank senior to the Class C certificates. The Class C certificates will rank junior to the other certificates.

RZB Finance LLC will provide a liquidity facility for the Class A and B certificates, in each case in an amount sufficient to make three semiannual interest payments. The Class C certificates will not have the benefit of a liquidity facility.

The certificates will not be listed on any national securities exchange.

Investing in the certificates involves risks. See “Risk Factors” on page S-18.

	Principal	Interest	Final Expected	Price to
Pass Through Certificates	Amount	Rate	Distribution Date	Public(1)

Class A	$756,762,000	5.983%	April 19, 2022	100%
Class B	221,850,000	6.903	April 19, 2022	100
Class C	168,198,000	7.339	April 19, 2014	100

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the certificates if any are purchased. The aggregate proceeds from the sale of the certificates will be $1,146,810,000. Continental will pay the underwriters a commission of $9,174,480. Delivery of the certificates in book-entry form only will be made on or about April 10, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners and Joint Structuring Agents

MORGAN STANLEY	CREDIT SUISSE

Joint Lead Managers

Merrill Lynch & Co.	Citigroup	UBS Investment Bank

Co-Managers

Calyon Securities	JPMorgan

The date of this prospectus supplement is March 27, 2007.

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.

We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The “Index of Terms” attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

At various places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.

Prospectus Supplement

Prospectus

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and Continental, you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this Prospectus Supplement and the Prospectus. See “Incorporation of Certain Documents by Reference” in this Prospectus Supplement and the Prospectus.

Summary of Terms of Certificates

	Class A	Class B	Class C
	Certificates	Certificates	Certificates

Aggregate Face Amount	$756,762,000	$221,850,000	$168,198,000
Interest Rate	5.983%	6.903%	7.339%
Ratings:
Moody’s	Baa1	Ba2	B1
Standard & Poor’s	A	BBB-	B+
Initial Loan to Aircraft Value (cumulative)(1)	48.2%	62.4%	73.1%
Highest Loan to Aircraft Value (cumulative)(2)	48.9%	63.3%	73.9%
Expected Principal Distribution Window (in years)	3.0-15.0	3.0-15.0	3.0-7.0
Initial Average Life (in years from Issuance Date)	12.0	10.0	5.0
Regular Distribution Dates	April 19 and	April 19 and	April 19 and
	October 19	October 19	October 19
Final Expected Distribution Date	April 19, 2022	April 19, 2022	April 19, 2014
Final Maturity Date	October 19, 2023	October 19, 2023	April 19, 2014
Minimum Denomination	$1,000	$1,000	$1,000
Section 1110 Protection	Yes	Yes	Yes
Liquidity Facility Coverage	3 semiannual	3 semiannual	None
	interest payments	interest payments

(1)	These percentages are calculated assuming that the first 12 Boeing 737-824 aircraft of the 15 Boeing 737-824 aircraft and the first 18 Boeing 737-924ER aircraft of the 24 Boeing 737-924ER aircraft from which Continental may choose are financed hereunder and are determined as of April 19, 2009, the first Regular Distribution Date after such aircraft are scheduled to have been delivered. In calculating these percentages, we have assumed that all aircraft to be financed hereunder are delivered prior to such date and that the aggregate appraised value of such aircraft is $1,568,874,300 as of such date. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals—The Appraisals”.

(2)	See “—Loan to Aircraft Value Ratios”.

Equipment Notes and the Aircraft

The 30 Boeing aircraft to be financed pursuant to this offering will consist of 12 Boeing 737-824 aircraft and 18 Boeing 737-924ER aircraft. Such Boeing 737-824 and 737-924ER aircraft will be selected by Continental from among 15 Boeing 737-824 aircraft and 24 Boeing 737-924ER aircraft, respectively, which are scheduled for delivery from January 2008 to March 2009. See “Description of the Aircraft and the Appraisals—The Appraisals” for a description of the 39 aircraft from which Continental will select the 30 aircraft that may be financed with the proceeds of this offering. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the aircraft expected to secure such Equipment Notes (assuming for purposes of the chart below that the first 12 Boeing 737-824 aircraft of the 15 Boeing 737-824 aircraft and the first 18 Boeing 737-924ER aircraft of the 24 Boeing 737-924ER aircraft from which Continental may choose are financed hereunder):

	Expected	Expected	Scheduled	Principal Amount
	Registration	Manufacturer’s	Delivery	of Equipment	Appraised
Aircraft Type	Number	Serial Number	Month(1)	Notes	Base Value (2)

Boeing 737-824	N87507	31637	January 2008	$35,296,000	$48,900,000
Boeing 737-824	N76508	31638	February 2008	35,296,000	49,000,000
Boeing 737-824	N78509	31639	February 2008	35,296,000	49,000,000
Boeing 737-824	N77510	32828	April 2008	35,296,000	49,200,000
Boeing 737-824	N78511	33458	May 2008	35,296,000	49,300,000
Boeing 737-824	N87512	33459	May 2008	35,296,000	49,300,000
Boeing 737-824	N87513	31621	June 2008	35,296,000	49,400,000
Boeing 737-824	N76514	31626	July 2008	35,296,000	49,500,000
Boeing 737-824	N76515	37096	August 2008	35,296,000	49,600,000
Boeing 737-824	N76516	31623	August 2008	35,296,000	49,600,000
Boeing 737-824	N76517	31628	September 2008	35,296,000	49,700,000
Boeing 737-824	N77518	31605	November 2008	35,296,000	49,900,000

Boeing 737-924ER	N37413	31664	January 2008	40,181,000	55,810,000
Boeing 737-924ER	N47414	32827	January 2008	40,181,000	55,810,000
Boeing 737-924ER	N39415	32826	February 2008	40,181,000	55,909,000
Boeing 737-924ER	N39416	37093	February 2008	40,181,000	55,909,000
Boeing 737-924ER	N38417	31665	March 2008	40,181,000	56,000,000
Boeing 737-924ER	N39418	31666	March 2008	40,181,000	56,000,000
Boeing 737-924ER	N37419	33456	March 2008	40,181,000	56,000,000
Boeing 737-924ER	N37420	33457	April 2008	40,181,000	56,092,000
Boeing 737-924ER	N27421	37094	April 2008	40,181,000	56,092,000
Boeing 737-924ER	N37422	31620	May 2008	40,181,000	56,184,000
Boeing 737-924ER	N39423	32829	June 2008	40,181,000	56,273,000
Boeing 737-924ER	N38424	33460	June 2008	40,181,000	56,273,000
Boeing 737-924ER	N75425	37095	June 2008	40,181,000	56,273,000
Boeing 737-924ER	N75426	31622	July 2008	40,181,000	56,365,000
Boeing 737-924ER	N37427	37097	September 2008	40,181,000	56,550,000
Boeing 737-924ER	N75428	30130	October 2008	40,181,000	56,642,000
Boeing 737-924ER	N75429	31633	December 2008	40,181,000	56,825,000
Boeing 737-924ER	N77430	37098	December 2008	40,181,000	56,825,000

(1)	The delivery deadline for purposes of financing an aircraft pursuant to this offering is June 30, 2009 (or later under certain circumstances). The actual delivery date for any aircraft may be subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft”. Continental has certain rights to substitute other aircraft if the delivery of any Aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery or beyond the delivery deadline. See “Description of the Aircraft and the Appraisals—Substitute Aircraft”.

(2)	The appraised base value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms, projected as of the scheduled delivery month of each Aircraft. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals Are Only Estimates of Aircraft Value”. The appraised value of each of the other Boeing 737-824 and 737-924ER aircraft that Continental may choose to finance pursuant to this offering is higher than or equal to the appraised value of each of the Aircraft of the same model listed above. See “Description of the Aircraft and the Appraisals—The Appraisals”.

Loan to Aircraft Value Ratios

The following table sets forth loan to Aircraft value ratios (“LTVs”) for each Class of Certificates as of April 19, 2009 (the first Regular Distribution Date that occurs after all Aircraft assumed to be financed in this Offering are scheduled to have been delivered) and each Regular Distribution Date thereafter. The LTVs for any Class of Certificates for the period prior to April 19, 2009 are not meaningful, since during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals Are Only Estimates of Aircraft Value”.

	Assumed	Outstanding Balance (2)			LTV(3)
Regular	Aggregate	Class A	Class B	Class C	Class A	Class B	Class C
Distribution Date	Aircraft Value(1)	Certificates	Certificates	Certificates	Certificates	Certificates	Certificates

April 19, 2009	$1,568,874,300	$756,762,000	$221,850,000	$168,198,000	48.2%	62.4%	73.1%
October 19, 2009	1,551,289,440	756,762,000	221,850,000	168,198,000	48.8	63.1	73.9
April 19, 2010	1,520,747,340	743,360,009	219,920,115	148,867,500	48.9	63.3	73.1
October 19, 2010	1,503,162,480	729,988,736	217,919,896	129,737,849	48.6	63.1	71.7
April 19, 2011	1,472,620,380	716,666,409	215,870,732	110,793,416	48.7	63.3	70.8
October 19, 2011	1,455,035,520	703,393,027	213,772,623	92,010,996	48.3	63.0	69.4
April 19, 2012	1,424,493,420	690,168,590	211,625,569	73,372,415	48.5	63.3	68.5
October 19, 2012	1,406,908,560	676,993,099	209,429,569	54,863,067	48.1	63.0	66.9
April 19, 2013	1,376,366,460	663,866,552	207,184,625	36,470,967	48.2	63.3	65.9
October 19, 2013	1,358,781,600	650,788,951	204,890,735	18,186,105	47.9	63.0	64.3
April 19, 2014	1,328,239,500	637,760,295	202,547,899	0	48.0	63.3	N/A
October 19, 2014	1,310,654,640	624,780,585	200,156,119	0	47.7	62.9	N/A
April 19, 2015	1,280,112,540	611,849,820	197,715,393	0	47.8	63.2	N/A
October 19, 2015	1,262,527,680	598,131,283	162,055,583	0	47.4	60.2	N/A
April 19, 2016	1,231,985,580	584,494,081	133,176,207	0	47.4	58.3	N/A
October 19, 2016	1,214,400,720	570,938,213	109,511,844	0	47.0	56.0	N/A
April 19, 2017	1,183,858,620	557,463,679	89,915,632	0	47.1	54.7	N/A
October 19, 2017	1,166,273,760	544,070,480	73,533,539	0	46.7	53.0	N/A
April 19, 2018	1,135,731,660	530,758,614	59,720,179	0	46.7	52.0	N/A
October 19, 2018	1,118,146,800	517,528,083	47,981,302	0	46.3	50.6	N/A
April 19, 2019	1,087,604,700	504,378,887	37,933,787	0	46.4	49.9	N/A
October 19, 2019	1,070,019,840	489,783,518	29,277,349	0	45.8	48.5	N/A
April 19, 2020	1,039,477,740	459,459,463	21,774,225	0	44.2	46.3	N/A
October 19, 2020	1,021,892,880	392,590,109	15,234,387	0	38.4	39.9	N/A
April 19, 2021	991,350,780	271,590,366	9,504,638	0	27.4	28.4	N/A
October 19, 2021	973,765,920	113,669,889	4,460,485	0	11.7	12.1	N/A
April 19, 2022	943,223,820	0	0	0	N/A	N/A	N/A

(1)	We have assumed that the initial appraised value of each Aircraft, determined as described under “—Equipment Notes and the Aircraft”, declines by approximately 3% per year after the delivery of such Aircraft. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method used for purposes of the table will occur or predict the actual future value of any Aircraft. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals Are Only Estimates of Aircraft Value”.

(2)	In calculating the outstanding balances of each Class of Certificates, we have assumed that the Trusts will acquire the Equipment Notes for all Aircraft. Outstanding balances as of each Regular Distribution Date are shown after giving effect to distributions expected to be made on such distribution date.

(3)	The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class together with the expected outstanding balance of each other Class senior in right of payment to such Class after giving effect to the distributions expected to be made on such distribution date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. For the purposes of these calculations it has been assumed that the first 12 Boeing 737-824 aircraft of the 15 Boeing 737-824 aircraft and the first 18 Boeing 737-924ER aircraft of the 24 Boeing 737-924ER aircraft from which Continental may choose are financed hereunder. The outstanding balances and LTVs of each Class of Certificates will change if the Trusts do not acquire Equipment Notes with respect to all the Aircraft. The LTVs will change if the Trusts acquire Equipment Notes with respect to the other aircraft from which Continental may choose.

Cash Flow Structure

Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

(1)	Each Aircraft will be subject to a separate Indenture.

(2)	The Liquidity Facility for each of the Class A and B Certificates will be sufficient to cover three consecutive semiannual interest payments with respect to such Class, except that the Liquidity Facilities will not cover interest on the Deposits. There will be no Liquidity Facility for the Class C Certificates.

(3)	The proceeds of the offering of each Class of Certificates will initially be held in escrow and deposited with the Depositary, pending delivery of each Aircraft to be financed. The Depositary will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon. No interest will accrue with respect to the Deposits after they have been fully withdrawn.

The Offering

Certificates Offered	• Class A Certificates.

• Class B Certificates.

• Class C Certificates.

Each Class of Certificates will represent a fractional undivided interest in a related Trust.

Use of Proceeds	The proceeds from the sale of the Certificates of each Trust will initially be held in escrow and deposited with the Depositary, pending delivery of each Aircraft to be financed. Each Trust will withdraw funds from the escrow relating to such Trust to acquire Equipment Notes as these Aircraft are delivered and financed. The Equipment Notes will be issued to finance the purchase by Continental of 30 new Boeing aircraft.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust Company.

Escrow Agent	Wells Fargo Bank Northwest, National Association.

Depositary	Credit Suisse, New York Branch.

Liquidity Provider	RZB Finance LLC. The Liquidity Provider’s obligations will be guaranteed by Raiffeisen Zentralbank Österreich Aktiengesellschaft.

Trust Property	The property of each Trust will include:

• Equipment Notes acquired by such Trust.

• In case of the Class A and Class B Trust, all monies receivable under the Liquidity Facility for such Trust.

• Funds from time to time deposited with the Trustee in accounts relating to such Trust, including payments made by Continental on the Equipment Notes held in such Trust.

Regular Distribution Dates	April 19 and October 19, commencing on October 19, 2007.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee will distribute all payments of principal, premium (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

Payments of principal, premium (if any) and interest made on the Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a special distribution date after not less than 15 days’ notice to Certificateholders.

Subordination	Distributions on the Certificates will be made in the following order:

• First, to the holders of the Class A Certificates to pay interest on the Class A Certificates.

• Second, to the holders of Class B Certificates to pay interest on the Preferred B Pool Balance.

• Third, to the holders of the Class C Certificates to pay interest on the Preferred C Pool Balance.

• Fourth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates.

• Fifth, to the holders of the Class B Certificates to pay interest on the Pool Balance of the Class B Certificates not previously distributed under clause “second” above.

• Sixth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

• Seventh, to the holders of the Class C Certificates to pay interest on the Pool Balance of the Class C Certificates not previously distributed under clause “third” above.

• Eighth, to the holders of the Class C Certificates to make distributions in respect of the Pool Balance of the Class C Certificates.

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the “Controlling Party” will direct the Loan Trustee under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

The Controlling Party will be:

• The Class A Trustee.

• Upon payment of final distributions to the holders of Class A Certificates, the Class B Trustee.

• Upon payment of final distributions to the holders of Class B Certificates, the Class C Trustee.

• Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

Subject to certain conditions, notwithstanding the foregoing, (a) if one or more holders of the Class B Certificates have purchased the Series A Equipment Notes or (b) if one or more holders of the Class C Certificates have purchased the Series A Equipment Notes and Series B Equipment Notes, in each case, issued under an Indenture, pursuant to buyout right described in “—Right to Buy Equipment Notes” below, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture, rather than the Controlling Party, shall be entitled to direct the Loan Trustee in exercising remedies under such Indenture.

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of Continental, such Equipment Notes or the Aircraft subject to the lien of such Indenture may not be sold for less than certain specified minimums.

Right to Buy Other Classes of Certificates	If Continental is in bankruptcy and certain specified circumstances then exist, the Certificateholders may have the right to buy certain other Classes of Certificates on the following basis:

• The Class B Certificateholders will have the right to purchase all but not less than all of the Class A Certificates.

• The Class C Certificateholders will have the right to purchase all but not less than all of the Class A and Class B Certificates.

The purchase price in each case described above will be the outstanding balance of the applicable Class of Certificates plus accrued and unpaid interest.

Right to Buy Equipment Notes	Subject to certain conditions, if Continental is in bankruptcy and certain specified events have occurred or if an Indenture Default under any Indenture has continued for five years without a disposition of the related Equipment Notes or Aircraft, during a period of six months thereafter Certificateholders will have the right to buy certain Series of Equipment Notes on the following basis:

• The Class B Certificateholders will have the right to purchase all (but not less than all) of the Series A Equipment Notes under any one or more Indentures.

• The Class C Certificateholders will have the right to purchase all (but not less than all) of the Series A and B Equipment Notes under any one or more Indentures.

The purchase price for any Equipment Note in each case described above will be the outstanding principal amount of such Equipment Note plus accrued and unpaid interest and certain other amounts.

Liquidity Facilities for Class A and B Certificates	Under the Liquidity Facility for each of the Class A and Class B Trust, the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Certificates on up to three successive semiannual Regular Distribution Dates at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary.

There will be no Liquidity Facility for the Class C Trust.

Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be issued by the Class A Trust or the Class B Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest on the Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facilities and will rank senior to the Certificates in right of payment.

Escrowed Funds	Funds in escrow for the Certificateholders of each Trust will be held by the Depositary as Deposits relating to such Trust. The Trustees may withdraw these funds from time to time to purchase Equipment Notes prior to the deadline established for purposes of this offering. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to such Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds	All of the Deposits held in escrow may not be used to purchase Equipment Notes by the deadline established for purposes of this offering. This may occur because of delays in the delivery of Aircraft or other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes”. If any funds remain as Deposits with respect to any Trust after such deadline, the funds held as Deposits will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the Certificateholders of such Trust after at least 15 days’ prior written notice. See “Description of the Deposit Agreements—Unused Deposits”.

Obligation to Purchase Equipment Notes	The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft pursuant to the Note Purchase Agreement. Continental will enter into a secured debt financing with respect to each Aircraft pursuant to financing agreements substantially in the forms attached to the Note Purchase Agreement. The terms of such financing agreements must not vary the Required Terms set forth in the Note Purchase Agreement. In addition, Continental must certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. The Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, Continental is in bankruptcy or certain other specified events have occurred. See “Description of the Certificates—Obligation to Purchase Equipment Notes”.

Issuances of Additional Classes of Certificates	After the Delivery Period Termination Date, additional pass through certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in equipment notes secured by Aircraft, may be issued. Any such transaction may relate to a refinancing of Series B Equipment Notes or Series C Equipment Notes issued with respect to all (but not less than all) of the Aircraft or the issuance of one or more new series of subordinated equipment notes with respect to some or all of the Aircraft. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from the Rating Agencies that it will not result in a withdrawal, suspension or downgrading of any Class of Certificates that remains outstanding. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Equipment Notes

(a) Issuer	Continental.

(b) Interest	The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement. Interest will be payable on April 19 and October 19 of each year, commencing on the first such date after issuance of such Equipment Notes. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the Equipment Notes are scheduled on April 19 and October 19 in certain years, commencing on April 19, 2010.

(d) Redemption and Purchase	Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless Continental replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

Optional Redemption. Continental may elect to redeem all of the Equipment Notes issued with respect to an Aircraft prior to maturity. In addition, Continental may elect to redeem the Series B or Series C Equipment Notes with respect to all Aircraft in connection with a refinancing of such Series. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest and Make-Whole Premium. Upon completion of any such redemption of all Equipment Notes with respect to an Aircraft, so long as no Payment Default, Bankruptcy Default or Indenture Default has occurred and is continuing under any Indenture, the relevant Aircraft will be released from the lien of the Indenture and cease to be included as collateral for any Equipment Notes. See “Description of the Equipment Notes—Redemption”.

(e) Security	The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft.

(f) Cross-collateralization	The Equipment Notes held in the Trusts will be cross-collateralized. This means that any proceeds from the exercise of remedies with respect to an Aircraft will be available to cover shortfalls then due under Equipment Notes issued with respect to the other Aircraft. In the absence of any such shortfall, excess proceeds will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes.

(g) No Cross-default	There will not be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

(h) Section 1110 Protection	Continental’s outside counsel will provide its opinion to the Trustees that the benefits of Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Equipment Notes.

Certain Federal Income Tax Consequences	Each person acquiring an interest in Certificates generally should report on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Equipment Notes and other property held by the relevant Trust. See “Certain U.S. Federal Income Tax Consequences”.

Certain ERISA Considerations	Each person who acquires a Certificate will be deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase or hold such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions. See “Certain ERISA Considerations”.

Rating of the Certificates	It is a condition to the issuance of the Certificates that they be rated by Moody’s and Standard & Poor’s not less than the ratings set forth below:

Standard &
Certificates	Moody’s	Poor’s

Class A	Baa1	A
Class B	Ba2	BBB-
Class C	B1	B+

A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered, suspended or withdrawn by a Rating Agency after the Certificates have been issued.

Standard &
		Moody’s	Poor’s
Threshold Rating for the Depositary	Short Term	P-1	A-1+

Depositary Rating	The Depositary meets the Depositary Threshold Rating requirement.

Standard &
		Moody’s	Poor’s
Threshold Rating for the Liquidity Provider	Short Term	P-1	A-1

Liquidity Provider Rating	Raiffeisen Zentralbank Österreich Aktiengesellschaft, an affiliate of the Liquidity Provider, meets the Liquidity Threshold Rating requirement and will guarantee the obligations of the Liquidity Provider under the Liquidity Facilities.

SUMMARY FINANCIAL AND OPERATING DATA

The following tables summarize certain consolidated financial data and certain operating data with respect to Continental. The following selected consolidated financial data for the years ended December 31, 2006, 2005 and 2004 are derived from the audited consolidated financial statements of Continental including the notes thereto incorporated by reference in this Prospectus Supplement and should be read in conjunction with those financial statements. The following selected consolidated financial data for the years ended December 31, 2003 and 2002 are derived from the selected financial data contained in Continental’s Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference in this Prospectus Supplement, and the audited consolidated financial statements of Continental for the years ended December 31, 2003 and 2002 and should be read in conjunction therewith.

	Year Ended December 31,
	2006		2005	2004	2003		2002
	(In millions of dollars, except operating data,
	per share data and ratios)

Financial Data—Operations:(1)
Operating Revenue	$13,128		$11,208	$9,899	$9,001		$8,511
Operating Expenses	12,660		11,247	10,137	8,813		8,841

Operating Income (Loss)	468		(39)	(238)	188		(330)
Non-operating Income (Expense), net	(99)		(29)	(211)	(2)		(319)

Income (Loss) before Income Taxes, Minority Interest, and Cumulative Effect of Change in Accounting Principle	369		(68)	(449)	186		(649)
Income (Loss) before Cumulative Effect of Change in Accounting Principle	369		(68)	(409)	28		(462)
Net Income (Loss)	$343		$(68)	$(409)	$28		$(462)

Earnings (Loss) per Share:
Basic	$3.86		$(0.96)	$(6.19)	$0.43		$(7.19)

Diluted	$3.30		$(0.97)	$(6.25)	$0.41		$(7.19)

Shares used for Computation:
Basic	89.0		70.3	66.1	65.4		64.2
Diluted	111.4		70.3	66.1	65.6		64.2
Ratio of Earnings to Fixed Charges(2)	1.26	x	—	—	1.14	x	—

	Year Ended December 31,
	2006	2005	2004	2003	2002

Operating Data:
Mainline Operations:
Passengers (thousands)(3)	48,788	44,939	42,743	40,613	41,777
Revenue passenger miles (millions)(4)	79,192	71,261	65,734	59,165	59,349
Available seat miles (millions)(5)	97,667	89,647	84,672	78,385	80,122
Passenger load factor(6)	81.1%	79.5%	77.6%	75.5%	74.1%
Cargo ton miles (millions)	1,075	1,018	1,026	917	908
Passenger revenue per available seat mile (cents)	9.96	9.32	8.82	8.79	8.67
Total revenue per available seat mile (cents)	11.17	10.46	9.83	9.81	9.41
Average yield per revenue passenger mile (cents)(7)	12.29	11.73	11.37	11.64	11.71
Average fare per revenue passenger	$201.78	$188.67	$177.90	$172.83	$169.37
Cost per available seat mile including special charges (cents)(8)	10.56	10.22	9.84	9.53	9.63
Average price per gallon of fuel, including fuel taxes (cents)	206.35	177.55	119.01	91.40	74.01
Fuel gallons consumed (millions)	1,471	1,376	1,333	1,257	1,296
Actual aircraft in fleet at end of period(9)	366	356	349	355	366
Average length of aircraft flight (miles)	1,431	1,388	1,325	1,270	1,225
Average daily utilization of each aircraft (hours)(10)	11:07	10:31	9:55	9:19	9:29
Regional Operations:
Passengers (thousands)(3)	18,331	16,076	13,739	11,445	9,264
Revenue passenger miles (millions)(4)	10,325	8,938	7,417	5,769	3,952
Available seat miles (millions)(5)	13,251	11,973	10,410	8,425	6,219
Passenger load factor(6)	77.9%	74.7%	71.3%	68.5%	63.5%
Passenger revenue per available seat mile (cents)	17.16	15.67	15.09	15.31	15.45
Average yield per revenue passenger mile (cents)(7)	22.03	20.99	21.18	22.35	24.31
Actual aircraft in fleet at end of period(9)	272	266	245	224	188
Consolidated Operations (Mainline and Regional):
Passengers (thousands)(3)	67,119	61,015	56,482	52,058	51,041
Revenue passenger miles (millions)(4)	89,517	80,199	73,151	64,934	63,301
Available seat miles (millions)(5)	110,918	101,620	95,082	86,810	86,341
Passenger load factor(6)	80.7%	78.9%	76.9%	74.8%	73.3%
Passenger revenue per available seat mile (cents)	10.82	10.07	9.51	9.42	9.16
Average yield per revenue passenger mile (cents)(7)	13.41	12.76	12.36	12.60	12.49

	December 31,	December 31,
	2006	2005
	(In millions of dollars)
Financial Data—Balance Sheet:
Assets:
Cash, Cash Equivalents, including Restricted Cash, and Short-Term Investments	$2,749	$2,198
Other Current Assets	1,380	1,229
Total Property and Equipment, net	6,263	6,086
Routes and Airport Operating Rights, net	604	617
Other Assets	312	399

Total Assets	$11,308	$10,529

Liabilities and Stockholders’ Equity:
Current Liabilities	$3,955	$3,399
Long-Term Debt and Capital Leases	4,859	5,057
Deferred Credits and Other Long-Term Liabilities	2,147	1,847
Stockholders’ Equity	347	226

Total Liabilities and Stockholders’ Equity	$11,308	$10,529

(1)	Includes the following special income (expense) items (in millions):

	Year Ended December 31,
	2006	2005	2004	2003	2002

Operating revenue:
Change in expected redemption of frequent flyer mileage credits sold	$—	$—	$—	$24	$—
Operating (expense) income:
Fleet retirement and impairment charges	18	16	(87)	(86)	(242)
Pension curtailment/settlement charge	(59)	(83)	—	—	—
Surrender of restricted stock units	14	—	—	—	—
Termination of 1993 service agreement with United Micronesia Development Association	—	—	(34)	—	—
Frequent flyer reward redemption cost adjustment	—	—	(18)	—	—
Security fee reimbursement	—	—	—	176	—
Severance and other special charges	—	—	—	(14)	(12)
Nonoperating income (expense):
Gains on investments	92	204	—	305	—
Cumulative effect of change in accounting principle	(26)	—	—	—	—

(2)	For purposes of calculating this ratio, earnings consist of income before income taxes and cumulative effect of changes in accounting principles adjusted for undistributed income of companies in which Continental has a minority equity interest plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expenses, the portion of rental expense representative of interest expense, the amount amortized for debt discount, premium and issuance expense and interest previously capitalized. For the years ended December 31, 2005, 2004 and 2002, earnings were inadequate to cover fixed charges and the coverage deficiency was $102 million, $490 million and $658 million, respectively.

(3)	The number of revenue passengers measured by each flight segment flown.

(4)	The number of scheduled miles flown by revenue passengers.

(5)	The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

(6)	Revenue passenger miles divided by available seat miles.

(7)	The average passenger revenue received for each passenger mile flown.

(8)	Includes operating expense special items noted in (1) above. These special items increased (decreased) mainline cost per available seat mile by 0.03, 0.07, 0.16, (0.11) and 0.25 cents in each of the five years, respectively.

(9)	Excludes aircraft that were removed from service.

(10)	The average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).

RISK FACTORS

Overview

Although Continental achieved profitability during 2006, it has suffered substantial losses since September 11, 2001. Continental’s ability to sustain its profitability depends, among other factors, on continuing efforts to implement and maintain a more competitive cost structure, retaining its domestic length-of-haul adjusted revenue per available seat mile premium to the industry and responding effectively to the factors that threaten the airline industry as a whole. Although the U.S. domestic network carrier environment improved in 2006 as several of Continental’s network competitors reduced domestic capacity and as carriers increased fares in response to record-high fuel prices, a number of factors continue to pressure the industry. Among the many factors that threaten Continental are the continued rapid growth of low-cost carriers and resulting pressure on domestic fares, high fuel costs, excessive taxation and significant pension liabilities. Additionally, a number of Continental’s competitors are increasing their international capacity, which is resulting in pressure on yields and load factors in impacted markets.

Risk Factors Relating to the Company

Future Increases in Fuel Prices or Disruptions in Fuel Supplies Could Have a Material Adverse Effect on Continental

Continental’s operations depend on the availability of jet fuel supplies, and its results are significantly impacted by changes in the cost of fuel. Although fuel prices have declined from record highs and Continental experienced more success raising ticket prices in response to higher fuel costs in 2006 than it had in 2005, Continental may not be able to raise fares further to offset future increases in fuel prices. Conversely, lower fuel prices may result in lower fares and the reduction or elimination of fuel surcharges. Additionally, lower fuel prices may result in increased industry capacity, especially to the extent that reduced fuel costs justify increased utilization by airlines of less fuel-efficient aircraft that are unprofitable during periods of higher fuel prices.

Continental is also at risk for all of its regional carriers’ fuel costs on flights flown for Continental under capacity purchase agreements, as well as a margin on fuel costs incurred by ExpressJet Airlines, Inc. (“ExpressJet”) (up to a negotiated cap of 71.2 cents per gallon) on flights flown for Continental under a regional capacity purchase agreement that Continental has with ExpressJet and a related fuel purchase agreement with ExpressJet.

Fuel prices and supplies are influenced significantly by international political and economic circumstances, such as increasing demand by developing nations, conflicts or instability in the Middle East or other oil producing regions, and diplomatic tensions between the U.S. and oil producing nations, as well as OPEC production curtailments, disruptions of oil imports, environmental concerns, weather and other unpredictable events. For example, a major hurricane making landfall along the U.S. Gulf Coast could cause widespread disruption to oil production, refinery operations and pipeline capacity in that region, possibly resulting in significant increases in the price of jet fuel and diminished availability of jet fuel supplies.

Future increases in jet fuel prices or disruptions in fuel supplies, whether as a result of natural disasters or otherwise, could have a material adverse effect on Continental’s results of operations, financial condition and liquidity.

Continental’s High Leverage May Affect Its Ability to Satisfy Its Significant Financing Needs or Meet Its Obligations

As is the case with its principal competitors, Continental has a high proportion of debt compared to its capital. Continental has a significant amount of fixed obligations, including debt, aircraft leases and financings, leases of airport property and other facilities and pension funding obligations.

As of December 31, 2006, Continental had approximately:

•	$5.4 billion (including current maturities) of long-term debt and capital lease obligations.

•	$347 million of stockholders’ equity.

•	$2.7 billion in consolidated cash, cash equivalents and short-term investments (of which $265 million is restricted cash).

In addition, Continental has substantial commitments for capital expenditures, including for the acquisition of new aircraft and related spare engines.

Although Continental has entered into agreements to finance the two 777-200ER aircraft scheduled to be delivered in 2007 (one of which has been delivered) and has backstop financing for some of the 737 aircraft scheduled to be delivered in 2008 and 2009 (including some of the aircraft to be financed through this Offering), Continental does not have backstop financing or any other financing currently in place for the remaining aircraft on order. Further financing will be needed to satisfy Continental’s capital commitments for its firm aircraft and other related capital expenditures. Continental can provide no assurance that sufficient financing will be available for the aircraft on order or other related capital expenditures, or for its capital expenditures in general.

Credit Rating Downgrades Could Have a Material Adverse Effect on Continental’s Liquidity

Reductions in Continental’s credit ratings may increase the cost and reduce the availability of financing to Continental in the future. Continental does not have any debt obligations that would be accelerated as a result of a credit rating downgrade. However, Continental would have to post additional collateral under its bank-issued credit card processing agreement and its workers’ compensation program if Continental’s debt rating falls below specified levels.

Failure by Continental to Meet Its Financial Covenants Would Adversely Affect Its Liquidity

Continental’s bank-issued credit card processing agreement contains financial covenants which require, among other things, that Continental maintain a minimum EBITDAR (generally, earnings before interest, taxes, depreciation, amortization, aircraft rentals and income from other companies, adjusted for certain special items) to fixed charges (interest and aircraft rentals) ratio for the preceding 12 months. The liquidity covenant requires Continental to maintain a minimum level of unrestricted cash and short-term investments and a minimum ratio of unrestricted cash and short-term investments to current liabilities. The agreement also requires Continental to maintain a minimum senior unsecured debt rating. Although Continental is currently in compliance with all of the covenants, failure to maintain compliance would result in Continental’s being required to post additional cash collateral, which would adversely affect its liquidity. Depending on Continental’s unrestricted cash and short-term investments balance at the time, the posting of a significant amount of cash collateral could cause Continental’s unrestricted cash and short-term investments balance to fall below the minimum balance requirement under its $350 million secured term loan facility, resulting in a default under that facility.

Continental’s Labor Costs May Not Be Competitive and Could Threaten Its Future Liquidity

Labor costs constitute a significant percentage of Continental’s total operating costs. All of the major hub-and-spoke carriers with whom Continental competes have achieved significant labor cost reductions, whether in or out of bankruptcy. Even given the effect of pay and benefit cost reductions Continental implemented beginning in April 2005, Continental believes that its wages, salaries and benefits cost per available seat mile, measured on a stage length adjusted basis, will continue to be higher than that of many of its competitors. These higher labor costs may adversely affect Continental’s ability to sustain its profitability while competing with other airlines that have achieved lower relative labor costs.

Labor Disruptions Could Adversely Affect Continental’s Operations

Although Continental enjoys generally good relations with its employees, Continental can provide no assurance that it will be able to maintain these good relations in the future or avoid labor disruptions. Any labor disruption that results in a prolonged significant reduction in flights would have a material adverse effect on Continental’s results of operations and financial condition.

Continental’s Obligations for Funding Its Defined Benefit Pension Plans Are Significant and Are Affected by Factors Beyond Continental’s Control

Continental has defined benefit pension plans covering substantially all U.S. employees other than employees of Chelsea Food Services and CMI. Continental estimates that its minimum required contributions to its defined benefit pension plans will total approximately $1.3 billion over the next ten years, after giving effect to the Pension Protection Act of 2006. The timing and amount of funding requirements depend upon a number of factors, including labor negotiations and changes to pension plan benefits as well as factors outside Continental’s control, such as asset returns, interest rates and changes in pension laws.

Interruptions or Disruptions in Service at One of Continental’s Hub Airports Could Have a Material Adverse Effect on Continental’s Operations

Continental operates principally through its hub operations at New York Liberty, Houston Bush, Cleveland Hopkins and Guam. Substantially all of Continental’s flights either originate from or fly into one of these locations, contributing to a large amount of “origin and destination” traffic. A significant interruption or disruption in service at one of Continental’s hubs resulting from air traffic control delays, weather conditions, growth constraints, relations with third party service providers, failure of computer systems, labor relations, fuel supplies, terrorist activities or otherwise could result in the cancellation or delay of a significant portion of Continental’s flights and, as a result, its business could be materially adversely affected.

A Significant Failure or Disruption of the Computer Systems on Which Continental Relies Could Adversely Affect Its Business

Continental depends heavily on computer systems and technology to operate its business, such as flight operations systems, communications systems, airport systems and reservations systems (including continental.com and third party global distribution systems). These systems could suffer substantial or repeated disruptions due to events beyond Continental’s control, including natural disasters, power failures, terrorist attacks, equipment or software failures and computer viruses and hackers. Any such disruptions could materially impair Continental’s flight and airport operations and its ability to market its services, and could result in increased costs, lost revenue and the loss or compromise of important data. Although Continental has taken measures in an effort to reduce the adverse effects of certain potential failures or disruptions, if these steps are not adequate to prevent or remedy the risks, Continental’s business may be materially adversely affected.

Continental’s Net Operating Loss Carryforwards May be Limited

At December 31, 2006, Continental had estimated net operating loss carryforwards (“NOLs”) of $4.1 billion for federal income tax purposes that will expire beginning in 2007 through 2025. The Internal Revenue Code of 1986, as amended (the “Code”) imposes limitations on a corporation’s ability to utilize NOLs if it experiences an “ownership change.” If Continental were to have a change in ownership under current conditions its annual NOL utilization could be limited to approximately $161 million per year before consideration of any built-in gains.

Risk Factors Relating to the Airline Industry

The Airline Industry Is Highly Competitive and Susceptible to Price Discounting

The U.S. airline industry is characterized by substantial price competition, especially in domestic markets. Carriers use discount fares to stimulate traffic during periods of slack demand or when they begin service to new cities or have excess capacity, to generate cash flow and to establish or increase market share. Some of Continental’s competitors have substantially greater financial resources (including more favorable hedges against fuel price increases) or lower cost structures than Continental has, or both. In recent years, the domestic market share held by low-cost carriers has increased significantly and is expected to continue to increase, which is dramatically changing the airline industry. The increased market presence of low-cost carriers, which engage in substantial price discounting, has diminished the ability of the network carriers to maintain sufficient pricing structures in domestic markets to achieve profitability. This has contributed to the dramatic losses for Continental and the airline industry generally. For example, a low-cost carrier began to directly compete with Continental on flights between New York Liberty and destinations in Florida in 2005, and entered the New York to Houston market in 2006. Continental is responding vigorously to this challenge, but has experienced decreased yields on affected flights. Continental cannot predict whether or for how long these trends will continue.

In addition to price competition, airlines also compete for market share by increasing the size of their route system and the number of markets they serve. Several of Continental’s domestic competitors have announced aggressive plans to expand into international markets, including some destinations that Continental currently serves. Additionally, the recently ratified “open skies” agreement between the U.S. and the European Union will become effective on March 30, 2008 and could result in increased competition from European and U.S. airlines in these international markets. Continental’s ability to compete effectively in this new environment will depend in part on the availability to Continental of commercially viable operating slots and facilities at London’s Heathrow Airport. The increased competition in these international markets, particularly to the extent Continental’s competitors engage in price discounting, may have a material adverse effect on Continental’s results of operations, financial condition or liquidity.

Delta Air Lines, Inc. (“Delta”), Northwest Airlines, Inc. (“Northwest”) and several small competitors are currently operating under bankruptcy protection, and other carriers could file for bankruptcy or threaten to do so to reduce their costs. US Airways Group, Inc. and, more recently, United Air Lines, Inc., have emerged from bankruptcy, and Delta and Northwest have announced their plans to emerge from bankruptcy in the second quarter of 2007. Carriers operating under bankruptcy protection may be in a position to operate in a manner adverse to Continental, and could emerge from bankruptcy as more vigorous competitors with substantially lower costs than Continental’s.

The Airline Industry May Experience Further Consolidation That May Affect Continental’s Business Strategy

Since its deregulation in 1978, the U.S. airline industry has undergone substantial consolidation and may experience additional consolidation in the future. Continental’s preference is to remain independent; however, Continental would re-evaluate its strategic options if the competitive landscape were to change. Continental routinely monitors developments in the industry and engages in analysis and discussions regarding its strategic position, including alliances, asset acquisitions and business combination transactions. Continental has had, and expects to continue to have, discussions with third parties including other airlines, regarding strategic alternatives. Continental’s ability to engage in any merger may be restricted by its Series B preferred stock held by Northwest. Additionally, the ability of any third party to acquire Continental could be limited by Continental’s stockholder rights plan and Northwest’s ability to block Continental’s redemption of the rights under certain circumstances. Continental cannot predict whether consolidation will occur or the impact of any consolidation within the U.S. airline industry.

Additional Terrorist Attacks or International Hostilities May Further Adversely Affect Continental’s Financial Condition, Results of Operations and Liquidity

The terrorist attacks of September 11, 2001 involving commercial aircraft severely and adversely affected Continental’s financial condition, results of operations and liquidity, and the airline industry generally. Additional terrorist attacks, even if not made directly on the airline industry, or the fear of such attacks (including elevated national threat warnings or selective cancellation or redirection of flights due to terrorist threats such as the August 2006 terrorist plot targeting multiple airlines, including Continental), could negatively affect Continental and the airline industry. The potential negative effects include increased security, insurance and other costs for Continental and lost revenue from increased ticket refunds and decreased ticket sales. Continental’s financial resources might not be sufficient to absorb the adverse effects of any further terrorist attacks or other international hostilities involving the United States.

Additional Security Requirements May Increase Continental’s Costs and Decrease Its Traffic

Since September 11, 2001, the Department of Homeland Security (“DHS”) and Transportation Security Administration (“TSA”) have implemented numerous security measures that affect airline operations and costs, and they are likely to implement additional measures in the future. Most recently, DHS has begun to implement the US-VISIT program (a program of fingerprinting and photographing foreign visa holders), announced that it will implement greater use of passenger data for evaluating security measures to be taken with respect to individual passengers, expanded the use of federal air marshals on Continental’s flights (who do not pay for their seats and thus displace revenue passengers and cause increased customer complaints from displaced passengers), begun investigating a requirement to install aircraft security systems (such as active devices on commercial aircraft as countermeasures against portable surface to air missiles) and expanded cargo and baggage screening. DHS also has required certain flights to be cancelled on short notice for security reasons, and has required certain airports to remain at higher security levels than other locations. In addition, foreign governments also have begun to institute additional security measures at foreign airports Continental serves, out of their own security concerns or in response to security measures imposed by the U.S.

Moreover, the TSA has imposed additional measures affecting the contents of baggage that may be carried on an aircraft in response to the discovery in August 2006 of a terrorist plot targeting several airlines, including Continental. The TSA and other security regulators may be expected to impose other measures as necessary to respond to future threats.

A large portion of the costs of these security measures is borne by the airlines and their passengers, and Continental believes that these and other security measures have the effect of decreasing the demand for air travel and the overall attractiveness of air transportation as compared to other modes of transportation. Additional security measures required by the U.S. and foreign governments in the future, such as further expanded cargo screening, might increase Continental’s costs or decrease the demand for air travel, adversely affecting Continental’s financial results.

Expanded Government Regulation Could Further Increase Continental’s Operating Costs and Restrict Its Ability to Conduct Its Business

Airlines are subject to extensive regulatory and legal compliance requirements that result in significant costs and can adversely affect Continental. Additional laws, regulations, and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenue. The Federal Aviation Administration (the “FAA”) from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures. Some FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement and other environmental concerns, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft.

Many aspects of airlines’ operations also are subject to increasingly stringent federal, state, local and foreign laws protecting the environment. Future regulatory developments in the U.S. and abroad could adversely affect operations and increase operating costs in the airline industry. For example, future actions that may be taken by the U.S. government, foreign governments (including the European Union), or the International Civil Aviation Organization to address concerns about climate change and air emissions from the aviation sector are unknown at this time, but the effect on Continental and its industry is likely to be adverse and could be significant. Among these potential actions is the European Union’s consideration of an emissions trading scheme applicable to all flights operating in the European Union, including flights to and from the United States.

Restrictions on the ownership and transfer of airline routes and takeoff and landing slots have been proposed and, in some cases, adopted. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. Continental cannot provide assurance that current laws and regulations, or laws or regulations enacted in the future, will not adversely affect it.

The Airline Industry Is Heavily Taxed

The airline industry is subject to extensive government fees and taxation that negatively impact Continental’s revenue. The U.S. airline industry is one of the most heavily taxed of all industries. These fees and taxes have grown significantly in the past decade for domestic flights and various U.S. fees and taxes also are assessed on international flights in addition to any fees and taxes imposed by foreign governments. Certain of these assessments must be included in the fares Continental advertises or quotes to its customers. Due to the competitive revenue environment, many increases in these fees and taxes that are not required to be included in fares have been absorbed by the airline industry rather than being passed on to the passenger. Further increases in fees and taxes that Continental is not required to include in the fares it advertises or quotes may reduce its revenues if it is not able to increase its fares to pass these fees on to its customers.

Insurance Costs Could Increase Materially or Key Coverage Could Become Unavailable

The September 11, 2001 terrorist attacks led to a significant increase in insurance premiums and a decrease in the insurance coverage available to commercial airlines. Accordingly, Continental’s insurance costs have increased significantly and our ability to continue to obtain certain types of insurance remains uncertain. Since the terrorist attacks, the U.S. government has provided war risk (terrorism) insurance to U.S. commercial airlines to cover losses. War risk insurance in amounts necessary for Continental’s operations, and at premiums that are not excessive, is not currently available in the commercial insurance market. If the government discontinues this coverage in whole or in part, obtaining comparable coverage in the commercial insurance market, if it is available at all, could result in substantially higher premiums and more restrictive terms. If Continental is unable to obtain adequate war risk insurance, its business could be materially and adversely affected.

If any of Continental’s aircraft were to be involved in an accident, Continental could be exposed to significant tort liability. Continental carries insurance to cover damages arising from any such accidents, but in the event that its liability exceeds the applicable policy limits, Continental may be forced to bear substantial losses from an accident.

Public Health Threats Affecting Travel Behavior Could Have a Material Adverse Effect on the Industry

Public health threats, such as the bird flu, Severe Acute Respiratory Syndrome (SARS) and other highly communicable diseases, outbreaks of which have already occurred in various parts of the world in which Continental operates, could adversely impact its operations and the worldwide demand for air travel. Any quarantine of personnel or inability to access Continental’s facilities or aircraft could adversely affect its operations. Travel restrictions or operational problems in any part of the world in which Continental operates, or any reduction in the demand for air travel caused by public health threats in the future, may materially impact Continental’s operations and adversely affect its financial results.

Continental’s Results of Operations Fluctuate Due to Seasonality and Other Factors Associated with the Airline Industry

Due to greater demand for air travel during the summer months, revenue in the airline industry in the second and third quarters of the year is generally stronger than revenue in the first and fourth quarters of the year for most U.S. air carriers. Continental’s results of operations generally reflect this seasonality, but also have been impacted by numerous other factors that are not necessarily seasonal, including excise and similar taxes, weather, air traffic control delays and general economic conditions, as well as the other factors discussed above. As a result, Continental’s operating results for a quarterly period are not necessarily indicative of operating results for an entire year, and historical operating results are not necessarily indicative of future operating results.

Risk Factors Relating to the Certificates and the Offering

The Appraisals Are Only Estimates of Aircraft Value

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this Prospectus Supplement as Appendix II. Such appraisals are based on varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See “Description of the Aircraft and the Appraisals—The Appraisals”.

An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft are estimates of values as of future delivery dates. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates.

Certain Certificateholders May Not Participate In Controlling the Exercise of Remedies in a Default Scenario

If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the “Controlling Party” in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See “Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default”.

The Controlling Party will be:

•	The Class A Trustee.

•	Upon payment of final distributions to the holders of Class A Certificates, the Class B Trustee.

•	Upon payment of final distributions to the holders of Class B Certificates, the Class C Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

Subject to certain conditions, notwithstanding the foregoing, (a) if one or more holders of the Class B Certificates have purchased the Series A Equipment Notes or (b) if one or more holders of the Class C Certificates have purchased the Series A Equipment Notes and Series B Equipment Notes, in each case, issued under an Indenture, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture shall be entitled to direct the Loan Trustee in exercising remedies under such Indenture.

As a result of the foregoing, if the Trustee for a Class of Certificates is not the Controlling Party with respect to an Indenture (or, in the case of an Indenture under which there has been an Equipment Note buyout as described in the preceding paragraph, where such Trustee holds less than a majority of the outstanding principal amount of Equipment Notes issued under such Indenture), the Certificateholders of that Class will have no rights to participate in directing the exercise of remedies under such Indenture.

The Exercise of Remedies Over Equipment Notes May Result in Shortfalls Without Further Recourse

During the continuation of any Indenture Default under an Indenture, the Equipment Notes issued under such Indenture may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitations on Exercise of Remedies”. The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against Continental, any Liquidity Provider or any Trustee.

The Ratings of the Certificates Are Not a Recommendation to Buy and May Be Lowered or Withdrawn in the Future

It is a condition to the issuance of the Certificates that the Class A Certificates be rated not lower than Baa1 by Moody’s and A by Standard & Poor’s, the Class B Certificates be rated not lower than Ba2 by Moody’s and BBB- by Standard & Poor’s and the Class C Certificates be rated not lower than B1 by Moody’s and B+ by Standard & Poor’s. A rating is not a recommendation to purchase, hold or sell Certificates, because such rating does not address market price or suitability for a particular investor. A rating may not remain unchanged for any given period of time and may be lowered, suspended or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Continental, the Depositary or a Liquidity Provider) so warrant.

The rating of the Certificates is based primarily on the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facilities for the benefit of holders of the Class A and Class B Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates. These ratings address the likelihood of timely payment of interest (at the Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the Final Maturity Date. The ratings do not address the possibility of certain defaults, optional redemptions or other circumstances, which could result in the payment of the outstanding principal amount of the Certificates prior to the final expected Distribution Date. Standard & Poor’s has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and Escrow Receipts initially representing interests in $1,146,810,000 of Deposits. Amounts deposited under the Escrow Agreements are not property of Continental and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred. The ratings apply only to the Certificates and not the Equipment Notes, regardless of whether any such Equipment Notes are purchased by a Certificateholder pursuant to the purchase rights described under “Description of the Intercreditor Agreement—Intercreditor Rights—Equipment Note Buyout Rights of Subordinated Certificateholders”.

Escrowed Funds May Be Returned If They Are Not Used to Buy Equipment Notes

Under certain circumstances, all of the funds held in escrow as Deposits may not be used to purchase Equipment Notes by the deadline established for purposes of this offering. See “Description of the Deposit Agreements—Unused Deposits”. If any funds remain as Deposits with respect to any Trust after such deadline, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest but without any premium, to the Certificateholders of such Trust. See “Description of the Deposit Agreements—Unused Deposits”.

There May Be a Limited Market for Resale of Certificates

Prior to this offering, there has been no public market for the Certificates. Neither Continental nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Certificates, but they are not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates.

USE OF PROCEEDS

The proceeds from the sale of the Certificates being offered hereby will be used to purchase Equipment Notes issued by Continental during the Delivery Period to finance its purchase of the Aircraft. Before the proceeds are used to buy Equipment Notes, such proceeds from the sale of the Certificates of each Trust will be deposited with the Depositary on behalf of the applicable Escrow Agent for the benefit of the holders of such Certificates.

THE COMPANY

Continental Airlines, Inc. (“Continental” or the “Company”) is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the world’s fifth largest airline as measured by the number of scheduled miles flown by revenue passengers in 2006. Including Continental’s wholly owned subsidiary, Continental Micronesia, Inc. (“CMI”) and regional flights operated on Continental’s behalf under capacity purchase agreements with other carriers, Continental operates more than 2,700 daily departures. As of December 31, 2006, Continental flew to 136 domestic and 126 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. Continental directly served 26 European cities, nine South American cities, Tel Aviv, Delhi, Hong Kong, Beijing and Tokyo as of December 31, 2006. In addition, Continental provides service to more destinations in Mexico and Central America than any other U.S. airline, serving 40 cities. Through its Guam hub, CMI provides extensive service in the western Pacific, including service to more Japanese cities than any other U.S. carrier. The Company’s executive offices are located at 1600 Smith Street, Houston, Texas 77002. The Company’s telephone number is (713) 324-2950 and its website is www.continental.com. Information contained on the Company’s website is not part of, and is not incorporated in, this Prospectus Supplement.

Domestic Operations

Continental operates its domestic route system primarily through its hubs in the New York metropolitan area at Newark Liberty International Airport (“New York Liberty”), in Houston, Texas at George Bush Intercontinental Airport (“Houston Bush”) and in Cleveland, Ohio at Hopkins International Airport (“Cleveland Hopkins”). Each of our domestic hubs is located in a large business and population center, contributing to a large amount of “origin and destination” traffic. Continental’s hub system allows it to transport passengers between a large number of destinations with substantially more frequent service than if each route were served directly. The hub system also allows Continental to add service to a new destination from a large number of cities using only one or a limited number of aircraft. As of December 31, 2006, Continental operated 73% of the average daily departures from New York Liberty, 85% of the average daily departures from Houston Bush and 68% of the average daily departures from Cleveland Hopkins, in each case based on scheduled commercial passenger departures and including regional flights flown for Continental under capacity purchase agreements.

International Operations

Continental directly serves destinations throughout Europe, Canada, Mexico, Central and South America and the Caribbean, as well as Tel Aviv, Delhi, Hong Kong, Beijing and Tokyo. Continental also provides service to numerous other destinations through codesharing arrangements with other carriers and has extensive operations in the western Pacific conducted by CMI. As measured by 2006 available seat miles, approximately 47% of Continental’s mainline operations (flights using jets with a capacity of greater than 100 seats) is dedicated to international traffic.

New York Liberty is a significant international gateway. From New York Liberty, Continental served 26 cities in Europe, seven cities in Canada, six cities in Mexico, eight cities in Central America, five cities in South America, 18 Caribbean destinations, Tel Aviv, Delhi, Hong Kong, Beijing and Tokyo as of December 31, 2006. During 2006, Continental added service between New York Liberty and Barcelona, Spain; Copenhagen, Denmark and Cologne, Germany. Continental expects to begin service from New York Liberty to Athens, Greece in June 2007 and Mumbai, India in October 2007.

Houston Bush is the focus of Continental’s flights to destinations in Mexico and Central and South America. As of December 31, 2006, Continental flew from Houston Bush to 30 cities in Mexico, all seven countries in Central America, nine cities in South America, six Caribbean destinations, three cities in Canada, three cities in Europe and Tokyo.

At December 31, 2006, Continental flew from Cleveland Hopkins to two cities in Canada, one Caribbean destination and one city in Mexico. Continental also has seasonal service between Cleveland Hopkins and London, England and plans to begin seasonal service between Cleveland Hopkins and Paris, France in 2008.

From its hub operations based on the island of Guam, as of December 31, 2006, CMI provided service to eight cities in Japan, more than any other United States carrier, as well as other Pacific rim destinations, including Manila in the Philippines; Hong Kong; Cairns, Australia and Bali, Indonesia. CMI is the principal air carrier in the Micronesian Islands, where it pioneered scheduled air service in 1968. CMI’s route system is linked to the United States market through Hong Kong, Tokyo and Honolulu, each of which CMI serves non-stop from Guam.

Alliances

Continental has alliance agreements, which are also referred to as codeshare agreements or cooperative marketing agreements, with other carriers. These relationships may include (a) codesharing (one carrier placing its name and flight number, or “code”, on flights operated by the other carrier), (b) reciprocal frequent flyer program participation, reciprocal airport lounge access and other joint activities (such as seamless check-in at airports) and (c) capacity purchase agreements. Continental’s most significant regional capacity purchase agreements are with ExpressJet, a wholly-owned subsidiary of ExpressJet Holdings, Inc. (“Holdings”), and, beginning in January 2007, Chautauqua Airlines, Inc., (“Chautauqua”), a wholly-owned subsidiary of Republic Airways Holdings, Inc. Except for Continental’s relationships with ExpressJet and Chautauqua and certain flights operated for Continental by Champlain Enterprises, Inc. (“CommutAir”), all of Continental’s codeshare relationships are currently free-sell codeshares, where the marketing carrier sells seats on the operating carrier’s flights from the operating carrier’s inventory, but takes no inventory risk. In contrast, in capacity purchase agreements, such as the ones that Continental has with ExpressJet, Chautauqua and CommutAir, the marketing carrier purchases all seats on covered flights and is responsible for all scheduling, pricing and seat inventories. Some of Continental’s alliance relationships include other cooperative undertakings such as joint purchasing, joint corporate sales contracts, airport handling, facilities sharing or joint technology development.

Continental is a member of SkyTeam, a global alliance of airlines that offers greater destination coverage and the potential for increased revenue. SkyTeam members include Aeroflot, Aeromexico, Air France, Alitalia, CSA Czech, Delta, KLM, Korean Air and Northwest. As of December 31, 2006, SkyTeam members served 373 million passengers with over 14,600 daily departures to 728 global destinations in 149 countries. As a member of SkyTeam, Continental has bilateral codeshare, frequent flyer program participation and airport lounge access agreements with each of the SkyTeam members.

Continental also has domestic codesharing agreements with Hawaiian Airlines, Alaska Airlines, and Horizon Airlines. Additionally, Continental has codeshare agreements with Gulfstream International Airlines, CommutAir, Hyannis Air Service, Inc. (“Cape Air”), Colgan Airlines, Inc. (“Colgan”), Hawaii Island Air, Inc. (“Island Air”) and American Eagle Airlines, who provide Continental with commuter feed traffic. Continental also has the first train-to-plane alliance in the United States with Amtrak.

In addition to its domestic alliances, Continental seeks to develop international alliance relationships that complement its own route system and permit expanded service through its hubs to major international destinations. International alliances assist in the development of its route structure by enabling Continental to offer more frequencies in a market, provide passengers connecting service from Continental’s international flights to other destinations beyond an alliance airline’s hub and expand the product line that Continental may offer in a foreign destination. In addition to its agreements with the SkyTeam member airlines, Continental also currently has international codesharing agreements with Air Europa of Spain, Emirates (the flag carrier of the United Arab Emirates), EVA Airways Corporation (an airline based in Taiwan), Virgin Atlantic Airways, Copa Airlines of Panama (“Copa Airlines”) and French rail operator SNCF. Continental owns 10% of the common equity of Copa Holdings, S.A. (“Copa”), the parent of Copa Airlines and Aero Republica of Colombia.

Regional Operations

Continental’s regional operations are conducted by other operators on its behalf, primarily under capacity purchase agreements. Continental’s regional operations using regional jet aircraft are conducted under the name “Continental Express” and those using turboprop aircraft are conducted under the name “Continental Connection”. Through December 31, 2006, Continental Express flights were operated by ExpressJet. Beginning in January 2007, a portion of Continental’s regional jet capacity is being operated by Chautauqua. As of December 31, 2006, ExpressJet served 113 destinations in the U.S., 27 cities in Mexico, seven cities in Canada and one Caribbean destination on Continental’s behalf. Continental believes this regional jet service complements Continental’s operations by carrying traffic that connects onto Continental’s mainline jets and by allowing more frequent flights to smaller cities than could be provided economically with larger jet aircraft. Additional commuter feed traffic is currently provided to Continental by other alliance airlines, as discussed above.

Continental purchases available seat miles for a negotiated price under a capacity purchase agreement with ExpressJet (the “ExpressJet CPA”). Continental is responsible for all scheduling, pricing and seat inventories of ExpressJet’s flights covered by the ExpressJet CPA. Therefore, Continental is entitled to all revenue associated with those flights and is responsible for all revenue-related expenses, including commissions, reservations, catering and passenger ticket processing expenses. In exchange for ExpressJet’s operation of the flights and performance of other obligations under the ExpressJet CPA, Continental pays ExpressJet based on scheduled block hours (the hours from gate departure to gate arrival) in accordance with a formula designed to initially provide ExpressJet with an operating margin of approximately 10% before taking into account performance incentive payments and variations in some costs and expenses that are generally controllable by ExpressJet, primarily wages, salaries and related costs. Continental assumes the risk of revenue volatility associated with fares and passenger traffic, price volatility for specified expense items such as fuel and the cost of all distribution and revenue-related costs. Continental is currently in negotiations with ExpressJet concerning the block hour rates for 2007 and other related matters. Continental has been unable to reach agreement on 2007 rates and has initiated binding arbitration as provided in the ExpressJet CPA.

Under the ExpressJet CPA, Continental has the right every three years, upon no less than 12 months’ notice to ExpressJet, to withdraw 25% of the then-remaining aircraft covered by the contract. In December 2005, Continental gave notice to ExpressJet that Continental would withdraw 69 of the 274 regional jet aircraft from the ExpressJet CPA because of Continental’s belief that the rates charged by ExpressJet for regional capacity are above the current market. The withdrawal of the 69 aircraft began in December 2006 and is expected to be completed in August 2007. Two aircraft had been withdrawn as of December 31, 2006. On May 5, 2006, ExpressJet notified Continental that it will retain all of the 69 regional jets (consisting of 44 ERJ-145XR and 25 ERJ-145 aircraft) covered by Continental’s withdrawal notice, as permitted by the ExpressJet CPA. Accordingly, ExpressJet must retain each of those 69 regional jets for the remaining term of the applicable underlying aircraft lease and, as each aircraft is withdrawn from the ExpressJet CPA, the implicit interest rate used to calculate the scheduled lease payments that ExpressJet will make to Continental under the applicable aircraft sublease will automatically increase by 200 basis points to compensate Continental for its continued participation in ExpressJet’s lease financing arrangements. The ExpressJet CPA currently expires on December 31, 2010, but allows Continental to terminate the agreement at any time upon 12 months’ notice, or at any time without notice for cause (as defined in the agreement). Continental may also terminate the agreement at any time upon a material breach by ExpressJet that does not constitute cause and continues for 90 days after notice of such breach, or without notice or opportunity to cure if it determines that there is a material safety concern with ExpressJet’s flight operations. Continental has the unilateral option to extend the term of the agreement with 24 months’ notice for up to four additional five year terms through December 31, 2030.

On July 21, 2006, Continental announced its selection of Chautauqua to provide and operate 44 50-seat regional jets as a Continental Express carrier to be phased in during 2007, under a new capacity purchase agreement (the “Chautauqua CPA”). Continental intends to use these aircraft to replace a portion of the capacity represented by the 69 regional jet aircraft being retained by ExpressJet. Under the Chautauqua CPA, Continental will schedule and market all of its Continental Express regional jet service provided thereunder. The Chautauqua CPA requires Continental to pay a fixed fee to Chautauqua, which is subject to specified reconciliations and annual escalations, for its operation of the aircraft. Chautauqua will supply the aircraft that it will operate under the agreement. The Chautauqua CPA has a five year term with respect to ten aircraft and an average term of 2.5 years for the balance of the aircraft. In addition, Continental has the unilateral right to extend the Chautauqua CPA on the same terms on an aircraft-by-aircraft basis for a period of up to five years in the aggregate for 20 aircraft and for up to three years in the aggregate for 24 aircraft, subject to the renewal terms of the related aircraft lease.

On February 5, 2007, Continental announced the selection of Colgan, a subsidiary of Pinnacle Airlines Corp., to operate 15 74-seat Bombardier Q400 twin-turboprop aircraft on short and medium-distance routes from New York Liberty starting in early 2008. Colgan will operate the flights as a Continental Connection carrier under a new capacity purchase agreement. Colgan will supply the aircraft that it will operate under the agreement. The agreement has a ten-year term.

DESCRIPTION OF THE CERTIFICATES

The following summary describes the material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Company’s Current Report on Form 8-K dated September 25, 1997, and to all of the provisions of the Certificates, the Trust Supplements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement and the trust supplements applicable to the Successor Trusts, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

General

Each Pass Through Certificate (collectively, the “Certificates”) will represent a fractional undivided interest in one of the three Continental Airlines 2007-1 Pass Through Trusts (the “Class A Trust”, the “Class B Trust”, and the “Class C Trust”, and, collectively, the “Trusts”). The Trusts will be formed pursuant to a pass through trust agreement between Continental and Wilmington Trust Company, as trustee (the “Trustee”), dated as of September 25, 1997 (the “Basic Agreement”), and three separate supplements thereto (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”) relating to such Trusts between Continental and the Trustee, as trustee under the Class A Trust (the “Class A Trustee”), trustee under the Class B Trust (the “Class B Trustee”) and trustee under the Class C Trust (the “Class C Trustee”). The Certificates to be issued by the Class A Trust, the Class B Trust and the Class C Trust are referred to herein as the “Class A Certificates”, the “Class B Certificates” and the “Class C Certificates”.

Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Section 2.01) The Trust Property of each Trust (the “Trust Property”) will consist of:

•	Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued on a recourse basis by Continental in a separate secured loan transaction in connection with the purchase by Continental of each Aircraft during the Delivery Period. Equipment Notes held in each Trust will be registered in the name of the Subordination Agent on behalf of such Trust for purposes of giving effect to provisions of the Intercreditor Agreement.

•	The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

•	The rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes after the initial issuance date of the Certificates (the “Issuance Date”) on the delivery of an Aircraft during the Delivery Period.

•	The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

•	In the case of each of the Class A and B Trusts, all monies receivable under the Liquidity Facility for such Trust.

•	Funds from time to time deposited with the applicable Trustee in accounts relating to such Trust (such as interest and principal payments on the Equipment Notes held in such Trust).

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “—Book Entry; Delivery and Form”. The Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent an interest in or obligation of Continental, the Trustees or any of the Loan Trustees or any affiliate of any thereof.

Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by holders of the Certificates (the “Certificateholders”). Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

Payments and Distributions

Payments of interest on the Deposits with respect to each Trust and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

Interest

The Deposits held with respect to each Trust and the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this Prospectus Supplement, payable on April 19 and October 19 of each year, commencing on October 19, 2007 (or, in the case of Equipment Notes issued after such date, commencing with the first April 19 or October 19 to occur after such Equipment Notes are issued). Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

Payments of interest applicable to the Certificates to be issued by each of the Trusts (other than the Class C Trust) will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any Class of Certificates does not provide for drawings or payments thereunder to pay for principal of or premium, if any, on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Trust, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium, if any, on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See “Description of the Liquidity Facilities”. The Class C Certificates will not have the benefit of a liquidity facility.

Principal

Payments of principal of the Equipment Notes are scheduled to be received by the Trustee on April 19 and October 19 in certain years depending upon the terms of the Equipment Notes held in such Trust.

Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as “Scheduled Payments”, and April 19 and October 19 of each year, commencing on October 19, 2007, until the final expected Regular Distribution Date are herein referred to as “Regular Distribution Dates”. See “Description of the Equipment Notes—Principal and Interest Payments”. The “Final Maturity Date” for the Class A and B Certificates is October 19, 2023 and for the Class C Certificates is April 19, 2014.

Distributions

The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreements, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

Any payment in respect of, or any proceeds of, any Equipment Note, or Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a “Special Payment”), will be distributed on a date 25 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment shall be made on such Regular Distribution Date.

“Triggering Event” means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes (provided that during the Delivery Period the aggregate principal amount thereof exceeds $450 million) or (z) certain bankruptcy or insolvency events involving Continental.

Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 3.03; Escrow Agreements, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreements, Section 2.03) See “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Redemption”.

Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.02) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 3.03)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the “Paying Agent Account”), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreements, the Paying Agent is required to deposit interest on Deposits relating to a Trust and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book Entry; Delivery and Form” below.

If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Houston, Texas or Wilmington, Delaware (any other day being a “Business Day”), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day, without additional interest.

Pool Factors

The “Pool Balance” for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.01)

The following table sets forth the expected aggregate principal amortization schedule for the Equipment Notes held in each Trust (the “Assumed Amortization Schedule”) and resulting Pool Factors with respect to such Trust. The scheduled distribution of principal payments for any Trust would be affected if Equipment Notes with respect to any Aircraft are not acquired by such Trust, if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurs. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

	Class A		Class B		Class C
	Scheduled	Expected	Scheduled	Expected	Scheduled	Expected
	Principal	Pool	Principal	Pool	Principal	Pool
Date	Payments	Factor	Payments	Factor	Payments	Factor

Issuance Date	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
October 19, 2007	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
April 19, 2008	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
October 19, 2008	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
April 19, 2009	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
October 19, 2009	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
April 19, 2010	13,401,991.20	0.9822903	1,929,885.06	0.9913009	19,330,499.86	0.8850730
October 19, 2010	13,371,272.52	0.9646213	2,000,218.62	0.9822849	19,129,651.62	0.7713400
April 19, 2011	13,322,327.28	0.9470169	2,049,163.86	0.9730482	18,944,432.59	0.6587083
October 19, 2011	13,273,382.04	0.9294772	2,098,109.10	0.9635908	18,782,420.28	0.5470398
April 19, 2012	13,224,436.68	0.9120022	2,147,054.34	0.9539129	18,638,581.14	0.4362264
October 19, 2012	13,175,491.56	0.8945918	2,195,999.58	0.9440143	18,509,347.26	0.3261814
April 19, 2013	13,126,546.32	0.8772462	2,244,944.82	0.9338951	18,392,100.35	0.2168335
October 19, 2013	13,077,601.08	0.8599652	2,293,890.06	0.9235553	18,284,862.24	0.1081232
April 19, 2014	13,028,655.84	0.8427488	2,342,835.30	0.9129948	18,186,104.66	0.0000000
October 19, 2014	12,979,710.60	0.8255972	2,391,780.54	0.9022137	0.00	0.0000000
April 19, 2015	12,930,765.36	0.8085102	2,440,725.78	0.8912120	0.00	0.0000000
October 19, 2015	13,718,536.50	0.7903823	35,659,809.66	0.7304737	0.00	0.0000000
April 19, 2016	13,637,202.24	0.7723618	28,879,376.22	0.6002984	0.00	0.0000000
October 19, 2016	13,555,867.98	0.7544488	23,664,362.88	0.4936301	0.00	0.0000000
April 19, 2017	13,474,533.72	0.7366433	19,596,212.16	0.4052992	0.00	0.0000000
October 19, 2017	13,393,199.46	0.7189453	16,382,093.22	0.3314561	0.00	0.0000000
April 19, 2018	13,311,865.20	0.7013547	13,813,360.26	0.2691917	0.00	0.0000000
October 19, 2018	13,230,530.94	0.6838717	11,738,876.94	0.2162781	0.00	0.0000000
April 19, 2019	13,149,196.68	0.6664961	10,047,514.62	0.1709884	0.00	0.0000000
October 19, 2019	14,595,369.06	0.6472094	8,656,437.54	0.1319691	0.00	0.0000000
April 19, 2020	30,324,055.14	0.6071387	7,503,123.96	0.0981484	0.00	0.0000000
October 19, 2020	66,869,353.62	0.5187762	6,539,838.78	0.0686698	0.00	0.0000000
April 19, 2021	120,999,742.86	0.3588848	5,729,748.84	0.0428426	0.00	0.0000000
October 19, 2021	157,920,477.48	0.1502056	5,044,153.02	0.0201059	0.00	0.0000000
April 19, 2022	113,669,888.64	0.0000000	4,460,484.84	0.0000000	0.00	0.0000000

The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Redemption”, or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in “Description of the Deposit Agreements”. If the principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date are changed, notice thereof will be mailed to the Certificateholders by no later than the 15th day prior to such Regular Distribution Date. In the event of (i) any other change in the scheduled repayments from the Assumed Amortization Schedule or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (i) and promptly after the occurrence of any event described in clause (ii).

Reports to Certificateholders

On each Distribution Date, the applicable Paying Agent and Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, except as to the amounts described in items (a) and (f) below):

(a) The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Liquidity Provider.

(b) The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

(c) The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

(d) The amount of such distribution under the Escrow Agreement allocable to interest.

(e) The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

(f) The Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 3.01(a))

So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 3.01(a))

In addition, after the end of each calendar year, the applicable Trustee and Paying Agent will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (a), (b), (c), (d) and (e) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.01(b)) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplements, Section 3.01(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

Each Trustee is required to provide promptly to Certificateholders of the related Trust all material non-confidential information received by such Trustee from Continental.

Indenture Defaults and Certain Rights Upon an Indenture Default

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing event of default under such Indenture (after giving effect to any applicable grace period and notice requirement, an “Indenture Default”) would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture.

If the same institution acts as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust.

Upon the occurrence and continuation of an Indenture Default under an Indenture, the Controlling Party will direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture or sell the collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor

Rights—Limitations on Exercise of Remedies”. Subject to certain conditions, notwithstanding the foregoing, if Certificateholders have exercised their right to buy Equipment Notes with respect to an Indenture after the occurrence of an Equipment Note Buyout Event, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture, rather than the Controlling Party, shall be entitled to direct the Loan Trustee in exercising remedies under such Indenture. The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against Continental, any Liquidity Provider or any Trustee.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Collateral under (and as defined in) any Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements, Section 3.02) Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term “default” as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past “event of default” under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the

Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. (Indentures, Section 5.06) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default (except with respect to an Indenture under which Equipment Notes have been purchased after the occurrence of an Equipment Note Buyout Event). See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party”.

Purchase Rights of Certificateholders

Upon the occurrence and during the continuation of a Certificate Buyout Event, with 15 days’ written notice to the Trustee and each Certificateholder of the same Class:

•	The Class B Certificateholders will have the right to purchase all but not less than all of the Class A Certificates on the third business day next following the expiry of such 15-day notice period.

•	The Class C Certificateholders will have the right to purchase all but not less than all of the Class A and Class B Certificates on the third business day next following the expiry of such 15-day notice period.

If any Additional Certificates are issued, the holders of Additional Certificates will have the right to purchase all of the Class A, Class B and Class C Certificates and, if Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right to purchase Certificates as the Class that they refinanced. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

In each case, the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the 15-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. If Continental or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 4.01)

A “Certificate Buyout Event” means that a Continental Bankruptcy Event has occurred and is continuing and the following events have occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) Continental has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, Continental shall have abandoned any Aircraft.

PTC Event of Default

A Pass Through Certificate Event of Default (a “PTC Event of Default”) under each Pass Through Trust Agreement means the failure to pay:

•	The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class.

•	Interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless, in the case of the Class A or Class B Certificates, the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01)

Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

Continental will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless:

•	The surviving successor or transferee corporation shall be validly existing under the laws of the United States or any state thereof or the District of Columbia.

•	The surviving successor or transferee corporation shall be a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code.

•	The surviving successor or transferee corporation shall expressly assume all of the obligations of Continental contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Indentures, the Participation Agreements and any other operative documents.

•	Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Default shall have occurred and be continuing. (Section 5.02; Indentures, Section 4.07)

The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indentures and the Participation Agreements will not contain any covenants or provisions that may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, without the consent of the holders of any of the Certificates of such Trust:

•	To evidence the succession of another corporation to Continental and the assumption by such corporation of Continental’s obligations under such Pass Through Trust Agreement or the Note Purchase Agreement.

•	To add to the covenants of Continental for the benefit of holders of such Certificates or to surrender any right or power conferred upon Continental in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities.

•	To correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement or the Liquidity Facilities, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement or the Liquidity Facilities; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

•	To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

•	To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities such other provisions as may be expressly permitted by the Trust Indenture Act.

•	To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

•	To provide for the issuance of Additional Certificates or Refinancing Certificates after the Delivery Period Termination Date, subject to certain terms and conditions. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.02)

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

•	Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

•	Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

•	Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

•	Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

•	Modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment.

•	Adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02; Trust Supplements, Section 6.03)

In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, such Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. Such Trustee shall request from the Certificateholders a direction as to:

•	Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

•	Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

•	How to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•	Other than as Controlling Party, such Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

•	As the Controlling Party, such Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

For purposes of the immediately preceding paragraph, a Certificate shall have been “actually voted” if the Certificateholder has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, a Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

In determining whether the Certificateholders of the requisite fractional undivided interests of Certificates of any Class have given any direction under a Pass Through Trust Agreement, Certificates owned by Continental or any of its affiliates will be disregarded and deemed not to be outstanding for purposes of any such determination. Notwithstanding the foregoing, (i) if any such person owns 100% of the Certificates of any Class, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates of any Class so owned by any such person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not Continental or an affiliate of Continental.

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”). Under the Note Purchase Agreement, Continental agrees to enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a “Participation Agreement”) and an indenture (each, an “Indenture”) relating to the financing of each Aircraft in substantially the form attached to the Note Purchase Agreement.

The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. See “Description of the Equipment Notes”. Although such changes are permitted, under the Note Purchase Agreement, the terms of such agreements must not vary the Required Terms. In addition, Continental is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

The “Required Terms”, as defined in the Note Purchase Agreement, mandate that:

•	The initial principal amount and principal amortization schedule for each of the Series A, B and C Equipment Notes issued with respect to each Aircraft shall be as set forth in the following table for aircraft of that type (provided that if an Equipment Note is issued on or after any date scheduled for a principal payment in the applicable amortization table below, the initial principal amount of such Equipment Note will be reduced by the aggregate principal amount scheduled for payment on or prior to such issuance date and the principal amortization schedule for such Equipment Note shall commence on the first scheduled principal payment date in such schedule occurring after the issuance of such Equipment Note):

Boeing 737-824	Equipment Note Ending Balance			Scheduled Payments of Principal
	Series A	Series B	Series C	Series A	Series B	Series C
	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Note	Note	Note	Note	Note	Note

At Issuance	$23,384,000.00	$6,735,000.00	$5,177,000.00	$0.00	$0.00	$0.00
April 19, 2009	23,384,000.00	6,735,000.00	5,177,000.00	0.00	0.00	0.00
October 19, 2009	23,384,000.00	6,735,000.00	5,177,000.00	0.00	0.00	0.00
April 19, 2010	22,987,888.00	6,658,772.00	4,581,662.72	396,112.00	76,228.00	595,337.28
October 19, 2010	22,592,570.00	6,581,005.00	3,992,913.59	395,318.00	77,767.00	588,749.13
April 19, 2011	22,198,176.00	6,502,314.00	3,409,864.90	394,394.00	78,691.00	583,048.69
October 19, 2011	21,804,706.00	6,422,699.00	2,831,802.42	393,470.00	79,615.00	578,062.47
April 19, 2012	21,412,160.01	6,342,160.00	2,258,166.86	392,545.99	80,539.00	573,635.57
October 19, 2012	21,020,538.01	6,260,697.00	1,688,508.69	391,622.00	81,463.00	569,658.16
April 19, 2013	20,629,840.01	6,178,310.00	1,122,459.01	390,698.00	82,387.00	566,049.68
October 19, 2013	20,240,066.01	6,094,999.00	559,709.77	389,774.00	83,311.00	562,749.24
April 19, 2014	19,851,216.01	6,010,764.00	0.00	388,850.00	84,235.00	559,709.77
October 19, 2014	19,463,290.01	5,925,605.00	0.00	387,926.00	85,159.00	0.00
April 19, 2015	19,076,288.01	5,839,522.00	0.00	387,002.00	86,083.00	0.00
October 19, 2015	18,620,509.61	4,885,082.28	0.00	455,778.40	954,439.72	0.00
April 19, 2016	18,168,353.29	4,089,761.22	0.00	452,156.32	795,321.06	0.00
October 19, 2016	17,719,819.05	3,420,480.29	0.00	448,534.24	669,280.93	0.00
April 19, 2017	17,274,906.89	2,852,270.01	0.00	444,912.16	568,210.28	0.00
October 19, 2017	16,833,616.81	2,366,007.33	0.00	441,290.08	486,262.68	0.00
April 19, 2018	16,395,948.81	1,946,854.30	0.00	437,668.00	419,153.03	0.00
October 19, 2018	15,961,902.89	1,583,160.85	0.00	434,045.92	363,693.45	0.00
April 19, 2019	15,531,479.05	1,265,680.80	0.00	430,423.84	317,480.05	0.00
October 19, 2019	15,053,107.86	987,003.17	0.00	478,371.19	278,677.63	0.00
April 19, 2020	14,016,744.33	741,133.94	0.00	1,036,363.53	245,869.23	0.00
October 19, 2020	11,782,733.07	523,184.56	0.00	2,234,011.26	217,949.38	0.00
April 19, 2021	7,926,459.05	329,137.24	0.00	3,856,274.02	194,047.32	0.00
October 19, 2021	3,182,186.33	155,666.18	0.00	4,744,272.72	173,471.06	0.00
April 19, 2022	0.00	0.00	0.00	3,182,186.33	155,666.18	0.00

Boeing 737-924ER	Equipment Note Ending Balance			Scheduled Payments of Principal
	Series A	Series B	Series C	Series A	Series B	Series C
	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Note	Note	Note	Note	Note	Note

At Issuance	$26,453,000.00	$7,835,000.00	$5,893,000.00	$0.00	$0.00	$0.00
April 19, 2009	26,453,000.00	7,835,000.00	5,893,000.00	0.00	0.00	0.00
October 19, 2009	26,453,000.00	7,835,000.00	5,893,000.00	0.00	0.00	0.00
April 19, 2010	25,972,519.60	7,778,602.83	5,215,974.86	480,480.40	56,397.17	677,025.14
October 19, 2010	25,493,216.46	7,719,324.24	4,545,715.86	479,303.14	59,278.59	670,259.00
April 19, 2011	25,016,016.50	7,657,942.47	3,881,946.51	477,199.96	61,381.77	663,769.35
October 19, 2011	24,540,919.72	7,594,457.52	3,223,853.70	475,096.78	63,484.95	658,092.81
April 19, 2012	24,067,926.12	7,528,869.39	2,570,800.68	472,993.60	65,588.13	653,053.02
October 19, 2012	23,597,035.70	7,461,178.08	1,922,275.72	470,890.42	67,691.31	648,524.96
April 19, 2013	23,128,248.46	7,391,383.59	1,277,858.82	468,787.24	69,794.49	644,416.90
October 19, 2013	22,661,564.40	7,319,485.92	637,199.30	466,684.06	71,897.67	640,659.52
April 19, 2014	22,196,983.52	7,245,485.07	0.00	464,580.88	74,000.85	637,199.30
October 19, 2014	21,734,505.82	7,169,381.04	0.00	462,477.70	76,104.03	0.00
April 19, 2015	21,274,131.30	7,091,173.83	0.00	460,374.52	78,207.21	0.00
October 19, 2015	20,815,842.65	5,746,366.44	0.00	458,288.65	1,344,807.39	0.00
April 19, 2016	20,359,657.85	4,672,170.69	0.00	456,184.80	1,074,195.75	0.00
October 19, 2016	19,905,576.90	3,803,671.15	0.00	454,080.95	868,499.54	0.00
April 19, 2017	19,453,599.80	3,093,799.55	0.00	451,977.10	709,871.60	0.00
October 19, 2017	19,003,726.55	2,507,858.38	0.00	449,873.25	585,941.17	0.00
April 19, 2018	18,555,957.15	2,019,884.83	0.00	447,769.40	487,973.55	0.00
October 19, 2018	18,110,291.60	1,610,187.30	0.00	445,665.55	409,697.53	0.00
April 19, 2019	17,666,729.90	1,263,645.41	0.00	443,561.70	346,541.89	0.00
October 19, 2019	17,174,790.19	968,517.30	0.00	491,939.71	295,128.11	0.00
April 19, 2020	16,181,029.48	715,589.90	0.00	993,760.71	252,927.40	0.00
October 19, 2020	13,955,406.23	497,565.11	0.00	2,225,623.25	218,024.79	0.00
April 19, 2021	9,804,047.64	308,610.61	0.00	4,151,358.59	188,954.50	0.00
October 19, 2021	4,193,536.26	144,027.26	0.00	5,610,511.38	164,583.35	0.00
April 19, 2022	0.00	0.00	0.00	4,193,536.26	144,027.26	0.00

•	The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

•	The payment dates for the Equipment Notes must be April 19 and October 19.

•	The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the unpaid principal amount of the related Equipment Notes together with six months of interest accrued thereon, subject to certain rights of self-insurance.

•	(a) The past due rate in the Indentures, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption of Equipment Notes in the Indentures and (d) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the “Note Holders”) with respect to certain taxes and expenses, in each case shall be provided as set forth in the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement.

•	In the case of the Indentures, modifications are prohibited (i) to the Granting Clause of the Indentures so as to deprive the Note Holders under all the Indentures of a first priority security interest in the Aircraft and certain of Continental’s rights under its purchase agreement with the Aircraft manufacturer or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Defaults and remedies relating thereto, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

•	In the case of the Participation Agreements, modifications are prohibited (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) to the provisions restricting the Note Holder’s ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreement.

•	In the case of all of the Participation Agreements and Indentures, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Provider or the Loan Trustee in the definition of “Make-Whole Premium”.

Notwithstanding the foregoing, any such forms of financing agreements may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Loan Trustee or the Certificateholders.

Liquidation of Original Trusts

On the earlier of (i) the first Business Day after June 30, 2009 or, if later, the fifth Business Day after the Delivery Period Termination Date and (ii) the fifth Business Day after the occurrence of a Triggering Event (such Business Day, the “Transfer Date”), each of the Trusts established on the Issuance Date (the “Original Trusts”) will transfer and assign all of its assets and rights to a newly created successor trust (each, a “Successor Trust”) with substantially identical terms, except that (i) the Successor Trusts will not have the right to purchase new Equipment Notes and (ii) Delaware law will govern the Original Trusts and New York law will govern the Successor Trusts. The institution acting as Trustee of each of the Original Trusts (each, an “Original Trustee”) will also act as Trustee of the corresponding Successor Trust (each, a “New Trustee”). Each New Trustee will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus Supplement to the Trusts, the applicable Trustees, the Pass Through Trust Agreements and similar terms shall apply to the Original Trusts until the effectiveness of such transfer, assignment and assumption, and thereafter shall be applicable with respect to the Successor Trusts. If for any reason such transfer, assignment and assumption cannot be effected to any Successor Trust, the related Original Trust will continue in existence until it is effected. The Original Trusts may be treated as partnerships for U.S. federal income tax purposes. The Successor Trusts will, in the opinion of Tax Counsel, be treated as grantor trusts. See “Certain U.S. Federal Income Tax Consequences”.

Termination of the Trusts

The obligations of Continental and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Trust Supplements, Section 7.01)

The Trustees

The Trustee for each Trust will be Wilmington Trust Company. The Trustees’ address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

Book-Entry; Delivery and Form

General

Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (“Cede”), the nominee of DTC. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“Indirect DTC Participants”). Interests in a global certificate may also be held through the Euroclear System and Clearstream, Luxembourg.

So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates (“Certificate Owner”) will be entitled to receive a certificate representing such person’s interest in such Certificates. Unless and until definitive Certificates are issued under the limited circumstances described below under “—Physical Certificates”, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.

Under the New York Uniform Commercial Code, a “clearing corporation” is defined as:

•	a person that is registered as a “clearing agency” under the federal securities laws;

•	a federal reserve bank; or

•	any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

A “clearing agency” is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect DTC Participants with which Certificate Owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Certificate Owners will receive all distributions of principal, premium, if any, and interest from the Trustees through DTC Participants or Indirect DTC Participants, as the case may be.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because payments with respect to the Certificates will be forwarded by the Trustees to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC Participant who is credited with ownership of the Certificates in an amount proportionate to the principal amount of that DTC Participant’s holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. Each such DTC Participant will forward payments to its Indirect DTC Participants in accordance with standing instructions and customary industry practices. DTC Participants and Indirect DTC Participants will be responsible for forwarding distributions to Certificate Owners for whom they act. Accordingly, although Certificate Owners will not possess physical Certificates, DTC’s rules provide a mechanism by which Certificate Owners will receive payments on the Certificates and will be able to transfer their interests.

Unless and until physical Certificates are issued under the limited circumstances described under “—Physical Certificates” below, the only physical Certificateholder will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustees as registered owners of Certificates under the applicable Pass Through Trust Agreement. Certificate Owners will be permitted to exercise their rights under the applicable Pass Through Trust Agreement only indirectly through DTC. DTC will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. In the event any action requires approval by Certificateholders of a certain percentage of the beneficial interests in a Trust, DTC will take action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC Participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC Participants, and DTC Participants will convey notices and other communications to Indirect DTC Participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC’s rules applicable to itself and DTC Participants are on file with the Commission.

A Certificate Owner’s ability to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to its Certificates, may be limited due to the lack of a physical Certificate to evidence ownership of the Certificates, and because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants.

Neither Continental nor the Trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect DTC Participant of their respective obligations under the rules and procedures governing their obligations.

As long as the Certificates of any Trust are registered in the name of DTC or its nominee, Continental will make all payments to the Loan Trustee under the applicable Indenture in immediately available funds. The applicable Trustee will pass through to DTC in immediately available funds all payments received from Continental, including the final distribution of principal with respect to the Certificates of such Trust.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the Certificates to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

Physical Certificates

Physical Certificates will be issued in paper form to Certificateholders or their nominees, rather than to DTC or its nominee, only if:

•	Continental advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and Continental is unable to locate a qualified successor;

•	Continental elects to terminate the book-entry system through DTC; or

•	after the occurrence of a PTC Event of Default, Certificate Owners owning at least a majority in interest in a Trust advise the applicable Trustee, Continental and DTC through DTC Participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the Certificate Owners’ best interest.

Upon the occurrence of any of the events described in the three subparagraphs above, the applicable Trustee will notify all applicable Certificate Owners through DTC Participants of the availability of physical Certificates. Upon surrender by DTC of the global Certificates and receipt of instructions for re-registration, the applicable Trustee will reissue the Certificates as physical Certificates to the applicable Certificate Owners.

In the case of the physical Certificates that are issued, the applicable Trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to such Certificates directly to holders in whose names the physical Certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a Certificate, the applicable Trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by such Trustee. The applicable Trustee or a paying agent will make the final payment with respect to any Certificate only upon presentation and surrender of the applicable Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

Physical Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. Neither the Trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the Trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

DESCRIPTION OF THE DEPOSIT AGREEMENTS

The following summary describes the material terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

Under the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement with the Depositary. Pursuant to the Escrow Agreements, the Depositary will establish separate accounts into which the proceeds of the Offering attributable to Certificates of the applicable Trust will be deposited (each, a “Deposit”) on behalf of such Escrow Agent. Pursuant to the Deposit Agreement with respect to each Trust (each, a “Deposit Agreement”), on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. After the Issuance Date, upon each delivery of an Aircraft during the Delivery Period, the Trustee for each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn that is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Unused Deposits

The Trustees’ obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of financing, as set forth in the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes”. Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each such Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer’s right to postpone deliveries under its agreement with Continental. See “Description of the Aircraft and Appraisals—Deliveries of Aircraft”.

If any funds remain as Deposits with respect to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft (the “Delivery Period Termination Date”), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon but without premium, to the Certificateholders of such Trust after at least 15 days’ prior written notice.

Distribution Upon Occurrence of Triggering Event

If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least 15 days’ prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

Replacement of Depositary

If the Depositary’s short-term unsecured debt rating or short-term issuer credit rating issued by either Rating Agency falls below the Depositary Threshold Rating, then Continental must, within 30 days of such event occurring, replace the Depositary with a new depositary bank that has a short-term unsecured debt rating or short-term issuer credit rating issued by each Rating Agency equal to or higher than the Depositary Threshold Rating, subject to receipt of written confirmation from each Rating Agency that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any class of Certificates then rated by such Rating Agency without regard to any downgrading of any rating of the Depositary being replaced.

At any time during the Delivery Period, Continental may replace the Depositary, or the Depositary may replace itself, with a new depositary bank that has a short-term unsecured debt rating or short-term issuer credit rating issued by each Rating Agency equal to or higher than the Depositary Threshold Rating, subject to receipt of written confirmation from each Rating Agency that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any class of Certificates then rated by such Rating Agency.

“Depositary Threshold Rating” means the short-term unsecured debt rating of P-1 by Moody’s and the short-term issuer credit rating of A-1+ by Standard & Poor’s.

Depositary

Credit Suisse, New York Branch, will act as depositary (the “Depositary”). Credit Suisse, New York Branch, is a branch of Credit Suisse, a banking corporation organized and existing under the laws of Switzerland and licensed under the laws of the State of New York. Credit Suisse has total combined assets of approximately CHF 1,131 billion ($860 billion) and total combined shareholder’s equity of approximately CHF 26 billion ($20 billion), in each case at December 31, 2005. Credit Suisse was founded in 1856 in Zurich and is a wholly-owned subsidiary of Zurich-based Credit Suisse Group.

Credit Suisse has long-term unsecured debt ratings of Aa3 from Moody’s Investors Service, Inc. (“Moody’s”), AA- from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”, and together with Moody’s, the “Rating Agencies”) and AA- from Fitch Ratings (“Fitch”), and short-term unsecured debt ratings of P-1 from Moody’s, A-1+ from Standard & Poor’s and F1+ from Fitch.

The New York branch of Credit Suisse is located at Eleven Madison Avenue, New York, New York 10010-3629, and its telephone number is 1-212-325-2000. A copy of the Annual Report for the year ended December 31, 2005 filed by Credit Suisse Group with the Commission can be obtained at http://www.sec.gov. The information that Credit Suisse files with the Commission is not part of, and is not incorporated by reference in, this Prospectus Supplement.

DESCRIPTION OF THE ESCROW AGREEMENTS

The following summary describes the material terms of the escrow and paying agent agreements (the “Escrow Agreements”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

Wells Fargo Bank Northwest, N.A., as escrow agent in respect of each Trust (the “Escrow Agent”), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each Trust (the “Paying Agent”), each Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a “Receiptholder”). The cash proceeds of the offering of Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. Each Escrow Agent shall permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent shall direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. The Paying Agent shall deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent shall distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

Upon receipt by the Depositary of cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

Each Receiptholder shall have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable Deposit Agreement, or upon any default in the payment of the final withdrawal when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits.

DESCRIPTION OF THE LIQUIDITY FACILITIES FOR CLASS A AND B CERTIFICATES

The following summary describes the material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

RZB Finance LLC (the “Liquidity Provider”) will enter into a separate revolving credit agreement (each, a “Liquidity Facility”) with the Subordination Agent with respect to each of the Class A and B Trusts. On any Regular Distribution Date, if, after giving effect to the subordination provisions of the Intercreditor Agreement, the Subordination Agent does not have sufficient funds for the payment of interest on the Class A or B Certificates, the Liquidity Provider under the relevant Liquidity Facility will make an advance (an “Interest Drawing”) in the amount needed to fund such interest shortfall up to the Maximum Available Commitment. The maximum amount of Interest Drawings available under any Liquidity Facility is expected to provide an amount sufficient to pay interest on the related Class of Certificates on up to three consecutive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the respective interest rates shown on the cover page of this Prospectus Supplement for such Certificates (the “Stated Interest Rates”). If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class A or B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class A and B Trusts may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. The Class C Certificates will not have the benefit of a liquidity facility.

Drawings

The aggregate amount available under the Liquidity Facility for each applicable Trust at April 19, 2009, the first Regular Distribution Date after the first 30 Aircraft available to be financed in the Offering are scheduled to have been delivered, assuming that such Aircraft are so financed and that all interest due on or prior to April 19, 2009, is paid, will be as follows:

Trust	Available Amount

Class A	$67,915,606
Class B	22,971,458

Except as otherwise provided below, the Liquidity Facility for each applicable Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on the Certificates of such Trust at the Stated Interest Rate for such Trust; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” for the Liquidity Facility for the Class A Trust and the Class B Trust means initially $69,047,532 and $23,354,316, respectively, as the same may be reduced from time to time as described below.

“Required Amount” means, in relation to the Liquidity Facility for any applicable Trust for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for such Trust, that would be payable on such Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two

Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the corresponding Class of Certificates on such day and without regard to expected future payments of principal on such Class of Certificates.

The Liquidity Facility for any applicable Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.5) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to an amount not to exceed the then Required Amount of such Liquidity Facility. However, such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing or Non-Extension Drawing shall have been made or an Interest Drawing shall have been converted into a Final Advance. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. On the first Regular Distribution Date and on each date on which the Pool Balance of a Trust shall have been reduced by payments made to the related Certificateholders pursuant to the Intercreditor Agreement, the Maximum Commitment of the Liquidity Facility for the applicable Trust will be automatically reduced from time to time to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.5(j))

“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which Continental is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

If at any time (i) the short-term unsecured debt rating or short-term issuer credit rating, as the case may be, of the Liquidity Provider or, in the case of the initial Liquidity Facility, the Liquidity Guarantor, then issued by either Rating Agency is lower than the Liquidity Threshold Rating or (ii) in the case of the initial Liquidity Facility, the Liquidity Guarantor’s guarantee ceases to be in full force and effect (or becomes invalid or unenforceable or the Liquidity Guarantor denies its liability thereunder), and the Liquidity Facility provided by such Liquidity Provider is not replaced with a Replacement Facility within ten days after notice of such downgrading or such guarantee becoming invalid or unenforceable and as otherwise provided in the Intercreditor Agreement, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”). The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the “Cash Collateral Account”) for the applicable Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.5(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates of an applicable Trust (before downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount for the replaced Liquidity Facility and issued by a person (or persons)

having a short-term unsecured debt rating or short-term issuer credit rating, as the case may be, issued by both Rating Agencies which are equal to or higher than the Liquidity Threshold Rating. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the Liquidity Provider being replaced.

“Liquidity Threshold Rating” means the short-term unsecured debt rating of P-1 by Moody’s and the short-term issuer credit rating of A-1 by Standard & Poor’s.

The Liquidity Facility for each applicable Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	364 days after the Issuance Date (counting from, and including, the Issuance Date).

•	The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

•	The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

•	The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”).

•	The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

Each Liquidity Facility provides that it may be extended for additional 364-day periods by mutual agreement of the relevant Liquidity Provider and the Subordination Agent. The Intercreditor Agreement will provide for the replacement of the Liquidity Facility for any applicable Trust if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust and such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). The proceeds of the Non-Extension Drawing under any Liquidity Facility will be deposited in the Cash Collateral Account for the related Trust to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.5(d))

Subject to certain limitations, Continental may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any applicable Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if the Liquidity Provider shall determine not to extend any Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after such scheduled expiration date. The Liquidity Provider may also arrange for a Replacement Facility to replace any of its Liquidity Facilities at any time after a Downgrade Drawing under such Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.5(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a “Final Drawing”) under such Liquidity Facility, in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.5(i))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 1.75% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 1.75% per annum. In the case of the Final Drawing, however, the Subordination Agent may convert the Final Drawing into a drawing bearing interest at the Base Rate plus 1.75% per annum on the last day of an interest period for such Drawing.

“Base Rate” means, on any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%).

“LIBOR” means, with respect to any interest period, (i) the rate per annum appearing on Reuters Screen LIBOR01 Page (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the drawing to which such interest period is to apply and for a period comparable to such interest period.

Downgrade Drawings and Non-Extension Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

•	Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

•	Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

•	The balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, at a rate equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified margin on the outstanding amount from time to time of such Downgrade Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “—Interest Drawings and Final Drawings”, the Base Rate) plus 1.75% per annum.

Any Non-Extension Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified margin on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “— Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “—Interest Drawings and Final Drawings”, the Base Rate) plus 1.75% per annum.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	The acceleration of all of the Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $450 million).

•	Certain bankruptcy or similar events involving Continental. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Termination Notice”). The Termination Notice will have the following consequences:

•	The related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

•	The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

•	Any drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

•	All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions”. (Liquidity Facilities, Section 6.01) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights”, a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

The initial Liquidity Provider will be RZB Finance LLC. The obligations of RZB Finance LLC under the Liquidity Facilities will be guaranteed by Raiffeisen Zentralbank Österreich Aktiengesellschaft, an affiliate of the Liquidity Provider (the “Liquidity Guarantor”). The Liquidity Guarantor has a short-term unsecured debt rating of P-1 from Moody’s and a short-term issuer credit rating of A-1 from Standard & Poor’s.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes the material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) among the Trustees, the Liquidity Provider and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

Intercreditor Rights

Controlling Party

Each Loan Trustee will be directed in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

The “Controlling Party” will be:

•	The Class A Trustee.

•	Upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee.

•	Upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it, as discussed in the next paragraph.

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or Non-Extension Drawing that has not been converted into a Final Drawing) and remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remain unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $450 million), the Liquidity Provider with the highest outstanding amount of Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any drawing under any Liquidity Facility) shall have the right to become the Controlling Party with respect to any Indenture.

Subject to certain conditions, notwithstanding the foregoing, (a) if one or more holders of the Class B Certificates have purchased the Series A Equipment Notes or (b) if one or more holders of the Class C Certificates have purchased the Series A Equipment Notes and Series B Equipment Notes, in each case, issued under an Indenture, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture, rather than the Controlling Party, shall be entitled to direct the Loan Trustee in exercising remedies under such Indenture. Any Equipment Notes issued under such Indenture that have not been purchased by a Certificateholder shall, during the continuance of an Indenture Default under such Indenture, be subject to direction by the Controlling Party.

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “Description of the Equipment Notes—Remedies”.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

Equipment Note Buyout Right of Subordinated Certificateholders

Upon the occurrence and during the continuation of an Equipment Note Buyout Event:

•	So long as no Class C Certificateholder or holder of Additional Certificates has elected to exercise its buyout right as described below, any Class B Certificateholders may, upon 15 days’ written notice to the Subordination Agent, each Trustee (and each such Trustee shall promptly provide such notice to all Certificateholders of its Trust) and each applicable Loan Trustee given on or before the date which is six months after the occurrence of the applicable Equipment Note Buyout Event, purchase on the third business day next following the expiry of such 15-day notice period all, but not less than all, of the Series A Equipment Notes issued under any one or more of the Indentures for a purchase price equal to the aggregate Note Target Price for such Series A Equipment Notes plus an amount equal to the Excess Liquidity Obligations in respect of such Indentures. If prior to the end of such 15-day period, any other holder of the Class B Certificates notifies the Subordination Agent, each Trustee (and each such Trustee shall promptly notify all Certificateholders of its Trust, including the purchasing Class B Certificateholder) and each applicable Loan Trustee that it wishes to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase such Series A Equipment Notes pro rata based on the interest in the Class B Trust held by each such Certificateholder compared to such interests held by all such participating Certificateholders.

•	Regardless of whether any Class B Certificateholder has elected to exercise its right to purchase Equipment Notes, so long as no holder of Additional Certificates has elected to exercise its buyout right as described below, any Class C Certificateholder may, upon 15 days’ notice to the Subordination Agent, each Trustee (and each such Trustee shall promptly provide such notice to all Certificateholders of its Trust) and each applicable Loan Trustee given on or before the date which is six months after the occurrence of the applicable Equipment Note Buyout Event, purchase on the third business day next following the expiry of such 15-day notice period all, but not less than all, of the Series A Equipment Notes and the Series B Equipment Notes issued under any one or more Indentures for a purchase price equal to the aggregate Note Target Price for such Series A Equipment Notes and Series B Equipment Notes plus an amount equal to the Excess Liquidity Obligations in respect of such Indentures. If prior to the end of such 15-day period, any other holder of the Class C Certificates notifies the Subordination Agent, each Trustee (and each such Trustee shall promptly notify all Certificateholders of its Trust, including the purchasing Class C Certificateholder) and each applicable Loan Trustee that it wishes to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase such Series A Equipment Notes and Series B Equipment Notes pro rata based on the interest in the Class C Trust held by each such Certificateholder compared to such interests held by all such participating Certificateholders.

If any Additional Certificates are issued, regardless of whether any Class B Certificateholder or Class C Certificateholder has elected to exercise its right to purchase Equipment Notes, any holder of such Additional Certificates will have the right to purchase all, but not less than all, of the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes issued under any one or more Indentures for a purchase price equal to the aggregate Note Target Price for such Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes plus an amount equal to the Excess Liquidity Obligations in respect of such Indentures. If any Refinancing Certificates are issued, the holders of such Refinancing Certificates will have the same right to purchase Equipment Notes as the Class they refinanced. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

The right of any holder of Certificates or Additional Certificates to purchase Equipment Notes as described above will be subject to such purchase being exempt from, or not subject to, the registration requirements of the Securities Act of 1933, as amended, and in compliance with other applicable securities laws. Each purchaser will be required to provide to the Subordination Agent reasonably satisfactory evidence of compliance with such laws.

“Equipment Note Buyout Event” means the occurrence and continuation of (i) a Certificate Buyout Event or (ii) an Indenture Default under any Indenture that has continued for a period of five years without an Actual Disposition Event occurring with respect to the Equipment Notes issued under such Indenture.

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider under each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Non-Extension Drawing or Downgrade Drawing payable under each Liquidity Facility in excess of investment earnings on such drawings, multiplied by the fraction specified in clause (i) above, (iii) if any payment default exists with respect to interest on any Series A Equipment Notes or Series B Equipment Notes, interest on any Interest Drawing or Final Drawing payable under each Liquidity Facility in excess of the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by Continental on the overdue scheduled interest on the Equipment Notes in respect of which such Interest Drawing or Final Drawing was made by the Liquidity Provider, multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. The fractions specified in this definition will be revised if Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note).

The purchase price payable in connection with an exercise of the Equipment Note buyout right shall be paid to the Subordination Agent. The Subordination Agent shall distribute any such payment in the order of priority described in “—Priority of Distributions”.

After one or more Class B or C Certificateholders, or one or more holders of Additional Certificates, as the case may be, have exercised their Equipment Note buyout right and purchased any Series A Equipment Notes (and, if applicable, Series B Equipment Notes and Series C Equipment Notes), (i) any proceeds or payments made with respect to such Equipment Notes will be paid directly to the holders of such Equipment Notes pro rata and will not be subject to the subordination provisions of the Intercreditor Agreement (but the holders of such Equipment Notes shall remain bound by the provisions in the Intercreditor Agreement relating to limitations on the exercise of remedies (see “—Limitation on Exercise of Remedies”)) and (ii) if and to the extent the Loan Trustee under the related Indenture receives any amounts with respect to Excess Liquidity Obligations under such Indenture or reimbursement of enforcement costs incurred by the Subordination Agent in respect of such Equipment Notes that, in each case, represent amounts previously paid by such Certificateholders in connection with the purchase of such Equipment Notes, such Loan Trustee shall pay such amounts to the holders of such Equipment Notes pro rata. Any proceeds or payments made with respect to any Series of Equipment Notes issued under the related Indenture that has not been purchased pursuant to the buyout rights described above will continue to be paid to the Subordination Agent and be subject to the subordination provisions of the Intercreditor Agreement.

Each purchasing Certificateholder will have to acknowledge, consent and agree that, notwithstanding the purchase of any Equipment Notes under any Indenture pursuant to the buyout rights described above, the cross-collateralization provisions of such Indenture will remain unchanged and in full force and effect and cannot be amended, modified or otherwise waived in any manner without the prior written consent of the Subordination Agent acting on the instructions of each Trustee.

Any taxes incurred by the relevant Loan Trustee, the Subordination Agent or the relevant Trustee in connection with the sale of any Equipment Note pursuant to the exercise by one or more Certificateholders of the buyout right described above shall be paid by such purchasing Certificateholders.

If Continental or any of its affiliates is a Certificateholder, it will not be entitled to purchase Equipment Notes upon the occurrence of an Equipment Note Buyout Event.

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued.

Following the occurrence and during the continuation of an Indenture Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the Aircraft to any person (including Continental) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).

The foregoing provisions apply whether the exercise of remedies under an Indenture is being directed by the Controlling Party or by the holders of a majority of the outstanding principal amount of Equipment Notes issued under such Indenture.

If following certain events of bankruptcy, reorganization or insolvency with respect to Continental described in the Intercreditor Agreement (a “Continental Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of Continental to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent and each Trustee notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will endeavor using reasonable commercial efforts to make such terms and conditions of such restructuring proposal available to all Certificateholders (whether by posting on DTC’s Internet board or otherwise). Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee, enter into any term sheet, stipulation or other agreement (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the U.S. Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of Continental unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is effective for a period not longer than three months from the expiry of the 60-Day Period).

In the event that any Certificateholder gives irrevocable notice of the exercise of (i) its right to buy out any Equipment Notes (as described in “—Equipment Note Buyout Right of Subordinated Certificateholders”) or (ii) its right to purchase all (but not less than all) of the Class of Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Purchase Rights of Certificateholders”), in either case, prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into (i) in the case of such Equipment Note buyout, any such restructuring proposal with respect to the Aircraft related to such Equipment Notes, or (ii) in the case of such purchase of Certificates, any such restructuring proposal with respect to any of the Aircraft, in either case, unless and until such Certificateholder fails to purchase such Equipment Notes or Class of Certificates, as applicable, on the date that it is required to make such purchase.

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a Continental Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal.

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft.

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date (each, a “Distribution Date”) will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

•	To the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party) or any Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”).

•	To the Liquidity Provider (a) to the extent required to pay the Liquidity Expenses or, (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet due, multiplied by the Applicable Fraction or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Liquidity Provider (a) to the extent required to pay interest accrued on the Liquidity Obligations or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then in arrears on the Liquidity Obligations plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not in arrears, multiplied by the Applicable Fraction or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To (i) the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and (ii) if applicable, with respect to any particular Liquidity Facility, unless (in the case of this clause (ii) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates.

•	To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

•	To the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class B Trustee (a) to the extent required to pay accrued and unpaid Class B Adjusted Interest on the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class B Adjusted Interest that is then due or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class C Trustee (a) to the extent required to pay accrued and unpaid Class C Adjusted Interest on the Class C Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class C Adjusted Interest that is then due or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates.

•	To the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates.

•	To the Class C Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class C Certificates (other than Class C Adjusted Interest paid above) or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class C Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series C Equipment Notes held in the Class C Trust and being redeemed, purchased or prepaid or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates.

If one or more Classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to the Additional Certificates may rank ahead of certain obligations with respect to the Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date. The definition of “Applicable Fraction” will be revised if Additional Certificates are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

“Liquidity Obligations” means the obligations to reimburse or to pay the Liquidity Provider all principal, interest, fees and other amounts owing to them under each Liquidity Facility or certain other agreements.

“Liquidity Expenses” means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the “Non-Performing Equipment Notes”) held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.

“Class B Adjusted Interest” means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class B Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the current Distribution Date, on the Preferred B Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred B Pool Balance for each Series B Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), for each day during the period, for each such Series B Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Class C Adjusted Interest” means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class C Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the current Distribution Date, on the Preferred C

Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred C Pool Balance for each Series C Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series C Equipment Note), for each day during the period, for each such Series C Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series C Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Preferred B Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series B Equipment Note, (ii) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series B Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series B Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series B Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series B Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Equipment Note of such Series with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Preferred C Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class C Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class C Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series C Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series C Equipment Note, (ii) the outstanding principal amount of each Series C Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series C Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series C Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series C Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series C Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series C Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series C Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series C Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series C Equipment Note.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Default.

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the disposition of the Collateral (as defined in the Indenture pursuant to which such Equipment Note was issued) securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to the Aircraft which secured such Equipment Note or (iii) the sale of such Equipment Note.

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class A or B Trust, as applicable, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider and each affected Certificateholder, reduce the amount of principal or interest payable by Continental under any Equipment Note or change the time of payments or method of calculation of any amount under any Equipment Note. (Intercreditor Agreement, Section 9.1(b))

List of Certificateholders

Upon the occurrence of an Indenture Default, the Subordination Agent shall instruct the Trustee to, and the Trustee shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates.

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of Continental to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Subordination Agent will provide to the Trustee, Liquidity Providers, the Rating Agencies and Continental a statement setting forth the following information:

•	After a bankruptcy of Continental, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110 of the U.S. Bankruptcy Code, (ii) subject to an election by Continental under Section 1110(a) of the U.S. Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the U.S. Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii).

•	To the best of the Subordination Agent’s knowledge, after requesting such information from Continental, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines (as defined in the Indentures). Continental has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture.

•	The current Pool Balance of the Certificates, the Preferred B Pool Balance, the Preferred C Pool Balance and outstanding principal amount of all Equipment Notes for all Aircraft.

•	The expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date.

•	The amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement.

•	Details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party).

•	If the Subordination Agent has made a Final Drawing under any Liquidity Facility.

•	The amounts currently owed to each Liquidity Provider.

•	The amounts drawn under each Liquidity Facility.

•	After a Continental Bankruptcy Event, any operational reports filed by Continental with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

The Subordination Agent

Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. Continental and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Aircraft consist of 12 Boeing 737-824 aircraft and 18 Boeing 737-924ER aircraft (collectively, the “Aircraft”), all of which will be newly delivered by the manufacturer during the Delivery Period. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

Boeing 737-824 Aircraft

The Boeing 737-824 aircraft is a medium-range aircraft with a seating capacity of approximately 160 passengers. The engine type utilized on Continental’s 737-824 aircraft is the CFM International, Inc. CFM56-7B26.

Boeing 737-924ER Aircraft

The Boeing 737-924ER aircraft is a medium-range aircraft with a seating capacity of approximately 173 passengers. The “ER” designation is provided by the manufacturer and is not a designation recognized by the FAA. The engine type utilized on Continental’s 737-924ER aircraft is the CFM International, Inc. CFM56-7B26.

The Appraisals

The table below sets forth the appraised values of the aircraft that may be financed with the proceeds of this Offering, as determined by Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer and Agnew, Inc. (“MBA”), independent aircraft appraisal and consulting firms (the “Appraisers”). Under the Note Purchase Agreement, Continental will select to be financed pursuant to this Offering 12 of the 15 Boeing 737-824 aircraft listed below and 18 of the 24 Boeing 737-924ER aircraft listed below.

	Expected	Expected	Scheduled
	Registration	Manufacturer’s	Delivery	Appraiser’s Valuations			Appraised
Aircraft Type	Number	Serial Number	Month(1)	AISI	BK	MBA	Base Value(2)

Boeing 737-824	N87507	31637	January 2008	$56,270,000	$48,900,000	$47,860,000	$48,900,000
Boeing 737-824	N76508	31638	February 2008	56,430,000	49,000,000	47,938,000	49,000,000
Boeing 737-824	N78509	31639	February 2008	56,430,000	49,000,000	47,938,000	49,000,000
Boeing 737-824	N77510	32828	April 2008	56,760,000	49,200,000	48,095,000	49,200,000
Boeing 737-824	N78511	33458	May 2008	56,920,000	49,300,000	48,173,000	49,300,000
Boeing 737-824	N87512	33459	May 2008	56,920,000	49,300,000	48,173,000	49,300,000
Boeing 737-824	N87513	31621	June 2008	57,080,000	49,400,000	48,251,000	49,400,000
Boeing 737-824	N76514	31626	July 2008	57,240,000	49,500,000	48,330,000	49,500,000
Boeing 737-824	N76515	37096	August 2008	57,400,000	49,600,000	48,408,000	49,600,000
Boeing 737-824	N76516	31623	August 2008	57,400,000	49,600,000	48,408,000	49,600,000
Boeing 737-824	N76517	31628	September 2008	57,570,000	49,700,000	48,486,000	49,700,000
Boeing 737-824	N77518	31605	November 2008	57,900,000	49,900,000	48,640,000	49,900,000
Boeing 737-824	N76519	37099	January 2009	58,230,000	50,200,000	48,803,000	50,200,000
Boeing 737-824	N77520	37100	February 2009	58,390,000	50,300,000	48,883,000	50,300,000
Boeing 737-824	N79521	37101	March 2009	58,560,000	50,400,000	48,964,000	50,400,000

	Expected	Expected	Scheduled
	Registration	Manufacturer’s	Delivery	Appraiser’s Valuations			Appraised
Aircraft Type	Number	Serial Number	Month(1)	AISI	BK	MBA	Base Value(2)

Boeing 737-924ER	N37413	31664	January 2008	$61,850,000	$53,000,000	$55,810,000	$55,810,000
Boeing 737-924ER	N47414	32827	January 2008	61,850,000	53,000,000	55,810,000	55,810,000
Boeing 737-924ER	N39415	32826	February 2008	62,030,000	53,100,000	55,909,000	55,909,000
Boeing 737-924ER	N39416	37093	February 2008	62,030,000	53,100,000	55,909,000	55,909,000
Boeing 737-924ER	N38417	31665	March 2008	62,200,000	53,200,000	56,000,000	56,000,000
Boeing 737-924ER	N39418	31666	March 2008	62,200,000	53,200,000	56,000,000	56,000,000
Boeing 737-924ER	N37419	33456	March 2008	62,200,000	53,200,000	56,000,000	56,000,000
Boeing 737-924ER	N37420	33457	April 2008	62,380,000	53,300,000	56,092,000	56,092,000
Boeing 737-924ER	N27421	37094	April 2008	62,380,000	53,300,000	56,092,000	56,092,000
Boeing 737-924ER	N37422	31620	May 2008	62,560,000	53,400,000	56,184,000	56,184,000
Boeing 737-924ER	N39423	32829	June 2008	62,730,000	53,500,000	56,273,000	56,273,000
Boeing 737-924ER	N38424	33460	June 2008	62,730,000	53,500,000	56,273,000	56,273,000
Boeing 737-924ER	N75425	37095	June 2008	62,730,000	53,500,000	56,273,000	56,273,000
Boeing 737-924ER	N75426	31622	July 2008	62,910,000	53,600,000	56,365,000	56,365,000
Boeing 737-924ER	N37427	37097	September 2008	63,270,000	53,800,000	56,550,000	56,550,000
Boeing 737-924ER	N75428	30130	October 2008	63,450,000	53,900,000	56,642,000	56,642,000
Boeing 737-924ER	N75429	31633	December 2008	63,820,000	54,100,000	56,825,000	56,825,000
Boeing 737-924ER	N77430	37098	December 2008	63,820,000	54,100,000	56,825,000	56,825,000
Boeing 737-924ER	N77431	32833	January 2009	64,000,000	54,200,000	56,919,000	56,919,000
Boeing 737-924ER	N75432	32835	January 2009	64,000,000	54,200,000	56,919,000	56,919,000
Boeing 737-924ER	N75433	32836	February 2009	64,180,000	54,300,000	57,013,000	57,013,000
Boeing 737-924ER	N37434	33527	February 2009	64,180,000	54,300,000	57,013,000	57,013,000
Boeing 737-924ER	N75435	33528	March 2009	64,360,000	54,400,000	57,106,000	57,106,000
Boeing 737-924ER	N75436	33529	March 2009	64,360,000	54,400,000	57,106,000	57,106,000

(1)	The actual delivery date for any aircraft may be subject to delay or acceleration. See “—Deliveries of Aircraft”.

(2)	The appraised value of each aircraft for purposes of this Offering is the lesser of the average and median values of such aircraft as appraised by the Appraisers.

For purposes of the foregoing chart, AISI, BK and MBA each was asked to provide its opinion as to the appraised value of each aircraft projected as of the scheduled delivery month of each such aircraft. As part of this process, all three Appraisers performed “desk top” appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

An appraisal is only an estimate of value. It is not indicative of the price at which an aircraft may be purchased from the manufacturer. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates.

Deliveries of Aircraft

The aircraft that may be financed with the proceeds of this Offering are scheduled for delivery under Continental’s purchase agreements with The Boeing Company (“Boeing” ) from January 2008 through March 2009. See the table under “—The Appraisals” for the scheduled month of delivery of each such aircraft. Under such purchase agreements, delivery of an aircraft may be delayed due to “excusable delay”, which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond Boeing’s control or not occasioned by Boeing’s fault or negligence.

The Note Purchase Agreement provides that the delivery period (the “Delivery Period”) will expire on June 30, 2009, subject to extension if the Equipment Notes relating to all of the Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Trustees on or prior to such date due to any reason beyond the control of Continental and not occasioned by Continental’s fault or negligence, to the earlier of (i) the date on which the Trustees purchase Equipment Notes relating to the last Aircraft (or a Substitute Aircraft in lieu thereof) and (ii) September 30, 2009. In addition, if a labor strike occurs at Boeing prior to the scheduled expiration of the Delivery Period, the expiration date of the Delivery Period will be extended by the number of days that such strike continued in effect.

If delivery of any Aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond June 30, 2009, Continental has the right to replace such Aircraft with a Substitute Aircraft, subject to certain conditions. See “—Substitute Aircraft”. If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date and Continental does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without a premium. See “Description of the Deposit Agreements—Unused Deposits”.

Substitute Aircraft

If the delivery date for any Aircraft is delayed (i) more than 30 days after the month scheduled for delivery or (ii) beyond June 30, 2009, Continental may identify for delivery a substitute aircraft (each, together with the substitute aircraft referred to below, a “Substitute Aircraft”) therefor meeting the following conditions:

•	A Substitute Aircraft must be of the same model as the Aircraft being replaced.

•	Continental will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes the material terms of the Equipment Notes. The summary makes use of terms defined in, and is qualified in its entirety by reference to all of the provisions of, the Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement that may be applicable to each Aircraft.

Under the Note Purchase Agreement, Continental will enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft.

The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. Although such changes are permitted, under the Note Purchase Agreement the terms of such agreements must not vary the Required Terms. In addition, Continental will be obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See “Description of the Certificates—Obligation to Purchase Equipment Notes”.

General

Equipment Notes will be issued in three series with respect to each Aircraft (the “Series A Equipment Notes”, the “Series B Equipment Notes” and the “Series C Equipment Notes” (collectively, the “Equipment Notes”)). Continental may elect to issue one or more series of Additional Equipment Notes with respect to an Aircraft at any time or from time to time, which will be funded from sources other than this Offering. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture between Continental and Wilmington Trust Company, as indenture trustee thereunder (each, a “Loan Trustee”). The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the Prospectus.

Continental’s obligations under the Equipment Notes will be general obligations of Continental.

Subordination

The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

•	Series A Equipment Notes issued in respect of an Aircraft will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft.

•	Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A Equipment Notes issued in respect of such Aircraft and will rank senior to the Series C Equipment Notes.

•	Series C Equipment Notes issued in respect of an Aircraft will rank junior to the Series A and Series B Equipment Notes issued in respect of such Aircraft.

If Continental elects to issue Additional Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series A, Series B and Series C Equipment Notes issued with respect to such Aircraft. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on April 19 and October 19 of each year, commencing on the first such date to occur after initial issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

Scheduled principal payments on the Series A, Series B and Series C Equipment Notes will be made on April 19 and October 19 in certain years, commencing on April 19, 2010. See “Description of the Certificates—Pool Factors” for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, without any additional interest.

Redemption

If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Continental under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.10)

All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of Continental. In addition, Continental may elect to redeem the Series B or Series C Equipment Notes with respect to all Aircraft in connection with a refinancing of such Series. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”. The redemption price in the case of any optional redemption of Equipment Notes will be equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 2.11)

“Make-Whole Premium” means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the applicable Make-Whole Spread over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. The “Make-Whole Spread” applicable to each Series of Equipment Notes is set forth below:

Make-Whole
Spread

Series A Equipment Notes	0.25%
Series B Equipment Notes	0.40%
Series C Equipment Notes	0.50%

For purposes of determining the Make-Whole Premium, “Treasury Yield” means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15(519)” means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

“Average Life Date” for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. “Remaining Weighted Average Life” on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

Security

Aircraft

The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and each of the other Aircraft for which Equipment Notes are outstanding and an assignment to the Loan Trustee of certain of Continental’s rights under its purchase agreement with the Aircraft manufacturer.

Since the Equipment Notes are cross-collateralized, any proceeds from the sale of an Aircraft securing Equipment Notes or other exercise of remedies under an Indenture with respect to such Aircraft will (subject to the provisions of the U.S. Bankruptcy Code) be available for application to shortfalls with respect to obligations due under the other Equipment Notes at the time such proceeds are received. In the absence of any such shortfall, excess proceeds will be held as additional collateral by the Loan Trustee under such Indenture for such other Equipment Notes. So long as no default in the payment of principal of or interest on an Equipment Note (a “Payment Default”), Bankruptcy Default or Indenture Default has occurred and is continuing under any Indenture, if Continental exercises its right to redeem all the Equipment Notes under an Indenture, the Aircraft subject to the lien of such Indenture would be released. Once the lien on an Aircraft is released, that Aircraft will no longer secure the amounts owing under the other Indentures. In addition, if an Equipment Note ceases to be held by the Subordination Agent (as a result of sale upon the exercise of remedies, the exercise by Certificateholders of their right to buy Equipment Notes or otherwise), it ceases to be entitled to the benefits of cross-collateralization. After any exercise by Certificateholders of their right to buy Equipment Notes under any Indenture, the remaining Equipment Notes issued under such Indenture that continue to be held by the Subordination Agent will continue to be entitled to the benefits of cross-collateralization.

See Appendix III to this Prospectus Supplement for tables setting forth the projected loan to value ratios for each of the 15 Boeing 737-824 aircraft and 24 Boeing 737-924ER aircraft from which Continental may choose the Aircraft to be financed pursuant to the Offering.

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of Continental, in investments described in the related Indenture. (Indentures, Section 6.06)

Limitation of Liability

Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. (Indentures, Section 7.01)

Indenture Defaults, Notice and Waiver

Indenture Defaults under each Indenture will include:

•	The failure by Continental to pay any amount, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, ten Business Days after Continental receives written notice from the related Loan Trustee.

•	Any representation or warranty made by Continental in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods.

•	Failure by Continental to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods.

•	The lapse or cancellation of insurance required under such Indenture.

•	The occurrence of certain events of bankruptcy, reorganization or insolvency of Continental (without giving effect to any applicable grace period, a “Bankruptcy Default”. (Indentures, Section 5.01)

There will not be cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture.

The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 5.06) See “Description of the Intercreditor Agreement—Voting of Equipment Notes” regarding the persons entitled to direct the vote of Equipment Notes.

Remedies

If an Indenture Default (other than certain events of bankruptcy, reorganization or insolvency) occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon. If certain events of bankruptcy, reorganization or insolvency occur with respect to Continental, such amounts shall be due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indentures, Section 5.02(b))

Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law.

If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code (“Section 1110”) provides special rights to holders of security interests with respect to “equipment” (defined as described below). Under Section 1110, the right of such holders to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

“Equipment” is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.

It is a condition to the Trustees’ obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Continental, which is expected to be Hughes Hubbard & Reed LLP, provide its opinion to the Trustees that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft, assuming that, at the time of such transaction, Continental holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee’s exercise of rights contained in the Indenture, see “—Indenture Defaults, Notice and Waiver”.

The opinion of Hughes Hubbard & Reed LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss”. The opinion of Hughes Hubbard & Reed LLP will also not address the availability of Section 1110 with respect to any possible lessee of an Aircraft if it is leased by Continental.

If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below.

Without the consent of the Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 10.01(a))

Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder (provided that such change does not adversely affect the interests of any such holder) or provide for the re-issuance thereunder of Series A or Series B Equipment Notes or the issuance thereunder of one or more additional series of equipment notes (and the re-issuance or issuance of equipment notes of the same designation under other Indentures) and any related credit support arrangements. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”. (Indentures, Section 10.01(b))

Indemnification

Continental will be required to indemnify each Loan Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters.

Certain Provisions of the Indentures

Maintenance

Continental is obligated under each Indenture, among other things and at its expense, to keep each Aircraft duly registered and insured, and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to Continental, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Indentures, Section 4.02)

Possession, Lease and Transfer

Each Aircraft may be operated by Continental or, subject to certain restrictions, by certain other persons. Normal interchange agreements with respect to the Airframe and normal interchange, pooling and borrowing agreements with respect to any Engine, in each case customary in the commercial airline industry, are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Loan Trustee’s security interest in respect of the applicable Aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Convention”) or the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention or the Cape Town Treaty . Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

Registration

Continental is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture and certain other documents under the Transportation Code. In addition, Continental is required to register the “international interests” created pursuant to the Indenture under the Cape Town Treaty. (Indentures, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft under U.S. law. If such Aircraft is located outside the United States, under U.S. law the effect of such perfection and the priority of such security interest will be governed by the law of the jurisdiction where such Aircraft is located. The

Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. The Cape Town Treaty provides that a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified either the Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time.

So long as no Indenture Default exists, Continental has the right to register any Aircraft in a country other than the United States at its own expense in connection with a permitted lease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Indenture. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Indentures, Section 4.02(e))

Liens

Continental is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes and Continental arising under the applicable Indenture or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Continental has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of the Loan Trustee therein or impair the lien of the relevant Indenture. (Indentures, Section 4.01)

Replacement of Parts; Alterations

Continental is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Continental or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or Engine or invalidate the Aircraft’s airworthiness certificate. (Indentures, Section 4.04(d))

Insurance

Continental is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the unpaid principal amount of the Equipment Notes relating to such Aircraft together with six months of interest accrued thereon (the “Debt Balance”). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $5,000,000 per occurrence, such proceeds up to the Debt Balance of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to $5,000,000 per occurrence, such proceeds will be payable directly to Continental so long as no Indenture Default exists under the related Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indentures, Section 4.06 and Annex B)

In addition, Continental is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Continental of the same type and operating on similar routes as such Aircraft. (Indentures, Section 4.06 and Annex B)

Continental is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Continental (or any permitted lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Indentures, Section 4.06 and Annex B)

Continental may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in Continental’s fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Continental carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Continental may self-insure the Aircraft to such higher level. In addition, Continental may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Indentures, Section 4.06 and Annex B)

In respect of each Aircraft, Continental is required to name as additional insured parties the Loan Trustees, the holders of the Equipment Notes and the Liquidity Provider under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Continental, any permitted lessee or any other person. (Indentures, Section 4.06 and Annex B)

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Continental must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, Continental must either (i) pay to the Loan Trustee the outstanding principal amount of the Equipment Notes, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless an Indenture Event of Default or failure to pay principal or interest under the Indenture or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.10 and 4.05(a))

If Continental elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall subject such an airframe (or airframe and one or more engines) to the lien of the Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Indenture. Continental is also required to provide to the relevant Loan Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indentures, Section 4.05(c))

If Continental elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture shall terminate with respect to such Aircraft, the obligation of Continental thereafter to make interest and principal payments with respect thereto shall cease. The payments made under the Indenture by Continental shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to Continental. (Indentures, Sections 2.10, 3.02 and 4.05(a)(ii))

If an Event of Loss occurs with respect to an Engine alone, Continental will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Indenture. (Indentures, Section 4.05)

An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

•	The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

•	The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

•	Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

•	Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity) for a period exceeding 180 consecutive days.

•	As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Continental’s business of passenger air transportation is prohibited for 180 consecutive days, unless Continental, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Continental’s entire U.S. registered fleet of similar property and Continental, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of three years.

•	With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Indentures, Annex A)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES AND REFINANCING OF CERTIFICATES

Issuance of Additional Certificates

Continental may elect to issue one or more additional series of equipment notes (the “Additional Equipment Notes”) at any time and from time to time after the Delivery Period Termination Date with respect to any Aircraft, which will be funded from sources other than this offering (the “Offering”) but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Note issued under an Indenture will be subordinated in right of payment to Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes issued under such Indenture. Continental will fund the sale of any Additional Equipment Notes through the sale of Pass Through Certificates (the “Additional Certificates”) issued by one or more Continental Airlines Pass Through Trusts (each, an “Additional Trust”).

The Trustee of each Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Continental and the Subordination Agent to provide for the subordination of the Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates, the Class B Certificates and the Class C Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to each class of Additional Certificates to provide for distribution of “Adjusted Interest” with respect to each such class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class C Adjusted Interest) after Class C Adjusted Interest, but before Expected Distributions on the Class A Certificates.

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such issuance) is contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates.

Refinancing of Certificates

Continental may elect to redeem and re-issue Series B Equipment Notes or Series C Equipment Notes (or any series of Additional Equipment Notes) then outstanding (any such re-issued Equipment Notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft. In such case, Continental will fund the sale of such Refinancing Equipment Notes through the sale of Pass Through Certificates (the “Refinancing Certificates”) issued by one or more Continental Airlines Pass Through Trusts (each, a “Refinancing Trust”). The Trustee of each Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Continental and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and, if applicable, the Class B Certificates in the same manner that the corresponding class of refinanced Certificates was subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such re-issuance) is contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates that remains outstanding.

Additional Liquidity Facilities

The Additional Certificates and Refinancing Certificates may have the benefit of credit support similar to the Liquidity Facilities and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the prior written consent of the Liquidity Providers shall have been obtained and each Rating Agency shall have provided written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following summary describes all material generally applicable U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates and in the opinion of Hughes Hubbard & Reed LLP, special tax counsel to Continental (“Tax Counsel”), is accurate in all material respects with respect to the matters discussed therein. This summary supplements (and, to the extent inconsistent therewith, replaces) the summary of U.S. federal income tax consequences set forth in the Prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates that are citizens or residents of the United States, corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust (“U.S. Persons”) that will hold the Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

Tax Status of the Trusts

In the opinion of Tax Counsel, while there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, each of the Original Trusts should be classified as a grantor trust for U.S. federal income tax purposes. If, as may be the case, the Original Trusts are not classified as grantor trusts, they will, in the opinion of Tax Counsel, be classified as partnerships for U.S. federal income tax purposes and will not be classified as publicly traded partnerships taxable as corporations provided that at least 90% of each Original Trust’s gross income for each taxable year of its existence is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Tax Counsel believes that income derived by the Original Trusts from the Equipment Notes will constitute qualifying income and that the Trusts therefore will meet the 90% test described above, assuming that the Original Trusts operate in accordance with the terms of the Pass Through Trust Agreements and other agreements to which they are parties. In the opinion of Tax Counsel, the Successor Trusts will be classified as grantor trusts.

Taxation of Certificateholders Generally

Trusts Classified as Grantor Trusts

Assuming that a Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes held by the Trust, the Trust’s contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder’s share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. The Deposits will likely be subject to the original issue discount and contingent payment rules, with the result that a U.S. Certificateholder will be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method and with a possible slight deferral in the timing of income recognition as compared to holding a single debt instrument with terms comparable to a Certificate. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

In the case of a subsequent purchaser of a Certificate, the purchase price for the Certificate should be allocated among the relevant Deposits and the assets held by the relevant Trust (including the Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire an Equipment Note should be included in the purchaser’s basis in its share of the Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a “negative value” associated with the obligation to acquire an Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Equipment Notes being below market at the time of purchase of a Certificate), such negative value probably would be added to such purchaser’s basis in its interest in the Deposits and the remaining assets of the Trust and reduce such purchaser’s basis in its share of the Equipment Notes when issued. The preceding two sentences do not apply to purchases of Certificates following the Delivery Period Termination Date.

A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in a Deposit or an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Deposit or Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder’s share of such fees or expenses will be allowed only to the extent that all of such holder’s miscellaneous itemized deductions, including such holder’s share of such fees and expenses, exceed 2% of such holder’s adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Original Trusts Classified as Partnerships

If an Original Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level, but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Trust’s items of income and deduction on its tax return for its taxable year within which the Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder’s basis in its interest in the Trust would be equal to its purchase price therefor including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes, plus its share of the Trust’s net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Original Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the Original Trust, except that it is possible that, in the case of a subsequent purchaser that purchases Certificates at a time when the total adjusted tax basis of the Trust’s assets exceeds their fair market value by more than $250,000, taxable income would be computed as if the adjusted basis of the Trust’s assets were reduced by the amount of such excess.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that the Class B Trust or the Class C Trust (such Trusts being the “Subordinated Trusts” and the related Certificates being the “Subordinated Certificates”) receives less than the full amount of the interest, principal or premium paid with respect to the Equipment Notes held by it because of the subordination of the Subordinated Trusts under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the “Subordinated Certificateholders”) would probably be treated for federal income tax purposes as if they had:

•	received as distributions their full share of interest, principal or premium;

•	paid over to the preferred class of Certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•	Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Subordinated Trust that was a component of the shortfall, even though that amount was in fact paid to a preferred class of certificateholders;

•	a loss would only be allowed to Subordinated Certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

•	reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Dissolution of Original Trusts and Formation of New Trusts

Assuming that the Original Trusts are classified as grantor trusts, the dissolution of an Original Trust and distribution of interests in the related Successor Trust will not be a taxable event to U.S. Certificateholders, who will continue to be treated as owning their shares of the property transferred from the Original Trust to the Successor Trust. If the Original Trusts are classified as partnerships, a U.S. Certificateholder will be deemed to receive its share of the Equipment Notes and any other property transferred by the Original Trust to the Successor Trust in liquidation of its interest in the Original Trust in a non-taxable transaction. In such case, the U.S. Certificateholder’s basis in the property so received will be equal to its basis in its interest in the Original Trust, allocated among the various assets received based upon their bases in the hands of the Original Trust and any unrealized appreciation or depreciation in value in such assets, and the U.S. Certificateholder’s holding period for the Equipment Notes and other property will include the Original Trust’s holding period.

Sale or Other Disposition of the Certificates

Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income and any amount attributable to any Deposits) and the U.S. Certificateholder’s adjusted tax basis in the Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust. Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 15%. After December 31, 2010, this maximum rate is scheduled to return to the previous maximum rate of 20%. Any gain with respect to an interest in a Deposit will likely be treated as ordinary income. Notwithstanding the foregoing, if the Original Trusts are classified as partnerships, gain or loss with respect to a disposition of an interest in an Original Trust will be calculated and characterized by reference to the U.S. Certificateholder’s adjusted tax basis and holding period for its interest in the Original Trust.

Foreign Certificateholders

Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former United States citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal withholding tax provided that:

•	the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Continental;

•	the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to Continental; and

•	certain certification requirements (including identification of the beneficial owner of the Certificate) are complied with.

Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Backup Withholding

Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax (currently at the rate of 28%) unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

CERTAIN DELAWARE TAXES

The Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Continental and its affiliates, the Underwriters, the Loan Trustees, the Escrow Agent, the Depositary, the Trustees and the Liquidity Provider. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to each of the Underwriters which are substantially the same as the administrative exemptions issued to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 (55 Fed. Reg. 20,548 (1990)), as amended (together, the “Underwriter Exemption”). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including equipment notes secured by aircraft or leases of aircraft) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody’s, Standard & Poor’s, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months). With respect to the investment restrictions set forth in the Underwriter Exemption, an investment in a Certificate will evidence both an interest in the respective Original Trust as well as an interest in the Deposits held in escrow by the Escrow Agent for the benefit of the Certificateholder. Under the terms of the Escrow Agreements, the proceeds from the Offering of the Certificates of each Class will be paid over by the Underwriters to the Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and will not constitute property of the Trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the Deposit Agreements with the Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement. Interest on the Deposits relating to each Trust will be paid to the Certificateholders of such Trust as Receiptholders through a Paying Agent appointed by the Escrow Agent. Pending satisfaction of such conditions and withdrawal of such Deposits, the Escrow Agent’s rights with respect to the Deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

There can be no assurance that the Department of Labor would determine that the Underwriter Exemption would be applicable to Class A Certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a

Class A Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions that may be applicable, such as the Class Exemptions.

Transactions involving the Class B or Class C Certificates would not be eligible for the Underwriter Exemption. Therefore, the fiduciary of a Plan considering the purchase of a Class B or Class C Certificate should consider the availability of other exemptions, such as the Class Exemptions.

Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase or hold such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated March 27, 2007 between Continental and the underwriters listed below (collectively, the “Underwriters”), Continental has agreed to cause each Trust to sell to the Underwriters, and the Underwriters have agreed to purchase, the following respective principal amounts of the Class A, Class B and Class C Certificates.

	Principal Amount	Principal Amount	Principal Amount
	of Class A	of Class B	of Class C
Underwriter	Certificates	Certificates	Certificates

Morgan Stanley & Co. Incorporated	$108,114,000	$31,698,000	$24,030,000
Credit Suisse Securities (USA) LLC	108,108,000	31,692,000	24,028,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	108,108,000	31,692,000	24,028,000
Citigroup Global Markets Inc.	108,108,000	31,692,000	24,028,000
UBS Securities LLC	108,108,000	31,692,000	24,028,000
Calyon Securities (USA) Inc.	108,108,000	31,692,000	24,028,000
J.P. Morgan Securities Inc.	108,108,000	31,692,000	24,028,000

Total	$756,762,000	$221,850,000	$168,198,000

The underwriting agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters are obligated to purchase all of the Certificates if any are purchased. If an Underwriter defaults on its purchase commitment, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Certificates may be terminated.

The aggregate proceeds from the sale of the Certificates will be $1,146,810,000. Continental will pay the Underwriters a commission of $9,174,480. Continental estimates that its expenses associated with the offer and sale of the Certificates will be approximately $2,400,000.

The Underwriters propose to offer the Certificates initially at the public offering prices on the cover page of this Prospectus Supplement and selling group members at those prices less the concessions set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through	To Selling	Discount To
Certificates	Group Members	Broker/Dealers

2007-1A	0.475%	0.250%
2007-1B	0.475	0.250
2007-1C	0.475	0.250

The Certificates are a new issue of securities with no established trading market. Continental does not intend to apply for the listing of the Certificates on a national securities exchange. The Underwriters have advised Continental that one or more of the Underwriters currently intend to make a market in the Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Certificates and any such market making may be discontinued at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Certificates.

Continental has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in that respect.

Credit Suisse, New York Branch, an affiliate of Credit Suisse Securities (USA) LLC, will act as the Depositary. From time to time, the Underwriters or their affiliates have performed and are performing investment banking and advisory services for, and have provided and are providing general financing and banking services to, Continental and its affiliates. In particular, affiliates of each of Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Calyon Securities (USA) Inc. and J.P. Morgan Securities Inc. are lenders to Continental.

Continental expects that delivery of the Certificates will be made against payment therefor on or about the closing date specified on the cover page of this Prospectus Supplement, which will be the ninth business day following the date hereof (this settlement cycle being referred to as T+9). Under Rule 15c6-1 of the Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on the date hereof or the next succeeding five business days will be required, by virtue of the fact that the Certificates initially will settle in T+9, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

To facilitate the offering of the Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Certificates for their own account. In addition, to cover overallotments or to stabilize the price of the Certificates, the Underwriters may bid for, and purchase, Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing Certificates in the offering, if the Underwriters repurchase previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the Certificates in Canada is being made only on a private placement basis exempt from the requirement that Continental prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Certificates are made. Any resale of the Certificates in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Certificates.

Representations of Purchasers

•	By purchasing Certificates in Canada and accepting a purchase confirmation, a purchaser is representing to Continental and the dealer from whom the purchase confirmation is received that

•	the purchaser is entitled under applicable provincial securities laws to purchase the Certificates without the benefit of a prospectus qualified under those securities laws,

•	where required by law, that the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under “Resale Restrictions”.

Rights of Action—Ontario Purchasers Only

Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus supplement during the period of distribution will have a statutory right of action for damages, or while still the owner of the securities, for rescission against Continental in the event that this prospectus supplement contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against Continental. In no case will the amount recoverable in any action exceed the price at which the securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, Continental will have no liability. In the case of an action for damages, Continental will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of Continental’s directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon Continental or those persons. All or a substantial portion of the assets of Continental and those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against Continental or those persons in Canada or to enforce a judgment obtained in Canadian courts against Continental or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of Certificates should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Certificates in their particular circumstances and about the eligibility of the Certificates for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the Certificates is being passed upon for Continental by Hughes Hubbard & Reed LLP, New York, New York, and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Milbank, Tweed, Hadley & McCloy LLP will rely on the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware, counsel for Wilmington Trust Company, as Trustee, as to matters of Delaware law relating to the Pass Through Trust Agreements.

EXPERTS

The consolidated financial statements of Continental Airlines, Inc. appearing in Continental Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, and Continental Airlines, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of Ernst & Young LLP as experts in accounting and auditing.

The references to AISI, BK and MBA, and to their respective appraisal reports, dated as of March 15, 2007, March 16, 2007 and March 23, 2007, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Continental with the Commission are incorporated by reference in this Prospectus Supplement:

Filing	Date Filed

Annual Report on Form 10-K for the year ended December 31, 2006	February 23, 2007
Current Report on Form 8-K	January 3, 2007
Current Report on Form 8-K	February 2, 2007
Current Report on Form 8-K	March 2, 2007
Current Report on Form 8-K (SEC Accession No. 0000319687-07-000012)	March 13, 2007

Our Commission file number is 1-10323.

Reference is made to the information under “Incorporation of Certain Documents by Reference” in the accompanying Prospectus. All documents filed under the Securities Exchange Act of 1934 with the Commission prior to January 1, 2007 and incorporated by reference in the Prospectus have been superseded by the above listed documents and shall not be deemed to constitute a part of the Prospectus or this Prospectus Supplement.

APPENDIX I—INDEX OF TERMS

Page

Actual Disposition Event	S-61
Additional Certificates	S-76
Additional Equipment Notes	S-76
Additional Trust	S-76
Administration Expenses	S-58
Aircraft	S-64
AISI	S-64
Applicable Fraction	S-60
Appraisal	S-58
Appraised Current Market Value	S-58
Appraisers	S-64
Assumed Amortization Schedule	S-32
Average Life Date	S-69
Bankruptcy Default	S-70
Base Rate	S-52
Basic Agreement	S-29
BK	S-64
Boeing	S-65
Business Day	S-32
Cape Air	S-27
Cape Town Treaty	S-72
Cash Collateral Account	S-50
Cede	S-43
Certificate Account	S-31
Certificate Buyout Event	S-36
Certificate Owner	S-43
Certificateholders	S-30
Certificates	S-29
Chautauqua	S-27
Chautauqua CPA	S-28
Class A Certificates	S-29
Class A Trust	S-29
Class A Trustee	S-29
Class B Adjusted Interest	S-60
Class B Certificates	S-29
Class B Trust	S-29
Class B Trustee	S-29
Class C Adjusted Interest	S-60
Class C Certificates	S-29
Class C Trust	S-29
Class C Trustee	S-29
Class Exemptions	S-82
Cleveland Hopkins	S-26
CMI	S-26
Code	S-20
Colgan	S-27
Commission	S-29
CommutAir	S-27
Company	S-26
Continental	S-26
Continental Bankruptcy Event	S-57
Continental Connection	S-27
Continental Express	S-27
Controlling Party	S-54
Convention	S-72
Copa	S-27
Copa Airlines	S-27
Current Distribution Date	S-60
Debt Balance	S-73
Deemed Disposition Event	S-61
Delivery Period	S-66
Delivery Period Termination Date	S-46
Delta	S-21
Deposit	S-46
Deposit Agreement	S-46
Depositary	S-47
Depositary Threshold Rating	S-47
DHS	S-21
Distribution Date	S-58
Downgrade Drawing	S-50
DTC	S-43
DTC Participants	S-43
Equipment	S-71
Equipment Note Buyout Event	S-56
Equipment Note Special Payment	S-58
Equipment Notes	S-67
ERISA	S-82
ERISA Plans	S-82
Escrow Agent	S-48
Escrow Agreements	S-48
Escrow Receipts	S-48
Event of Loss	S-75
Excess Liquidity Obligations	S-56
Expected Distributions	S-60
ExpressJet	S-18
ExpressJet CPA	S-28
FAA	S-22
Final Distributions	S-55
Final Drawing	S-51
Final Maturity Date	S-30
Fitch	S-47
H.15(519)	S-69
Holdings	S-27
Houston Bush	S-26
Indenture	S-40
Indenture Default	S-34
Indirect DTC Participants	S-43
Intercreditor Agreement	S-54

I-1

Page

Interest Drawing	S-49
IRS	S-77
Island Air	S-27
Issuance Date	S-29
LIBOR	S-52
Liquidity Event of Default	S-53
Liquidity Expenses	S-60
Liquidity Facility	S-49
Liquidity Guarantor	S-53
Liquidity Obligations	S-60
Liquidity Provider	S-49
Liquidity Threshold Rating	S-51
Loan Trustee	S-67
LTVs	S-7
Make-Whole Premium	S-68
Make-Whole Spread	S-68
Maximum Available Commitment	S-49
Maximum Commitment	S-49
MBA	S-64
Minimum Sale Price	S-57
Moody’s	S-47
most recent H.15(519)	S-69
New Trustee	S-42
New York Liberty	S-26
NOLs	S-20
Non-Extension Drawing	S-51
Non-Performing Equipment Notes	S-60
non-U.S. Certificateholder	S-80
Northwest	S-21
Note Holders	S-41
Note Purchase Agreement	S-40
Note Target Price	S-56
Offering	S-76
Original Trustee	S-42
Original Trusts	S-42
Participation Agreement	S-40
Pass Through Trust Agreements	S-29
Paying Agent	S-48
Paying Agent Account	S-32
Payment Default	S-69
Performing Equipment Note	S-50
Plan Asset Regulation	S-82
Plans	S-82
Pool Balance	S-32
Pool Factor	S-32
Post Default Appraisals	S-58
Preferred B Pool Balance	S-61
Preferred C Pool Balance	S-61
PTC Event of Default	S-36
PTCE	S-82
qualifying income	S-77
Rating Agencies	S-47
Receiptholder	S-48
Refinancing Certificates	S-76
Refinancing Equipment Notes	S-76
Refinancing Trust	S-76
Regular Distribution Dates	S-30
Remaining Weighted Average Life	S-69
Replacement Facility	S-50
Required Amount	S-49
Required Terms	S-40
Scheduled Payments	S-30
Section 1110	S-71
Series A Equipment Notes	S-67
Series B Equipment Notes	S-67
Series C Equipment Notes	S-67
60-Day Period	S-36
Special Distribution Date	S-31
Special Payment	S-31
Special Payments Account	S-31
Standard & Poor’s	S-47
Stated Interest Rates	S-49
Subordinated Certificateholders	S-79
Subordinated Certificates	S-79
Subordinated Trusts	S-79
Subordination Agent	S-54
Substitute Aircraft	S-66
Successor Trust	S-42
Tax Counsel	S-77
Termination Notice	S-53
Transfer Date	S-42
Transportation Code	S-37
Treasury Yield	S-68
Triggering Event	S-31
Trust Indenture Act	S-38
Trust Property	S-29
Trust Supplement	S-29
Trustee	S-29
Trusts	S-29
TSA	S-21
U.S. Certificateholders	S-77
U.S. Persons	S-77
Underwriter Exemption	S-83
Underwriters	S-85

I-2

APPENDIX II — APPRAISAL LETTERS

15 March 2007

Mr. Gerald Laderman
Senior Vice President — Finance and Treasurer
Continental Airlines
1600 Smith Street
Houston, TX 77002

Subject:	AISI Report No. A7D050B37-1
AISI Sight Unseen Appraisal New B737-800 and B737-900ER Aircraft both equipped with winglets.

Dear Mr. Laderman:

As requested, Aircraft Information Services, Inc. (AISI) is pleased to offer Continental Airlines (CAL) our opinion of the month to month sight unseen base values from January 2008 through March 2009 of B737-800 aircraft equipped with winglets at 174,200 lbs. mtow, powered by CFM56-7B26 engines, and B737-900ER aircraft equipped with winglets at 187,700 lbs. mtow, powered by CFM56-7B26 engines, which have been previously described to us as the CAL basic aircraft specifications for new B737-800 and B737-900ER aircraft.

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ’base value’ and “current market value’ of an ’average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values in this report are given for operable airworthy aircraft in new condition with no accumulated flight hours or cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for their intended use.

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888 FAX: 949-582-8887 E-MAIL: mail@AISI.aero

15 March 2007
AISI File No. A7D050B37-1 — (Continued)
Page -2-

AISI also assumes that airframe, engine and component essential records are sufficient to permit normal commercial operation under a strict airworthiness authority. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

If more than one aircraft is contained in this report then it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the group of aircraft but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

15 March 2007
AISI File No. A7D050B37-1
Page - 3 -

2.	Valuation

The Continental Airlines specification B737-800 aircraft is powered by CFM56-7B26 engines, has a maximum takeoff gross weight of 174,200 pounds, and is equipped with winglets.

The Continental Airlines specification B737-900ER aircraft is powered by CFM56-7B26 engines, has a maximum takeoff gross weight of 187,700 pounds, and is equipped with winglets and the “window plug” option in lieu of the additional rear passenger doors.

Base values for the Continental Airlines specification B737-800 and B737-900ER at each scheduled delivery month are provided in Table 1 below, subject to the definitions, assumptions and disclaimers in this report.

TABLE 1

	CAL B737-800	CAL B737-900ER
	CFM56-7B26 Engines	CFM56-7B26 Engines
	174,200 lb. MTOW	187,700 lb. MTOW
Delivery	In New Condition	In New Condition
Date	Base Value	Base Value

Jan-08	$56,270,000	$61,850,000
Feb-08	$56,430,000	$62,030,000
Mar-08	$56,590,000	$62,200,000
Apr-08	$56,760,000	$62,380,000
May-08	$56,920,000	$62,560,000
Jun-08	$57,080,000	$62,730,000
Jul-08	$57,240,000	$62,910,000
Aug-08	$57,400,000	$63,090,000
Sep-08	$57,570,000	$63,270,000
Oct-08	$57,730,000	$63,450,000
Nov-08	$57,900,000	$63,640,000
Dec-08	$58,060,000	$63,820,000
Jan-09	$58,230,000	$64,000,000
Feb-09	$58,390,000	$64,180,000
Mar-09	$58,560,000	$64,360,000

15 March 2007
AISI File No. A7D050B37-1
Page - 4 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Fred Bearden
CEO

BK Associates, Inc.

1295 Northern Boulevard
Manhasset, New York 11030
(516) 365-6272 — Fax (516) 365-6287

March 16, 2007

Continental Airlines
1600 Smith Street
Houston, TX 77002

Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide our opinion of the Base Value (BV) at scheduled delivery of various Boeing 737-800 and Boeing 737-900ER aircraft scheduled for delivery to Continental Airlines between January 2008 and March 2009 (Aircraft). Our values as shown in Figure I attached hereto are the base values for each such Aircraft conforming to the Continental Airlines specification. At your request we have provided values for each month of scheduled deliveries in then current dollars.

Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the quoted base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

VALUE METHODOLOGY

As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models. BK Associates has determined from analysis of historic,

March 16, 2007

data, a relationship between aircraft age and its value as a percentage of original value for the average aircraft. These data form the basis for base value and forecast value determinations but must be adjusted to reflect the value of engine and gross weight options and other features of the aircraft.

LIMITING CONDITIONS AND ASSUMPTIONS

BK has neither inspected the Aircraft nor their maintenance records but relied upon information supplied by you and Boeing and from BK’s own database. The following assumptions apply to each aircraft for purposes of determining aircraft values as of the delivery date.

1. Each aircraft is as delivered new from the manufacturer.

2. The aircraft is in compliance under the Federal Aviation Administration approved Continental Airlines maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins completed.

3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

4. The aircraft can be sold for cash without seller financing.

5. There is no accident damage.

CONCLUSIONS

Based on the above methodology, considerations and assumptions, it is our opinion that the base value of each aircraft at each scheduled delivery month is as shown in Figure I attached hereto.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal

March 16, 2007

liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

Sincerely,

BK ASSOCIATES, INC.

R. L. Britton
Vice President
ISTAT Senior Certified Appraiser

RLB/kf
Attachment

FIGURE I

CONTINENTAL AIRLINES, INC.

CAL 2007-1 EETC

SCHEDULED DELIVERIES TO CONTINENTAL AIRLINES
JANUARY 2008 THRU MARCH 2009

	B737-800	B737-900ER
	BASE	BASE
	(MIL $)	(MIL $)

Jan-08	48.90	53.00
Feb-08	49.00	53.10
Mar-08	49.10	53.20
Apr-08	49.20	53.30
May-08	49.30	53.40
Jun-08	49.40	53.50
Jul-08	49.50	53.60
Aug-08	49.60	53.70
Sep-08	49.70	53.80
Oct-08	49.80	53.90
Nov-08	49.90	54.00
Dec-08	50.00	54.10
Jan-09	50.20	54.20
Feb-09	50.30	54.30
Mar-09	50.40	54.40

mba | morten beyer & agnew

aviation consulting

Extended Desktop Appraisal of:

One (1) Boeing 737-800 &
One (1) Boeing 737-900ER Aircraft

At each of 15 future delivery months from:

January 2008 to March 2009

Client:

Continental Airlines, Inc.

Date:

March 23, 2007

Washington D.C.
2107 Wilson Boulevard
Suite 750
Arlington, Virginia 22201
Tel: 1 703 276 3200
Fax: 1 703 276 3201

New York
245 Park Avenue
24th Floor
New York, New York 10167
Tel: 1 212 372 8966
Fax: 1 212 792 4001

Paris
12/14 Rond Point des
Champs Elysees
75008 Paris
France
Tel: 33 (0) 1 5353 1664
Fax: 33 (0) 1 5353 1400

Tokyo
3-16-16 Higashiooi
Shinagawa-ku
Tokyo 140-0011
Japan
Tel/Fax: 81 1 3763 6845

ISTAT

IATA

www.mba.aero

I.	Introduction

Table of Contents:

I. Introduction
II. Definitions
III. Current Market Conditions
IV. Valuation
V. Covenants

Continental Airlines, Inc. (the “Client”) has retained Morten Beyer & Agnew (mba) to provide a Desktop Appraisal to determine the Current Base Values of various Boeing 737-800 and 737-900ER aircraft, specifically a single Boeing 737-800 and a single Boeing 737-900ER, at each month of prospective delivery from January 2008 to March 2009.

The Specification for each aircraft is identified in Section IV of this report.

In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information extrapolated from its semi-annual publication “Future Aircraft Values—Jet Transport (FAV)”.

Based on the information set forth in this report, it is mba’s opinion that the Current Base Values for a Single Aircraft, of each Type, at the specified, future, Month of Delivery is set forth in Section IV.

Section II of this report presents definitions of various terms, such as Current Base Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Desktop Appraisal

A desktop appraisal is one, which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraisers own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft. (ISTAT Handbook)

Base Value

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Continental Airlines, Inc.
Outfile #07133

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for 40 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Traders (ISTAT). mba employs three ISTAT Certified Appraisers, one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains office in Washington, New York, Paris, and Tokyo.

mba publishes the semi-annual Future Aircraft Values (FAV), a three-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft. mba also publishes the mba International Aviation Oracle (Oracle), a monthly newsletter update of value and lease rate changes for aircraft and a commentary of events affecting aircraft values.

mba also provides consulting services to the industry relating to operations, marketing, and management with emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

Continental Airlines, Inc.
Outfile #07133

III.	Current Market Conditions

The demand for and value of new and used jet transport aircraft is primarily driven by the state of the world economy. In periods of strong prosperity, traffic grows at high single digit rates limiting slack capacity. Over the years, we have observed that traffic growth is closely correlated to growth in regional and world domestic product. However, over the long term, the trend has been toward traffic lagging domestic product growth, with lower peaks, and deeper declines indicating maturity in the airline industry.

In periods of decline (as observed in the early 1990s) a large surplus of aircraft existed on the market with a disastrous effect on short-term prices. Eventually, values returned to normal levels, being driven by the inherent economies and suitability of the individual aircraft types.

Commencing in late 2000, the majority of global economies began a slip into recession with slowing traffic growth, a trend that was accelerated by the terrorist attacks on September 11, 2001. The destruction of economic value and loss of consumer confidence, combined with continued military conflict in the Middle East and the SARS epidemic of 2003, slowed the pace of recovery and stifled the demand for new aircraft.

However the past year has seen renewed optimism within the industry, with passenger levels finally climbing back to pre-September 11th levels. This helped both Airbus & Boeing to reach record levels for new orders with Airbus claiming 1,1111 new orders in 2005 and Boeing reporting 1,0282, for a total of 2,139 aircraft. For 2006, the November 30th count is 635 and 855, respectively, for a total of 1,490 aircraft. Part of this can be attributed to high fuel prices forcing carriers to retire the less fuel-efficient aircraft in their fleet, namely classic 737’s, DC9’s and older widebodys such as 767-200s and A300’s. The emergence of the A350 & 787 aircraft also helped bolster new orders with the A350 receiving 100 orders versus 433 orders for the 787 to date.

With the dramatic increase in new orders, both manufacturers can be expected to increase production levels to meet the demand. Large backlogs of A320 and 737NG family aircraft, along with the impending entry into service of the A350 & 787 will force both Airbus and Boeing to deliver aircraft at record levels. mba expects the previous high of 957 deliveries in 2002 to be eclipsed by 2009.

1 Source: www.airbus.com
2 Source: www.boeing.com

Continental Airlines, Inc.
Outfile #07133

As deliveries ramp-up, more middle-aged A320, 737-300/-400, 757, 767 and MD-80 aircraft will be placed on the market. Current financial trends among established carriers do not give much encouragement that surpluses will be meaningfully reduced in the next couple of years.

Distressed prices and lease rates of aircraft more than ten years old will not recover to previous levels. Although traffic has returned, yields and pricing power have not. Add the current high cost of jet fuel and the future still holds many hurdles.

mba particularly notes that the 737-700/-800 is holding its lease rate firm with very low market availability, and there remains continued short term desirability for aircraft like the A330 and 767-300ER. Asia remains the most active geographically in the aircraft market, with India becoming an increasingly larger player. Aircraft ten years and newer are prime targets for migration to Asia, and lease rates for relatively new widebody aircraft are becoming very strong. Crude oil prices have reached historic highs, albeit not on inflation-adjusted basis, but nevertheless remain much higher than they have been and are exacerbating efforts to control costs.

Boeing 737 Next Generation Family

The Boeing 737 Next Generation (NG) family consists of the –600/-700/-800/-900 and –900ER series. Boeing received Board approval to replace the “Classic” 737s with the upgraded NG versions in 1993 with the announcement of the 737-700. This was later followed with the introduction of the 737-800 in 1994, the –600 in 1995, the –900 in 1997 and the –900ER in July 2005. After the merger of Douglas and Boeing, the 737NG became the mainstay of the US short-haul fleet displacing older MD-80 aircraft. The 737NG has also made its way to Europe with great success, and will continue to provide healthy competition for the Airbus A320 family. To date, there are over 2,049 737NG aircraft in operation by 100+ operators. The following table shows the particulars of each model and the orders and deliveries of each version as of January 2007.

737 Series	Passengers	Range	Orders	Deliveries

-600	110-132	1,340nm (110 PAX)	69	69
-700	126-149	1,540nm (126 PAX)	1,265	812
-800	162-189	1,990nm (162 PAX)	2,083	1,116
-900	162-189	2,060nm (177 PAX)	52	52
-900ER	180-215	2,700nm (189 PAX)	99	—

Continental Airlines, Inc.
Outfile #07133

The 737NG continues to be very popular in North America and parts of Europe. Boeing took the 737-300/-400/-500 aircraft, incorporated state-of-the-art avionics (HUD, VSD, NPS) redesigned the wing and offered Winglets that can yield up to 6% reduced fuel burn with new generation engines that provide better performance, especially at hot-and-high airports and reducing the aircraft’s weight. Aloha Airlines is finding that the flexibility and range offered by the 737-700 fits very well with its trans-Pacific routes, while Delta, Continental and Southwest are finding it capable of operating trans-continental routes profitably. Delta has, in some cases, replaced their 757’s with 737-800 aircraft on their routes to Central America. Efficient aircraft like the 737NG will continue to dominate fleets around the world.

Competing directly with the Airbus A320 family, the -800 is a very strong performer in Boeing’s order book.

The –900ER aircraft effectively replaces the discontinued 757-200 and was launched July 18, 2005 by Lion Air with an order for 30 airplanes. The exterior dimensions are identical to the 737-900 but incorporate aerodynamic and structural changes that allow it to carry more passengers (215) and fly farther (3,200 nm w/ 2 aux tanks) than the 737-900. Entry into service is scheduled for mid-2007. The aircraft will incorporate, as standard, blended Winglets and the enhanced wing performance package (flap systems) and two position Tail Skid. Also added are extra main cabin exit doors (2) that are located aft of the Wing. This enables the carriage of 26 additional passengers for a total of 215 passengers in one-class service vs. the competitions 199 passengers, while weighing 10,000 lbs less.

For the foreseeable future, the 737NG will remain a very strong market player. Both values and lease rates have strengthened considerably in the past two years. This is more than can be said for the Airbus A320 series that has suffered, but seems to be recovering. Having been in production for 8 years, the 737NG has not yet suffered the natural fleet attrition, movement and increased availability seen by its Airbus competitor. The market for the 737NG has remained one of the strongest within the Narrowbody market segment.

According to Back Aviation Solutions, as of February 15, 2007, there are two 737-800s available for Lease. The –900ER will begin deliveries in mid-2007.

Continental Airlines, Inc.
Outfile #07133

IV.	Valuation

In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions used to develop the values, as of the Future Scheduled Delivery Date are:

1.	The aircraft is newly delivered from Boeing.

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are:

Model — Boeing	737-800	737-900ER
Engine	CFM56-7B26	CFM56-7B26
Maximum Gross Take-Off Weight (lbs.)	174,200	187,700
Maximum Operating Take-Off Weight (lbs.)	174,200	187,700

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	There is no history of accident or incident damage.

8.	In the case of the Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

Continental Airlines, Inc.
Outfile #07133

737-800
CFM56-7B26
Maximum Gross Take-Off Weight (lbs.)	174,200
Maximum Operating Take-Off Weight (lbs.)	174,200

mba Base Value for One Aircraft at specific Delivery Date

Base
Delivery Date	Value

January-08	$47.860
February-08	47.938
March-08	48.020
April-08	48,095
May-08	48.173
June-08	48.251
July-08	48.330
August-08	48.408
September-08	48.486
October-08	48.570
November-08	48.640
December-08	48.720
January-09	48.803
February-09	48.883
March-09	48.964

737-900ER
EngineCFM56-7B26
Maximum Gross Take-Off Weight (lbs.)	187,700
Maximum Operating Take-Off Weight (lbs.)	187,700

mba Base Value for One Aircraft at specific Delivery Date

Base
Delivery Date	Value

January-08	$55.810
February-08	55.909
March-08	56.000
April-08	56.092
May-08	56.184
June-08	56.273
July-08	56.365
August-08	56.458
September-08	56.550
October-08	56.642
November-08	56.734
December-08	56.825
January-09	56.919
February-09	57.013
March-09	57.106

Continental Airlines, Inc.
Outfile #07133

\V.  Covenants

This report has been prepared for the exclusive use of Continental Airlines, Inc. and shall not be provided to other parties by mba without the express consent of Continental Airlines, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s opinion as to the Current Base Value, as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of mba as to the Current Base Value of the subject aircraft, as requested, and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, by Continental Airlines, Inc. or any other party with regards to the subject aircraft. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.

Sincerely,
Morten Beyer & Agnew, Inc.

Stephen P. Rehrmann, ATP/FE
Vice President — Appraisal Group
Morten Beyer & Agnew, Inc.
ISTAT Certified Appraiser

March 23, 2007

APPENDIX III—LOAN TO VALUE RATIO TABLES

The following tables set forth loan to Aircraft value ratios for the Equipment Notes issued in respect of each of the 39 aircraft from which Continental may choose the 30 Aircraft to be financed pursuant to the Offering as of April 19, 2009 (assuming each aircraft was financed prior to that date) and the Regular Distribution Dates thereafter. The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the appraised base value of the Aircraft securing such Equipment Notes (see “Description of the Aircraft and the Appraisals—The Appraisals”), subject to the “Depreciation Assumption”. The Depreciation Assumption contemplates that the value of each Aircraft at issuance of the Equipment Notes included in each table depreciates by approximately 3% of the initial appraised value per year. Other rates or methods of depreciation may result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

A. Boeing 737-824

	N87507
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$48,900,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	47.8%	61.6%	72.2%
April 19, 2009	47,433,000.00	23,384,000.00	6,735,000.00	5,177,000.00	49.3	63.5	74.4
October 19, 2009	45,966,000.00	23,384,000.00	6,735,000.00	5,177,000.00	50.9	65.5	76.8
April 19, 2010	45,966,000.00	22,987,888.00	6,658,772.00	4,581,662.72	50.0	64.5	74.5
October 19, 2010	44,499,000.00	22,592,570.00	6,581,005.00	3,992,913.59	50.8	65.6	74.5
April 19, 2011	44,499,000.00	22,198,176.00	6,502,314.00	3,409,864.90	49.9	64.5	72.2
October 19, 2011	43,032,000.00	21,804,706.00	6,422,699.00	2,831,802.42	50.7	65.6	72.2
April 19, 2012	43,032,000.00	21,412,160.01	6,342,160.00	2,258,166.86	49.8	64.5	69.7
October 19, 2012	41,565,000.00	21,020,538.01	6,260,697.00	1,688,508.69	50.6	65.6	69.7
April 19, 2013	41,565,000.00	20,629,840.01	6,178,310.00	1,122,459.01	49.6	64.5	67.2
October 19, 2013	40,098,000.00	20,240,066.01	6,094,999.00	559,709.77	50.5	65.7	67.1
April 19, 2014	40,098,000.00	19,851,216.01	6,010,764.00	0.00	49.5	64.5	N/A
October 19, 2014	38,631,000.00	19,463,290.01	5,925,605.00	0.00	50.4	65.7	N/A
April 19, 2015	38,631,000.00	19,076,288.01	5,839,522.00	0.00	49.4	64.5	N/A
October 19, 2015	37,164,000.00	18,620,509.61	4,885,082.28	0.00	50.1	63.2	N/A
April 19, 2016	37,164,000.00	18,168,353.29	4,089,761.22	0.00	48.9	59.9	N/A
October 19, 2016	35,697,000.00	17,719,819.05	3,420,480.29	0.00	49.6	59.2	N/A
April 19, 2017	35,697,000.00	17,274,906.89	2,852,270.01	0.00	48.4	56.4	N/A
October 19, 2017	34,230,000.00	16,833,616.81	2,366,007.33	0.00	49.2	56.1	N/A
April 19, 2018	34,230,000.00	16,395,948.81	1,946,854.30	0.00	47.9	53.6	N/A
October 19, 2018	32,763,000.00	15,961,902.89	1,583,160.85	0.00	48.7	53.6	N/A
April 19, 2019	32,763,000.00	15,531,479.05	1,265,680.80	0.00	47.4	51.3	N/A
October 19, 2019	31,296,000.00	15,053,107.86	987,003.17	0.00	48.1	51.3	N/A
April 19, 2020	31,296,000.00	14,016,744.33	741,133.94	0.00	44.8	47.2	N/A
October 19, 2020	29,829,000.00	11,782,733.07	523,184.56	0.00	39.5	41.3	N/A
April 19, 2021	29,829,000.00	7,926,459.05	329,137.24	0.00	26.6	27.7	N/A
October 19, 2021	28,362,000.00	3,182,186.33	155,666.18	0.00	11.2	11.8	N/A
April 19, 2022	28,362,000.00	0.00	0.00	0.00	N/A	N/A	N/A

III-1

	N76508
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$49,000,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	47.7%	61.5%	72.0%
April 19, 2009	47,530,000.00	23,384,000.00	6,735,000.00	5,177,000.00	49.2	63.4	74.3
October 19, 2009	47,530,000.00	23,384,000.00	6,735,000.00	5,177,000.00	49.2	63.4	74.3
April 19, 2010	46,060,000.00	22,987,888.00	6,658,772.00	4,581,662.72	49.9	64.4	74.3
October 19, 2010	46,060,000.00	22,592,570.00	6,581,005.00	3,992,913.59	49.1	63.3	72.0
April 19, 2011	44,590,000.00	22,198,176.00	6,502,314.00	3,409,864.90	49.8	64.4	72.0
October 19, 2011	44,590,000.00	21,804,706.00	6,422,699.00	2,831,802.42	48.9	63.3	69.7
April 19, 2012	43,120,000.00	21,412,160.01	6,342,160.00	2,258,166.86	49.7	64.4	69.6
October 19, 2012	43,120,000.00	21,020,538.01	6,260,697.00	1,688,508.69	48.7	63.3	67.2
April 19, 2013	41,650,000.00	20,629,840.01	6,178,310.00	1,122,459.01	49.5	64.4	67.1
October 19, 2013	41,650,000.00	20,240,066.01	6,094,999.00	559,709.77	48.6	63.2	64.6
April 19, 2014	40,180,000.00	19,851,216.01	6,010,764.00	0.00	49.4	64.4	N/A
October 19, 2014	40,180,000.00	19,463,290.01	5,925,605.00	0.00	48.4	63.2	N/A
April 19, 2015	38,710,000.00	19,076,288.01	5,839,522.00	0.00	49.3	64.4	N/A
October 19, 2015	38,710,000.00	18,620,509.61	4,885,082.28	0.00	48.1	60.7	N/A
April 19, 2016	37,240,000.00	18,168,353.29	4,089,761.22	0.00	48.8	59.8	N/A
October 19, 2016	37,240,000.00	17,719,819.05	3,420,480.29	0.00	47.6	56.8	N/A
April 19, 2017	35,770,000.00	17,274,906.89	2,852,270.01	0.00	48.3	56.3	N/A
October 19, 2017	35,770,000.00	16,833,616.81	2,366,007.33	0.00	47.1	53.7	N/A
April 19, 2018	34,300,000.00	16,395,948.81	1,946,854.30	0.00	47.8	53.5	N/A
October 19, 2018	34,300,000.00	15,961,902.89	1,583,160.85	0.00	46.5	51.2	N/A
April 19, 2019	32,830,000.00	15,531,479.05	1,265,680.80	0.00	47.3	51.2	N/A
October 19, 2019	32,830,000.00	15,053,107.86	987,003.17	0.00	45.9	48.9	N/A
April 19, 2020	31,360,000.00	14,016,744.33	741,133.94	0.00	44.7	47.1	N/A
October 19, 2020	31,360,000.00	11,782,733.07	523,184.56	0.00	37.6	39.2	N/A
April 19, 2021	29,890,000.00	7,926,459.05	329,137.24	0.00	26.5	27.6	N/A
October 19, 2021	29,890,000.00	3,182,186.33	155,666.18	0.00	10.6	11.2	N/A
April 19, 2022	28,420,000.00	0.00	0.00	0.00	N/A	N/A	N/A

	N78509
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$49,000,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	47.7%	61.5%	72.0%
April 19, 2009	47,530,000.00	23,384,000.00	6,735,000.00	5,177,000.00	49.2	63.4	74.3
October 19, 2009	47,530,000.00	23,384,000.00	6,735,000.00	5,177,000.00	49.2	63.4	74.3
April 19, 2010	46,060,000.00	22,987,888.00	6,658,772.00	4,581,662.72	49.9	64.4	74.3
October 19, 2010	46,060,000.00	22,592,570.00	6,581,005.00	3,992,913.59	49.1	63.3	72.0
April 19, 2011	44,590,000.00	22,198,176.00	6,502,314.00	3,409,864.90	49.8	64.4	72.0
October 19, 2011	44,590,000.00	21,804,706.00	6,422,699.00	2,831,802.42	48.9	63.3	69.7
April 19, 2012	43,120,000.00	21,412,160.01	6,342,160.00	2,258,166.86	49.7	64.4	69.6
October 19, 2012	43,120,000.00	21,020,538.01	6,260,697.00	1,688,508.69	48.7	63.3	67.2
April 19, 2013	41,650,000.00	20,629,840.01	6,178,310.00	1,122,459.01	49.5	64.4	67.1
October 19, 2013	41,650,000.00	20,240,066.01	6,094,999.00	559,709.77	48.6	63.2	64.6
April 19, 2014	40,180,000.00	19,851,216.01	6,010,764.00	0.00	49.4	64.4	N/A
October 19, 2014	40,180,000.00	19,463,290.01	5,925,605.00	0.00	48.4	63.2	N/A
April 19, 2015	38,710,000.00	19,076,288.01	5,839,522.00	0.00	49.3	64.4	N/A
October 19, 2015	38,710,000.00	18,620,509.61	4,885,082.28	0.00	48.1	60.7	N/A
April 19, 2016	37,240,000.00	18,168,353.29	4,089,761.22	0.00	48.8	59.8	N/A
October 19, 2016	37,240,000.00	17,719,819.05	3,420,480.29	0.00	47.6	56.8	N/A
April 19, 2017	35,770,000.00	17,274,906.89	2,852,270.01	0.00	48.3	56.3	N/A
October 19, 2017	35,770,000.00	16,833,616.81	2,366,007.33	0.00	47.1	53.7	N/A
April 19, 2018	34,300,000.00	16,395,948.81	1,946,854.30	0.00	47.8	53.5	N/A
October 19, 2018	34,300,000.00	15,961,902.89	1,583,160.85	0.00	46.5	51.2	N/A
April 19, 2019	32,830,000.00	15,531,479.05	1,265,680.80	0.00	47.3	51.2	N/A
October 19, 2019	32,830,000.00	15,053,107.86	987,003.17	0.00	45.9	48.9	N/A
April 19, 2020	31,360,000.00	14,016,744.33	741,133.94	0.00	44.7	47.1	N/A
October 19, 2020	31,360,000.00	11,782,733.07	523,184.56	0.00	37.6	39.2	N/A
April 19, 2021	29,890,000.00	7,926,459.05	329,137.24	0.00	26.5	27.6	N/A
October 19, 2021	29,890,000.00	3,182,186.33	155,666.18	0.00	10.6	11.2	N/A
April 19, 2022	28,420,000.00	0.00	0.00	0.00	N/A	N/A	N/A

III-2

	N77510
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$49,200,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	47.5%	61.2%	71.7%
April 19, 2009	47,724,000.00	23,384,000.00	6,735,000.00	5,177,000.00	49.0	63.1	74.0
October 19, 2009	47,724,000.00	23,384,000.00	6,735,000.00	5,177,000.00	49.0	63.1	74.0
April 19, 2010	46,248,000.00	22,987,888.00	6,658,772.00	4,581,662.72	49.7	64.1	74.0
October 19, 2010	46,248,000.00	22,592,570.00	6,581,005.00	3,992,913.59	48.9	63.1	71.7
April 19, 2011	44,772,000.00	22,198,176.00	6,502,314.00	3,409,864.90	49.6	64.1	71.7
October 19, 2011	44,772,000.00	21,804,706.00	6,422,699.00	2,831,802.42	48.7	63.0	69.4
April 19, 2012	43,296,000.00	21,412,160.01	6,342,160.00	2,258,166.86	49.5	64.1	69.3
October 19, 2012	43,296,000.00	21,020,538.01	6,260,697.00	1,688,508.69	48.6	63.0	66.9
April 19, 2013	41,820,000.00	20,629,840.01	6,178,310.00	1,122,459.01	49.3	64.1	66.8
October 19, 2013	41,820,000.00	20,240,066.01	6,094,999.00	559,709.77	48.4	63.0	64.3
April 19, 2014	40,344,000.00	19,851,216.01	6,010,764.00	0.00	49.2	64.1	N/A
October 19, 2014	40,344,000.00	19,463,290.01	5,925,605.00	0.00	48.2	62.9	N/A
April 19, 2015	38,868,000.00	19,076,288.01	5,839,522.00	0.00	49.1	64.1	N/A
October 19, 2015	38,868,000.00	18,620,509.61	4,885,082.28	0.00	47.9	60.5	N/A
April 19, 2016	37,392,000.00	18,168,353.29	4,089,761.22	0.00	48.6	59.5	N/A
October 19, 2016	37,392,000.00	17,719,819.05	3,420,480.29	0.00	47.4	56.5	N/A
April 19, 2017	35,916,000.00	17,274,906.89	2,852,270.01	0.00	48.1	56.0	N/A
October 19, 2017	35,916,000.00	16,833,616.81	2,366,007.33	0.00	46.9	53.5	N/A
April 19, 2018	34,440,000.00	16,395,948.81	1,946,854.30	0.00	47.6	53.3	N/A
October 19, 2018	34,440,000.00	15,961,902.89	1,583,160.85	0.00	46.3	50.9	N/A
April 19, 2019	32,964,000.00	15,531,479.05	1,265,680.80	0.00	47.1	51.0	N/A
October 19, 2019	32,964,000.00	15,053,107.86	987,003.17	0.00	45.7	48.7	N/A
April 19, 2020	31,488,000.00	14,016,744.33	741,133.94	0.00	44.5	46.9	N/A
October 19, 2020	31,488,000.00	11,782,733.07	523,184.56	0.00	37.4	39.1	N/A
April 19, 2021	30,012,000.00	7,926,459.05	329,137.24	0.00	26.4	27.5	N/A
October 19, 2021	30,012,000.00	3,182,186.33	155,666.18	0.00	10.6	11.1	N/A
April 19, 2022	28,536,000.00	0.00	0.00	0.00	N/A	N/A	N/A

	N78511
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$49,300,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	47.4%	61.1%	71.6%
April 19, 2009	47,821,000.00	23,384,000.00	6,735,000.00	5,177,000.00	48.9	63.0	73.8
October 19, 2009	47,821,000.00	23,384,000.00	6,735,000.00	5,177,000.00	48.9	63.0	73.8
April 19, 2010	46,342,000.00	22,987,888.00	6,658,772.00	4,581,662.72	49.6	64.0	73.9
October 19, 2010	46,342,000.00	22,592,570.00	6,581,005.00	3,992,913.59	48.8	63.0	71.6
April 19, 2011	44,863,000.00	22,198,176.00	6,502,314.00	3,409,864.90	49.5	64.0	71.6
October 19, 2011	44,863,000.00	21,804,706.00	6,422,699.00	2,831,802.42	48.6	62.9	69.2
April 19, 2012	43,384,000.00	21,412,160.01	6,342,160.00	2,258,166.86	49.4	64.0	69.2
October 19, 2012	43,384,000.00	21,020,538.01	6,260,697.00	1,688,508.69	48.5	62.9	66.8
April 19, 2013	41,905,000.00	20,629,840.01	6,178,310.00	1,122,459.01	49.2	64.0	66.7
October 19, 2013	41,905,000.00	20,240,066.01	6,094,999.00	559,709.77	48.3	62.8	64.2
April 19, 2014	40,426,000.00	19,851,216.01	6,010,764.00	0.00	49.1	64.0	N/A
October 19, 2014	40,426,000.00	19,463,290.01	5,925,605.00	0.00	48.1	62.8	N/A
April 19, 2015	38,947,000.00	19,076,288.01	5,839,522.00	0.00	49.0	64.0	N/A
October 19, 2015	38,947,000.00	18,620,509.61	4,885,082.28	0.00	47.8	60.4	N/A
April 19, 2016	37,468,000.00	18,168,353.29	4,089,761.22	0.00	48.5	59.4	N/A
October 19, 2016	37,468,000.00	17,719,819.05	3,420,480.29	0.00	47.3	56.4	N/A
April 19, 2017	35,989,000.00	17,274,906.89	2,852,270.01	0.00	48.0	55.9	N/A
October 19, 2017	35,989,000.00	16,833,616.81	2,366,007.33	0.00	46.8	53.3	N/A
April 19, 2018	34,510,000.00	16,395,948.81	1,946,854.30	0.00	47.5	53.2	N/A
October 19, 2018	34,510,000.00	15,961,902.89	1,583,160.85	0.00	46.3	50.8	N/A
April 19, 2019	33,031,000.00	15,531,479.05	1,265,680.80	0.00	47.0	50.9	N/A
October 19, 2019	33,031,000.00	15,053,107.86	987,003.17	0.00	45.6	48.6	N/A
April 19, 2020	31,552,000.00	14,016,744.33	741,133.94	0.00	44.4	46.8	N/A
October 19, 2020	31,552,000.00	11,782,733.07	523,184.56	0.00	37.3	39.0	N/A
April 19, 2021	30,073,000.00	7,926,459.05	329,137.24	0.00	26.4	27.5	N/A
October 19, 2021	30,073,000.00	3,182,186.33	155,666.18	0.00	10.6	11.1	N/A
April 19, 2022	28,594,000.00	0.00	0.00	0.00	N/A	N/A	N/A

III-3

	N87512
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$49,300,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	47.4%	61.1%	71.6%
April 19, 2009	47,821,000.00	23,384,000.00	6,735,000.00	5,177,000.00	48.9	63.0	73.8
October 19, 2009	47,821,000.00	23,384,000.00	6,735,000.00	5,177,000.00	48.9	63.0	73.8
April 19, 2010	46,342,000.00	22,987,888.00	6,658,772.00	4,581,662.72	49.6	64.0	73.9
October 19, 2010	46,342,000.00	22,592,570.00	6,581,005.00	3,992,913.59	48.8	63.0	71.6
April 19, 2011	44,863,000.00	22,198,176.00	6,502,314.00	3,409,864.90	49.5	64.0	71.6
October 19, 2011	44,863,000.00	21,804,706.00	6,422,699.00	2,831,802.42	48.6	62.9	69.2
April 19, 2012	43,384,000.00	21,412,160.01	6,342,160.00	2,258,166.86	49.4	64.0	69.2
October 19, 2012	43,384,000.00	21,020,538.01	6,260,697.00	1,688,508.69	48.5	62.9	66.8
April 19, 2013	41,905,000.00	20,629,840.01	6,178,310.00	1,122,459.01	49.2	64.0	66.7
October 19, 2013	41,905,000.00	20,240,066.01	6,094,999.00	559,709.77	48.3	62.8	64.2
April 19, 2014	40,426,000.00	19,851,216.01	6,010,764.00	0.00	49.1	64.0	N/A
October 19, 2014	40,426,000.00	19,463,290.01	5,925,605.00	0.00	48.1	62.8	N/A
April 19, 2015	38,947,000.00	19,076,288.01	5,839,522.00	0.00	49.0	64.0	N/A
October 19, 2015	38,947,000.00	18,620,509.61	4,885,082.28	0.00	47.8	60.4	N/A
April 19, 2016	37,468,000.00	18,168,353.29	4,089,761.22	0.00	48.5	59.4	N/A
October 19, 2016	37,468,000.00	17,719,819.05	3,420,480.29	0.00	47.3	56.4	N/A
April 19, 2017	35,989,000.00	17,274,906.89	2,852,270.01	0.00	48.0	55.9	N/A
October 19, 2017	35,989,000.00	16,833,616.81	2,366,007.33	0.00	46.8	53.3	N/A
April 19, 2018	34,510,000.00	16,395,948.81	1,946,854.30	0.00	47.5	53.2	N/A
October 19, 2018	34,510,000.00	15,961,902.89	1,583,160.85	0.00	46.3	50.8	N/A
April 19, 2019	33,031,000.00	15,531,479.05	1,265,680.80	0.00	47.0	50.9	N/A
October 19, 2019	33,031,000.00	15,053,107.86	987,003.17	0.00	45.6	48.6	N/A
April 19, 2020	31,552,000.00	14,016,744.33	741,133.94	0.00	44.4	46.8	N/A
October 19, 2020	31,552,000.00	11,782,733.07	523,184.56	0.00	37.3	39.0	N/A
April 19, 2021	30,073,000.00	7,926,459.05	329,137.24	0.00	26.4	27.5	N/A
October 19, 2021	30,073,000.00	3,182,186.33	155,666.18	0.00	10.6	11.1	N/A
April 19, 2022	28,594,000.00	0.00	0.00	0.00	N/A	N/A	N/A

	N87513
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$49,400,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	47.3%	61.0%	71.4%
April 19, 2009	47,918,000.00	23,384,000.00	6,735,000.00	5,177,000.00	48.8	62.9	73.7
October 19, 2009	47,918,000.00	23,384,000.00	6,735,000.00	5,177,000.00	48.8	62.9	73.7
April 19, 2010	46,436,000.00	22,987,888.00	6,658,772.00	4,581,662.72	49.5	63.8	73.7
October 19, 2010	46,436,000.00	22,592,570.00	6,581,005.00	3,992,913.59	48.7	62.8	71.4
April 19, 2011	44,954,000.00	22,198,176.00	6,502,314.00	3,409,864.90	49.4	63.8	71.4
October 19, 2011	44,954,000.00	21,804,706.00	6,422,699.00	2,831,802.42	48.5	62.8	69.1
April 19, 2012	43,472,000.00	21,412,160.01	6,342,160.00	2,258,166.86	49.3	63.8	69.0
October 19, 2012	43,472,000.00	21,020,538.01	6,260,697.00	1,688,508.69	48.4	62.8	66.6
April 19, 2013	41,990,000.00	20,629,840.01	6,178,310.00	1,122,459.01	49.1	63.8	66.5
October 19, 2013	41,990,000.00	20,240,066.01	6,094,999.00	559,709.77	48.2	62.7	64.1
April 19, 2014	40,508,000.00	19,851,216.01	6,010,764.00	0.00	49.0	63.8	N/A
October 19, 2014	40,508,000.00	19,463,290.01	5,925,605.00	0.00	48.0	62.7	N/A
April 19, 2015	39,026,000.00	19,076,288.01	5,839,522.00	0.00	48.9	63.8	N/A
October 19, 2015	39,026,000.00	18,620,509.61	4,885,082.28	0.00	47.7	60.2	N/A
April 19, 2016	37,544,000.00	18,168,353.29	4,089,761.22	0.00	48.4	59.3	N/A
October 19, 2016	37,544,000.00	17,719,819.05	3,420,480.29	0.00	47.2	56.3	N/A
April 19, 2017	36,062,000.00	17,274,906.89	2,852,270.01	0.00	47.9	55.8	N/A
October 19, 2017	36,062,000.00	16,833,616.81	2,366,007.33	0.00	46.7	53.2	N/A
April 19, 2018	34,580,000.00	16,395,948.81	1,946,854.30	0.00	47.4	53.0	N/A
October 19, 2018	34,580,000.00	15,961,902.89	1,583,160.85	0.00	46.2	50.7	N/A
April 19, 2019	33,098,000.00	15,531,479.05	1,265,680.80	0.00	46.9	50.7	N/A
October 19, 2019	33,098,000.00	15,053,107.86	987,003.17	0.00	45.5	48.5	N/A
April 19, 2020	31,616,000.00	14,016,744.33	741,133.94	0.00	44.3	46.7	N/A
October 19, 2020	31,616,000.00	11,782,733.07	523,184.56	0.00	37.3	38.9	N/A
April 19, 2021	30,134,000.00	7,926,459.05	329,137.24	0.00	26.3	27.4	N/A
October 19, 2021	30,134,000.00	3,182,186.33	155,666.18	0.00	10.6	11.1	N/A
April 19, 2022	28,652,000.00	0.00	0.00	0.00	N/A	N/A	N/A

III-4

	N76514
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$49,500,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	47.2%	60.8%	71.3%
April 19, 2009	48,015,000.00	23,384,000.00	6,735,000.00	5,177,000.00	48.7	62.7	73.5
October 19, 2009	48,015,000.00	23,384,000.00	6,735,000.00	5,177,000.00	48.7	62.7	73.5
April 19, 2010	46,530,000.00	22,987,888.00	6,658,772.00	4,581,662.72	49.4	63.7	73.6
October 19, 2010	46,530,000.00	22,592,570.00	6,581,005.00	3,992,913.59	48.6	62.7	71.3
April 19, 2011	45,045,000.00	22,198,176.00	6,502,314.00	3,409,864.90	49.3	63.7	71.3
October 19, 2011	45,045,000.00	21,804,706.00	6,422,699.00	2,831,802.42	48.4	62.7	69.0
April 19, 2012	43,560,000.00	21,412,160.01	6,342,160.00	2,258,166.86	49.2	63.7	68.9
October 19, 2012	43,560,000.00	21,020,538.01	6,260,697.00	1,688,508.69	48.3	62.6	66.5
April 19, 2013	42,075,000.00	20,629,840.01	6,178,310.00	1,122,459.01	49.0	63.7	66.4
October 19, 2013	42,075,000.00	20,240,066.01	6,094,999.00	559,709.77	48.1	62.6	63.9
April 19, 2014	40,590,000.00	19,851,216.01	6,010,764.00	0.00	48.9	63.7	N/A
October 19, 2014	40,590,000.00	19,463,290.01	5,925,605.00	0.00	48.0	62.5	N/A
April 19, 2015	39,105,000.00	19,076,288.01	5,839,522.00	0.00	48.8	63.7	N/A
October 19, 2015	39,105,000.00	18,620,509.61	4,885,082.28	0.00	47.6	60.1	N/A
April 19, 2016	37,620,000.00	18,168,353.29	4,089,761.22	0.00	48.3	59.2	N/A
October 19, 2016	37,620,000.00	17,719,819.05	3,420,480.29	0.00	47.1	56.2	N/A
April 19, 2017	36,135,000.00	17,274,906.89	2,852,270.01	0.00	47.8	55.7	N/A
October 19, 2017	36,135,000.00	16,833,616.81	2,366,007.33	0.00	46.6	53.1	N/A
April 19, 2018	34,650,000.00	16,395,948.81	1,946,854.30	0.00	47.3	52.9	N/A
October 19, 2018	34,650,000.00	15,961,902.89	1,583,160.85	0.00	46.1	50.6	N/A
April 19, 2019	33,165,000.00	15,531,479.05	1,265,680.80	0.00	46.8	50.6	N/A
October 19, 2019	33,165,000.00	15,053,107.86	987,003.17	0.00	45.4	48.4	N/A
April 19, 2020	31,680,000.00	14,016,744.33	741,133.94	0.00	44.2	46.6	N/A
October 19, 2020	31,680,000.00	11,782,733.07	523,184.56	0.00	37.2	38.8	N/A
April 19, 2021	30,195,000.00	7,926,459.05	329,137.24	0.00	26.3	27.3	N/A
October 19, 2021	30,195,000.00	3,182,186.33	155,666.18	0.00	10.5	11.1	N/A
April 19, 2022	28,710,000.00	0.00	0.00	0.00	N/A	N/A	N/A

	N76515
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$49,600,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	47.1%	60.7%	71.2%
April 19, 2009	49,600,000.00	23,384,000.00	6,735,000.00	5,177,000.00	47.1	60.7	71.2
October 19, 2009	48,112,000.00	23,384,000.00	6,735,000.00	5,177,000.00	48.6	62.6	73.4
April 19, 2010	48,112,000.00	22,987,888.00	6,658,772.00	4,581,662.72	47.8	61.6	71.1
October 19, 2010	46,624,000.00	22,592,570.00	6,581,005.00	3,992,913.59	48.5	62.6	71.1
April 19, 2011	46,624,000.00	22,198,176.00	6,502,314.00	3,409,864.90	47.6	61.6	68.9
October 19, 2011	45,136,000.00	21,804,706.00	6,422,699.00	2,831,802.42	48.3	62.5	68.8
April 19, 2012	45,136,000.00	21,412,160.01	6,342,160.00	2,258,166.86	47.4	61.5	66.5
October 19, 2012	43,648,000.00	21,020,538.01	6,260,697.00	1,688,508.69	48.2	62.5	66.4
April 19, 2013	43,648,000.00	20,629,840.01	6,178,310.00	1,122,459.01	47.3	61.4	64.0
October 19, 2013	42,160,000.00	20,240,066.01	6,094,999.00	559,709.77	48.0	62.5	63.8
April 19, 2014	42,160,000.00	19,851,216.01	6,010,764.00	0.00	47.1	61.3	N/A
October 19, 2014	40,672,000.00	19,463,290.01	5,925,605.00	0.00	47.9	62.4	N/A
April 19, 2015	40,672,000.00	19,076,288.01	5,839,522.00	0.00	46.9	61.3	N/A
October 19, 2015	39,184,000.00	18,620,509.61	4,885,082.28	0.00	47.5	60.0	N/A
April 19, 2016	39,184,000.00	18,168,353.29	4,089,761.22	0.00	46.4	56.8	N/A
October 19, 2016	37,696,000.00	17,719,819.05	3,420,480.29	0.00	47.0	56.1	N/A
April 19, 2017	37,696,000.00	17,274,906.89	2,852,270.01	0.00	45.8	53.4	N/A
October 19, 2017	36,208,000.00	16,833,616.81	2,366,007.33	0.00	46.5	53.0	N/A
April 19, 2018	36,208,000.00	16,395,948.81	1,946,854.30	0.00	45.3	50.7	N/A
October 19, 2018	34,720,000.00	15,961,902.89	1,583,160.85	0.00	46.0	50.5	N/A
April 19, 2019	34,720,000.00	15,531,479.05	1,265,680.80	0.00	44.7	48.4	N/A
October 19, 2019	33,232,000.00	15,053,107.86	987,003.17	0.00	45.3	48.3	N/A
April 19, 2020	33,232,000.00	14,016,744.33	741,133.94	0.00	42.2	44.4	N/A
October 19, 2020	31,744,000.00	11,782,733.07	523,184.56	0.00	37.1	38.8	N/A
April 19, 2021	31,744,000.00	7,926,459.05	329,137.24	0.00	25.0	26.0	N/A
October 19, 2021	30,256,000.00	3,182,186.33	155,666.18	0.00	10.5	11.0	N/A
April 19, 2022	30,256,000.00	0.00	0.00	0.00	N/A	N/A	N/A

III-5

	N76516
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$49,600,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	47.1%	60.7%	71.2%
April 19, 2009	49,600,000.00	23,384,000.00	6,735,000.00	5,177,000.00	47.1	60.7	71.2
October 19, 2009	48,112,000.00	23,384,000.00	6,735,000.00	5,177,000.00	48.6	62.6	73.4
April 19, 2010	48,112,000.00	22,987,888.00	6,658,772.00	4,581,662.72	47.8	61.6	71.1
October 19, 2010	46,624,000.00	22,592,570.00	6,581,005.00	3,992,913.59	48.5	62.6	71.1
April 19, 2011	46,624,000.00	22,198,176.00	6,502,314.00	3,409,864.90	47.6	61.6	68.9
October 19, 2011	45,136,000.00	21,804,706.00	6,422,699.00	2,831,802.42	48.3	62.5	68.8
April 19, 2012	45,136,000.00	21,412,160.01	6,342,160.00	2,258,166.86	47.4	61.5	66.5
October 19, 2012	43,648,000.00	21,020,538.01	6,260,697.00	1,688,508.69	48.2	62.5	66.4
April 19, 2013	43,648,000.00	20,629,840.01	6,178,310.00	1,122,459.01	47.3	61.4	64.0
October 19, 2013	42,160,000.00	20,240,066.01	6,094,999.00	559,709.77	48.0	62.5	63.8
April 19, 2014	42,160,000.00	19,851,216.01	6,010,764.00	0.00	47.1	61.3	N/A
October 19, 2014	40,672,000.00	19,463,290.01	5,925,605.00	0.00	47.9	62.4	N/A
April 19, 2015	40,672,000.00	19,076,288.01	5,839,522.00	0.00	46.9	61.3	N/A
October 19, 2015	39,184,000.00	18,620,509.61	4,885,082.28	0.00	47.5	60.0	N/A
April 19, 2016	39,184,000.00	18,168,353.29	4,089,761.22	0.00	46.4	56.8	N/A
October 19, 2016	37,696,000.00	17,719,819.05	3,420,480.29	0.00	47.0	56.1	N/A
April 19, 2017	37,696,000.00	17,274,906.89	2,852,270.01	0.00	45.8	53.4	N/A
October 19, 2017	36,208,000.00	16,833,616.81	2,366,007.33	0.00	46.5	53.0	N/A
April 19, 2018	36,208,000.00	16,395,948.81	1,946,854.30	0.00	45.3	50.7	N/A
October 19, 2018	34,720,000.00	15,961,902.89	1,583,160.85	0.00	46.0	50.5	N/A
April 19, 2019	34,720,000.00	15,531,479.05	1,265,680.80	0.00	44.7	48.4	N/A
October 19, 2019	33,232,000.00	15,053,107.86	987,003.17	0.00	45.3	48.3	N/A
April 19, 2020	33,232,000.00	14,016,744.33	741,133.94	0.00	42.2	44.4	N/A
October 19, 2020	31,744,000.00	11,782,733.07	523,184.56	0.00	37.1	38.8	N/A
April 19, 2021	31,744,000.00	7,926,459.05	329,137.24	0.00	25.0	26.0	N/A
October 19, 2021	30,256,000.00	3,182,186.33	155,666.18	0.00	10.5	11.0	N/A
April 19, 2022	30,256,000.00	0.00	0.00	0.00	N/A	N/A	N/A

	N76517
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$49,700,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	47.1%	60.6%	71.0%
April 19, 2009	49,700,000.00	23,384,000.00	6,735,000.00	5,177,000.00	47.1	60.6	71.0
October 19, 2009	48,209,000.00	23,384,000.00	6,735,000.00	5,177,000.00	48.5	62.5	73.2
April 19, 2010	48,209,000.00	22,987,888.00	6,658,772.00	4,581,662.72	47.7	61.5	71.0
October 19, 2010	46,718,000.00	22,592,570.00	6,581,005.00	3,992,913.59	48.4	62.4	71.0
April 19, 2011	46,718,000.00	22,198,176.00	6,502,314.00	3,409,864.90	47.5	61.4	68.7
October 19, 2011	45,227,000.00	21,804,706.00	6,422,699.00	2,831,802.42	48.2	62.4	68.7
April 19, 2012	45,227,000.00	21,412,160.01	6,342,160.00	2,258,166.86	47.3	61.4	66.4
October 19, 2012	43,736,000.00	21,020,538.01	6,260,697.00	1,688,508.69	48.1	62.4	66.2
April 19, 2013	43,736,000.00	20,629,840.01	6,178,310.00	1,122,459.01	47.2	61.3	63.9
October 19, 2013	42,245,000.00	20,240,066.01	6,094,999.00	559,709.77	47.9	62.3	63.7
April 19, 2014	42,245,000.00	19,851,216.01	6,010,764.00	0.00	47.0	61.2	N/A
October 19, 2014	40,754,000.00	19,463,290.01	5,925,605.00	0.00	47.8	62.3	N/A
April 19, 2015	40,754,000.00	19,076,288.01	5,839,522.00	0.00	46.8	61.1	N/A
October 19, 2015	39,263,000.00	18,620,509.61	4,885,082.28	0.00	47.4	59.9	N/A
April 19, 2016	39,263,000.00	18,168,353.29	4,089,761.22	0.00	46.3	56.7	N/A
October 19, 2016	37,772,000.00	17,719,819.05	3,420,480.29	0.00	46.9	56.0	N/A
April 19, 2017	37,772,000.00	17,274,906.89	2,852,270.01	0.00	45.7	53.3	N/A
October 19, 2017	36,281,000.00	16,833,616.81	2,366,007.33	0.00	46.4	52.9	N/A
April 19, 2018	36,281,000.00	16,395,948.81	1,946,854.30	0.00	45.2	50.6	N/A
October 19, 2018	34,790,000.00	15,961,902.89	1,583,160.85	0.00	45.9	50.4	N/A
April 19, 2019	34,790,000.00	15,531,479.05	1,265,680.80	0.00	44.6	48.3	N/A
October 19, 2019	33,299,000.00	15,053,107.86	987,003.17	0.00	45.2	48.2	N/A
April 19, 2020	33,299,000.00	14,016,744.33	741,133.94	0.00	42.1	44.3	N/A
October 19, 2020	31,808,000.00	11,782,733.07	523,184.56	0.00	37.0	38.7	N/A
April 19, 2021	31,808,000.00	7,926,459.05	329,137.24	0.00	24.9	26.0	N/A
October 19, 2021	30,317,000.00	3,182,186.33	155,666.18	0.00	10.5	11.0	N/A
April 19, 2022	30,317,000.00	0.00	0.00	0.00	N/A	N/A	N/A

III-6

	N77518
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$49,900,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	46.9%	60.4%	70.7%
April 19, 2009	49,900,000.00	23,384,000.00	6,735,000.00	5,177,000.00	46.9	60.4	70.7
October 19, 2009	48,403,000.00	23,384,000.00	6,735,000.00	5,177,000.00	48.3	62.2	72.9
April 19, 2010	48,403,000.00	22,987,888.00	6,658,772.00	4,581,662.72	47.5	61.2	70.7
October 19, 2010	46,906,000.00	22,592,570.00	6,581,005.00	3,992,913.59	48.2	62.2	70.7
April 19, 2011	46,906,000.00	22,198,176.00	6,502,314.00	3,409,864.90	47.3	61.2	68.5
October 19, 2011	45,409,000.00	21,804,706.00	6,422,699.00	2,831,802.42	48.0	62.2	68.4
April 19, 2012	45,409,000.00	21,412,160.01	6,342,160.00	2,258,166.86	47.2	61.1	66.1
October 19, 2012	43,912,000.00	21,020,538.01	6,260,697.00	1,688,508.69	47.9	62.1	66.0
April 19, 2013	43,912,000.00	20,629,840.01	6,178,310.00	1,122,459.01	47.0	61.0	63.6
October 19, 2013	42,415,000.00	20,240,066.01	6,094,999.00	559,709.77	47.7	62.1	63.4
April 19, 2014	42,415,000.00	19,851,216.01	6,010,764.00	0.00	46.8	61.0	N/A
October 19, 2014	40,918,000.00	19,463,290.01	5,925,605.00	0.00	47.6	62.0	N/A
April 19, 2015	40,918,000.00	19,076,288.01	5,839,522.00	0.00	46.6	60.9	N/A
October 19, 2015	39,421,000.00	18,620,509.61	4,885,082.28	0.00	47.2	59.6	N/A
April 19, 2016	39,421,000.00	18,168,353.29	4,089,761.22	0.00	46.1	56.5	N/A
October 19, 2016	37,924,000.00	17,719,819.05	3,420,480.29	0.00	46.7	55.7	N/A
April 19, 2017	37,924,000.00	17,274,906.89	2,852,270.01	0.00	45.6	53.1	N/A
October 19, 2017	36,427,000.00	16,833,616.81	2,366,007.33	0.00	46.2	52.7	N/A
April 19, 2018	36,427,000.00	16,395,948.81	1,946,854.30	0.00	45.0	50.4	N/A
October 19, 2018	34,930,000.00	15,961,902.89	1,583,160.85	0.00	45.7	50.2	N/A
April 19, 2019	34,930,000.00	15,531,479.05	1,265,680.80	0.00	44.5	48.1	N/A
October 19, 2019	33,433,000.00	15,053,107.86	987,003.17	0.00	45.0	48.0	N/A
April 19, 2020	33,433,000.00	14,016,744.33	741,133.94	0.00	41.9	44.1	N/A
October 19, 2020	31,936,000.00	11,782,733.07	523,184.56	0.00	36.9	38.5	N/A
April 19, 2021	31,936,000.00	7,926,459.05	329,137.24	0.00	24.8	25.9	N/A
October 19, 2021	30,439,000.00	3,182,186.33	155,666.18	0.00	10.5	11.0	N/A
April 19, 2022	30,439,000.00	0.00	0.00	0.00	N/A	N/A	N/A

	N76519
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$50,200,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	46.6%	60.0%	70.3%
April 19, 2009	50,200,000.00	23,384,000.00	6,735,000.00	5,177,000.00	46.6	60.0	70.3
October 19, 2009	48,694,000.00	23,384,000.00	6,735,000.00	5,177,000.00	48.0	61.9	72.5
April 19, 2010	48,694,000.00	22,987,888.00	6,658,772.00	4,581,662.72	47.2	60.9	70.3
October 19, 2010	47,188,000.00	22,592,570.00	6,581,005.00	3,992,913.59	47.9	61.8	70.3
April 19, 2011	47,188,000.00	22,198,176.00	6,502,314.00	3,409,864.90	47.0	60.8	68.0
October 19, 2011	45,682,000.00	21,804,706.00	6,422,699.00	2,831,802.42	47.7	61.8	68.0
April 19, 2012	45,682,000.00	21,412,160.01	6,342,160.00	2,258,166.86	46.9	60.8	65.7
October 19, 2012	44,176,000.00	21,020,538.01	6,260,697.00	1,688,508.69	47.6	61.8	65.6
April 19, 2013	44,176,000.00	20,629,840.01	6,178,310.00	1,122,459.01	46.7	60.7	63.2
October 19, 2013	42,670,000.00	20,240,066.01	6,094,999.00	559,709.77	47.4	61.7	63.0
April 19, 2014	42,670,000.00	19,851,216.01	6,010,764.00	0.00	46.5	60.6	N/A
October 19, 2014	41,164,000.00	19,463,290.01	5,925,605.00	0.00	47.3	61.7	N/A
April 19, 2015	41,164,000.00	19,076,288.01	5,839,522.00	0.00	46.3	60.5	N/A
October 19, 2015	39,658,000.00	18,620,509.61	4,885,082.28	0.00	47.0	59.3	N/A
April 19, 2016	39,658,000.00	18,168,353.29	4,089,761.22	0.00	45.8	56.1	N/A
October 19, 2016	38,152,000.00	17,719,819.05	3,420,480.29	0.00	46.4	55.4	N/A
April 19, 2017	38,152,000.00	17,274,906.89	2,852,270.01	0.00	45.3	52.8	N/A
October 19, 2017	36,646,000.00	16,833,616.81	2,366,007.33	0.00	45.9	52.4	N/A
April 19, 2018	36,646,000.00	16,395,948.81	1,946,854.30	0.00	44.7	50.1	N/A
October 19, 2018	35,140,000.00	15,961,902.89	1,583,160.85	0.00	45.4	49.9	N/A
April 19, 2019	35,140,000.00	15,531,479.05	1,265,680.80	0.00	44.2	47.8	N/A
October 19, 2019	33,634,000.00	15,053,107.86	987,003.17	0.00	44.8	47.7	N/A
April 19, 2020	33,634,000.00	14,016,744.33	741,133.94	0.00	41.7	43.9	N/A
October 19, 2020	32,128,000.00	11,782,733.07	523,184.56	0.00	36.7	38.3	N/A
April 19, 2021	32,128,000.00	7,926,459.05	329,137.24	0.00	24.7	25.7	N/A
October 19, 2021	30,622,000.00	3,182,186.33	155,666.18	0.00	10.4	10.9	N/A
April 19, 2022	30,622,000.00	0.00	0.00	0.00	N/A	N/A	N/A

III-7

	N77520
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$50,300,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	46.5%	59.9%	70.2%
April 19, 2009	50,300,000.00	23,384,000.00	6,735,000.00	5,177,000.00	46.5	59.9	70.2
October 19, 2009	50,300,000.00	23,384,000.00	6,735,000.00	5,177,000.00	46.5	59.9	70.2
April 19, 2010	48,791,000.00	22,987,888.00	6,658,772.00	4,581,662.72	47.1	60.8	70.2
October 19, 2010	48,791,000.00	22,592,570.00	6,581,005.00	3,992,913.59	46.3	59.8	68.0
April 19, 2011	47,282,000.00	22,198,176.00	6,502,314.00	3,409,864.90	46.9	60.7	67.9
October 19, 2011	47,282,000.00	21,804,706.00	6,422,699.00	2,831,802.42	46.1	59.7	65.7
April 19, 2012	45,773,000.00	21,412,160.01	6,342,160.00	2,258,166.86	46.8	60.6	65.6
October 19, 2012	45,773,000.00	21,020,538.01	6,260,697.00	1,688,508.69	45.9	59.6	63.3
April 19, 2013	44,264,000.00	20,629,840.01	6,178,310.00	1,122,459.01	46.6	60.6	63.1
October 19, 2013	44,264,000.00	20,240,066.01	6,094,999.00	559,709.77	45.7	59.5	60.8
April 19, 2014	42,755,000.00	19,851,216.01	6,010,764.00	0.00	46.4	60.5	N/A
October 19, 2014	42,755,000.00	19,463,290.01	5,925,605.00	0.00	45.5	59.4	N/A
April 19, 2015	41,246,000.00	19,076,288.01	5,839,522.00	0.00	46.3	60.4	N/A
October 19, 2015	41,246,000.00	18,620,509.61	4,885,082.28	0.00	45.1	57.0	N/A
April 19, 2016	39,737,000.00	18,168,353.29	4,089,761.22	0.00	45.7	56.0	N/A
October 19, 2016	39,737,000.00	17,719,819.05	3,420,480.29	0.00	44.6	53.2	N/A
April 19, 2017	38,228,000.00	17,274,906.89	2,852,270.01	0.00	45.2	52.7	N/A
October 19, 2017	38,228,000.00	16,833,616.81	2,366,007.33	0.00	44.0	50.2	N/A
April 19, 2018	36,719,000.00	16,395,948.81	1,946,854.30	0.00	44.7	50.0	N/A
October 19, 2018	36,719,000.00	15,961,902.89	1,583,160.85	0.00	43.5	47.8	N/A
April 19, 2019	35,210,000.00	15,531,479.05	1,265,680.80	0.00	44.1	47.7	N/A
October 19, 2019	35,210,000.00	15,053,107.86	987,003.17	0.00	42.8	45.6	N/A
April 19, 2020	33,701,000.00	14,016,744.33	741,133.94	0.00	41.6	43.8	N/A
October 19, 2020	33,701,000.00	11,782,733.07	523,184.56	0.00	35.0	36.5	N/A
April 19, 2021	32,192,000.00	7,926,459.05	329,137.24	0.00	24.6	25.6	N/A
October 19, 2021	32,192,000.00	3,182,186.33	155,666.18	0.00	9.9	10.4	N/A
April 19, 2022	30,683,000.00	0.00	0.00	0.00	N/A	N/A	N/A

	N79521
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$50,400,000.00	$23,384,000.00	$6,735,000.00	$5,177,000.00	46.4%	59.8%	70.0%
April 19, 2009	50,400,000.00	23,384,000.00	6,735,000.00	5,177,000.00	46.4	59.8	70.0
October 19, 2009	50,400,000.00	23,384,000.00	6,735,000.00	5,177,000.00	46.4	59.8	70.0
April 19, 2010	48,888,000.00	22,987,888.00	6,658,772.00	4,581,662.72	47.0	60.6	70.0
October 19, 2010	48,888,000.00	22,592,570.00	6,581,005.00	3,992,913.59	46.2	59.7	67.8
April 19, 2011	47,376,000.00	22,198,176.00	6,502,314.00	3,409,864.90	46.9	60.6	67.8
October 19, 2011	47,376,000.00	21,804,706.00	6,422,699.00	2,831,802.42	46.0	59.6	65.6
April 19, 2012	45,864,000.00	21,412,160.01	6,342,160.00	2,258,166.86	46.7	60.5	65.4
October 19, 2012	45,864,000.00	21,020,538.01	6,260,697.00	1,688,508.69	45.8	59.5	63.2
April 19, 2013	44,352,000.00	20,629,840.01	6,178,310.00	1,122,459.01	46.5	60.4	63.0
October 19, 2013	44,352,000.00	20,240,066.01	6,094,999.00	559,709.77	45.6	59.4	60.6
April 19, 2014	42,840,000.00	19,851,216.01	6,010,764.00	0.00	46.3	60.4	N/A
October 19, 2014	42,840,000.00	19,463,290.01	5,925,605.00	0.00	45.4	59.3	N/A
April 19, 2015	41,328,000.00	19,076,288.01	5,839,522.00	0.00	46.2	60.3	N/A
October 19, 2015	41,328,000.00	18,620,509.61	4,885,082.28	0.00	45.1	56.9	N/A
April 19, 2016	39,816,000.00	18,168,353.29	4,089,761.22	0.00	45.6	55.9	N/A
October 19, 2016	39,816,000.00	17,719,819.05	3,420,480.29	0.00	44.5	53.1	N/A
April 19, 2017	38,304,000.00	17,274,906.89	2,852,270.01	0.00	45.1	52.5	N/A
October 19, 2017	38,304,000.00	16,833,616.81	2,366,007.33	0.00	43.9	50.1	N/A
April 19, 2018	36,792,000.00	16,395,948.81	1,946,854.30	0.00	44.6	49.9	N/A
October 19, 2018	36,792,000.00	15,961,902.89	1,583,160.85	0.00	43.4	47.7	N/A
April 19, 2019	35,280,000.00	15,531,479.05	1,265,680.80	0.00	44.0	47.6	N/A
October 19, 2019	35,280,000.00	15,053,107.86	987,003.17	0.00	42.7	45.5	N/A
April 19, 2020	33,768,000.00	14,016,744.33	741,133.94	0.00	41.5	43.7	N/A
October 19, 2020	33,768,000.00	11,782,733.07	523,184.56	0.00	34.9	36.4	N/A
April 19, 2021	32,256,000.00	7,926,459.05	329,137.24	0.00	24.6	25.6	N/A
October 19, 2021	32,256,000.00	3,182,186.33	155,666.18	0.00	9.9	10.3	N/A
April 19, 2022	30,744,000.00	0.00	0.00	0.00	N/A	N/A	N/A

III-8

B. Boeing 737-924ER

	N37413
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$55,810,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	47.4%	61.4%	72.0%
April 19, 2009	54,135,700.00	26,453,000.00	7,835,000.00	5,893,000.00	48.9	63.3	74.2
October 19, 2009	52,461,400.00	26,453,000.00	7,835,000.00	5,893,000.00	50.4	65.4	76.6
April 19, 2010	52,461,400.00	25,972,519.60	7,778,602.83	5,215,974.86	49.5	64.3	74.3
October 19, 2010	50,787,100.00	25,493,216.46	7,719,324.24	4,545,715.86	50.2	65.4	74.3
April 19, 2011	50,787,100.00	25,016,016.50	7,657,942.47	3,881,946.51	49.3	64.3	72.0
October 19, 2011	49,112,800.00	24,540,919.72	7,594,457.52	3,223,853.70	50.0	65.4	72.0
April 19, 2012	49,112,800.00	24,067,926.12	7,528,869.39	2,570,800.68	49.0	64.3	69.6
October 19, 2012	47,438,500.00	23,597,035.70	7,461,178.08	1,922,275.72	49.7	65.5	69.5
April 19, 2013	47,438,500.00	23,128,248.46	7,391,383.59	1,277,858.82	48.8	64.3	67.0
October 19, 2013	45,764,200.00	22,661,564.40	7,319,485.92	637,199.30	49.5	65.5	66.9
April 19, 2014	45,764,200.00	22,196,983.52	7,245,485.07	0.00	48.5	64.3	N/A
October 19, 2014	44,089,900.00	21,734,505.82	7,169,381.04	0.00	49.3	65.6	N/A
April 19, 2015	44,089,900.00	21,274,131.30	7,091,173.83	0.00	48.3	64.3	N/A
October 19, 2015	42,415,600.00	20,815,842.65	5,746,366.44	0.00	49.1	62.6	N/A
April 19, 2016	42,415,600.00	20,359,657.85	4,672,170.69	0.00	48.0	59.0	N/A
October 19, 2016	40,741,300.00	19,905,576.90	3,803,671.15	0.00	48.9	58.2	N/A
April 19, 2017	40,741,300.00	19,453,599.80	3,093,799.55	0.00	47.7	55.3	N/A
October 19, 2017	39,067,000.00	19,003,726.55	2,507,858.38	0.00	48.6	55.1	N/A
April 19, 2018	39,067,000.00	18,555,957.15	2,019,884.83	0.00	47.5	52.7	N/A
October 19, 2018	37,392,700.00	18,110,291.60	1,610,187.30	0.00	48.4	52.7	N/A
April 19, 2019	37,392,700.00	17,666,729.90	1,263,645.41	0.00	47.2	50.6	N/A
October 19, 2019	35,718,400.00	17,174,790.19	968,517.30	0.00	48.1	50.8	N/A
April 19, 2020	35,718,400.00	16,181,029.48	715,589.90	0.00	45.3	47.3	N/A
October 19, 2020	34,044,100.00	13,955,406.23	497,565.11	0.00	41.0	42.5	N/A
April 19, 2021	34,044,100.00	9,804,047.64	308,610.61	0.00	28.8	29.7	N/A
October 19, 2021	32,369,800.00	4,193,536.26	144,027.26	0.00	13.0	13.4	N/A
April 19, 2022	32,369,800.00	0.00	0.00	0.00	N/A	N/A	N/A

	N47414
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$55,810,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	47.4%	61.4%	72.0%
April 19, 2009	54,135,700.00	26,453,000.00	7,835,000.00	5,893,000.00	48.9	63.3	74.2
October 19, 2009	52,461,400.00	26,453,000.00	7,835,000.00	5,893,000.00	50.4	65.4	76.6
April 19, 2010	52,461,400.00	25,972,519.60	7,778,602.83	5,215,974.86	49.5	64.3	74.3
October 19, 2010	50,787,100.00	25,493,216.46	7,719,324.24	4,545,715.86	50.2	65.4	74.3
April 19, 2011	50,787,100.00	25,016,016.50	7,657,942.47	3,881,946.51	49.3	64.3	72.0
October 19, 2011	49,112,800.00	24,540,919.72	7,594,457.52	3,223,853.70	50.0	65.4	72.0
April 19, 2012	49,112,800.00	24,067,926.12	7,528,869.39	2,570,800.68	49.0	64.3	69.6
October 19, 2012	47,438,500.00	23,597,035.70	7,461,178.08	1,922,275.72	49.7	65.5	69.5
April 19, 2013	47,438,500.00	23,128,248.46	7,391,383.59	1,277,858.82	48.8	64.3	67.0
October 19, 2013	45,764,200.00	22,661,564.40	7,319,485.92	637,199.30	49.5	65.5	66.9
April 19, 2014	45,764,200.00	22,196,983.52	7,245,485.07	0.00	48.5	64.3	N/A
October 19, 2014	44,089,900.00	21,734,505.82	7,169,381.04	0.00	49.3	65.6	N/A
April 19, 2015	44,089,900.00	21,274,131.30	7,091,173.83	0.00	48.3	64.3	N/A
October 19, 2015	42,415,600.00	20,815,842.65	5,746,366.44	0.00	49.1	62.6	N/A
April 19, 2016	42,415,600.00	20,359,657.85	4,672,170.69	0.00	48.0	59.0	N/A
October 19, 2016	40,741,300.00	19,905,576.90	3,803,671.15	0.00	48.9	58.2	N/A
April 19, 2017	40,741,300.00	19,453,599.80	3,093,799.55	0.00	47.7	55.3	N/A
October 19, 2017	39,067,000.00	19,003,726.55	2,507,858.38	0.00	48.6	55.1	N/A
April 19, 2018	39,067,000.00	18,555,957.15	2,019,884.83	0.00	47.5	52.7	N/A
October 19, 2018	37,392,700.00	18,110,291.60	1,610,187.30	0.00	48.4	52.7	N/A
April 19, 2019	37,392,700.00	17,666,729.90	1,263,645.41	0.00	47.2	50.6	N/A
October 19, 2019	35,718,400.00	17,174,790.19	968,517.30	0.00	48.1	50.8	N/A
April 19, 2020	35,718,400.00	16,181,029.48	715,589.90	0.00	45.3	47.3	N/A
October 19, 2020	34,044,100.00	13,955,406.23	497,565.11	0.00	41.0	42.5	N/A
April 19, 2021	34,044,100.00	9,804,047.64	308,610.61	0.00	28.8	29.7	N/A
October 19, 2021	32,369,800.00	4,193,536.26	144,027.26	0.00	13.0	13.4	N/A
April 19, 2022	32,369,800.00	0.00	0.00	0.00	N/A	N/A	N/A

III-9

	N39415
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$55,909,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	47.3%	61.3%	71.9%
April 19, 2009	54,231,730.00	26,453,000.00	7,835,000.00	5,893,000.00	48.8	63.2	74.1
October 19, 2009	54,231,730.00	26,453,000.00	7,835,000.00	5,893,000.00	48.8	63.2	74.1
April 19, 2010	52,554,460.00	25,972,519.60	7,778,602.83	5,215,974.86	49.4	64.2	74.1
October 19, 2010	52,554,460.00	25,493,216.46	7,719,324.24	4,545,715.86	48.5	63.2	71.8
April 19, 2011	50,877,190.00	25,016,016.50	7,657,942.47	3,881,946.51	49.2	64.2	71.9
October 19, 2011	50,877,190.00	24,540,919.72	7,594,457.52	3,223,853.70	48.2	63.2	69.5
April 19, 2012	49,199,920.00	24,067,926.12	7,528,869.39	2,570,800.68	48.9	64.2	69.4
October 19, 2012	49,199,920.00	23,597,035.70	7,461,178.08	1,922,275.72	48.0	63.1	67.0
April 19, 2013	47,522,650.00	23,128,248.46	7,391,383.59	1,277,858.82	48.7	64.2	66.9
October 19, 2013	47,522,650.00	22,661,564.40	7,319,485.92	637,199.30	47.7	63.1	64.4
April 19, 2014	45,845,380.00	22,196,983.52	7,245,485.07	0.00	48.4	64.2	N/A
October 19, 2014	45,845,380.00	21,734,505.82	7,169,381.04	0.00	47.4	63.0	N/A
April 19, 2015	44,168,110.00	21,274,131.30	7,091,173.83	0.00	48.2	64.2	N/A
October 19, 2015	44,168,110.00	20,815,842.65	5,746,366.44	0.00	47.1	60.1	N/A
April 19, 2016	42,490,840.00	20,359,657.85	4,672,170.69	0.00	47.9	58.9	N/A
October 19, 2016	42,490,840.00	19,905,576.90	3,803,671.15	0.00	46.8	55.8	N/A
April 19, 2017	40,813,570.00	19,453,599.80	3,093,799.55	0.00	47.7	55.2	N/A
October 19, 2017	40,813,570.00	19,003,726.55	2,507,858.38	0.00	46.6	52.7	N/A
April 19, 2018	39,136,300.00	18,555,957.15	2,019,884.83	0.00	47.4	52.6	N/A
October 19, 2018	39,136,300.00	18,110,291.60	1,610,187.30	0.00	46.3	50.4	N/A
April 19, 2019	37,459,030.00	17,666,729.90	1,263,645.41	0.00	47.2	50.5	N/A
October 19, 2019	37,459,030.00	17,174,790.19	968,517.30	0.00	45.8	48.4	N/A
April 19, 2020	35,781,760.00	16,181,029.48	715,589.90	0.00	45.2	47.2	N/A
October 19, 2020	35,781,760.00	13,955,406.23	497,565.11	0.00	39.0	40.4	N/A
April 19, 2021	34,104,490.00	9,804,047.64	308,610.61	0.00	28.7	29.7	N/A
October 19, 2021	34,104,490.00	4,193,536.26	144,027.26	0.00	12.3	12.7	N/A
April 19, 2022	32,427,220.00	0.00	0.00	0.00	N/A	N/A	N/A

	N39416
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$55,909,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	47.3%	61.3%	71.9%
April 19, 2009	54,231,730.00	26,453,000.00	7,835,000.00	5,893,000.00	48.8	63.2	74.1
October 19, 2009	54,231,730.00	26,453,000.00	7,835,000.00	5,893,000.00	48.8	63.2	74.1
April 19, 2010	52,554,460.00	25,972,519.60	7,778,602.83	5,215,974.86	49.4	64.2	74.1
October 19, 2010	52,554,460.00	25,493,216.46	7,719,324.24	4,545,715.86	48.5	63.2	71.8
April 19, 2011	50,877,190.00	25,016,016.50	7,657,942.47	3,881,946.51	49.2	64.2	71.9
October 19, 2011	50,877,190.00	24,540,919.72	7,594,457.52	3,223,853.70	48.2	63.2	69.5
April 19, 2012	49,199,920.00	24,067,926.12	7,528,869.39	2,570,800.68	48.9	64.2	69.4
October 19, 2012	49,199,920.00	23,597,035.70	7,461,178.08	1,922,275.72	48.0	63.1	67.0
April 19, 2013	47,522,650.00	23,128,248.46	7,391,383.59	1,277,858.82	48.7	64.2	66.9
October 19, 2013	47,522,650.00	22,661,564.40	7,319,485.92	637,199.30	47.7	63.1	64.4
April 19, 2014	45,845,380.00	22,196,983.52	7,245,485.07	0.00	48.4	64.2	N/A
October 19, 2014	45,845,380.00	21,734,505.82	7,169,381.04	0.00	47.4	63.0	N/A
April 19, 2015	44,168,110.00	21,274,131.30	7,091,173.83	0.00	48.2	64.2	N/A
October 19, 2015	44,168,110.00	20,815,842.65	5,746,366.44	0.00	47.1	60.1	N/A
April 19, 2016	42,490,840.00	20,359,657.85	4,672,170.69	0.00	47.9	58.9	N/A
October 19, 2016	42,490,840.00	19,905,576.90	3,803,671.15	0.00	46.8	55.8	N/A
April 19, 2017	40,813,570.00	19,453,599.80	3,093,799.55	0.00	47.7	55.2	N/A
October 19, 2017	40,813,570.00	19,003,726.55	2,507,858.38	0.00	46.6	52.7	N/A
April 19, 2018	39,136,300.00	18,555,957.15	2,019,884.83	0.00	47.4	52.6	N/A
October 19, 2018	39,136,300.00	18,110,291.60	1,610,187.30	0.00	46.3	50.4	N/A
April 19, 2019	37,459,030.00	17,666,729.90	1,263,645.41	0.00	47.2	50.5	N/A
October 19, 2019	37,459,030.00	17,174,790.19	968,517.30	0.00	45.8	48.4	N/A
April 19, 2020	35,781,760.00	16,181,029.48	715,589.90	0.00	45.2	47.2	N/A
October 19, 2020	35,781,760.00	13,955,406.23	497,565.11	0.00	39.0	40.4	N/A
April 19, 2021	34,104,490.00	9,804,047.64	308,610.61	0.00	28.7	29.7	N/A
October 19, 2021	34,104,490.00	4,193,536.26	144,027.26	0.00	12.3	12.7	N/A
April 19, 2022	32,427,220.00	0.00	0.00	0.00	N/A	N/A	N/A

III-10

	N38417
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,000,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	47.2%	61.2%	71.8%
April 19, 2009	54,320,000.00	26,453,000.00	7,835,000.00	5,893,000.00	48.7	63.1	74.0
October 19, 2009	54,320,000.00	26,453,000.00	7,835,000.00	5,893,000.00	48.7	63.1	74.0
April 19, 2010	52,640,000.00	25,972,519.60	7,778,602.83	5,215,974.86	49.3	64.1	74.0
October 19, 2010	52,640,000.00	25,493,216.46	7,719,324.24	4,545,715.86	48.4	63.1	71.7
April 19, 2011	50,960,000.00	25,016,016.50	7,657,942.47	3,881,946.51	49.1	64.1	71.7
October 19, 2011	50,960,000.00	24,540,919.72	7,594,457.52	3,223,853.70	48.2	63.1	69.4
April 19, 2012	49,280,000.00	24,067,926.12	7,528,869.39	2,570,800.68	48.8	64.1	69.3
October 19, 2012	49,280,000.00	23,597,035.70	7,461,178.08	1,922,275.72	47.9	63.0	66.9
April 19, 2013	47,600,000.00	23,128,248.46	7,391,383.59	1,277,858.82	48.6	64.1	66.8
October 19, 2013	47,600,000.00	22,661,564.40	7,319,485.92	637,199.30	47.6	63.0	64.3
April 19, 2014	45,920,000.00	22,196,983.52	7,245,485.07	0.00	48.3	64.1	N/A
October 19, 2014	45,920,000.00	21,734,505.82	7,169,381.04	0.00	47.3	62.9	N/A
April 19, 2015	44,240,000.00	21,274,131.30	7,091,173.83	0.00	48.1	64.1	N/A
October 19, 2015	44,240,000.00	20,815,842.65	5,746,366.44	0.00	47.1	60.0	N/A
April 19, 2016	42,560,000.00	20,359,657.85	4,672,170.69	0.00	47.8	58.8	N/A
October 19, 2016	42,560,000.00	19,905,576.90	3,803,671.15	0.00	46.8	55.7	N/A
April 19, 2017	40,880,000.00	19,453,599.80	3,093,799.55	0.00	47.6	55.2	N/A
October 19, 2017	40,880,000.00	19,003,726.55	2,507,858.38	0.00	46.5	52.6	N/A
April 19, 2018	39,200,000.00	18,555,957.15	2,019,884.83	0.00	47.3	52.5	N/A
October 19, 2018	39,200,000.00	18,110,291.60	1,610,187.30	0.00	46.2	50.3	N/A
April 19, 2019	37,520,000.00	17,666,729.90	1,263,645.41	0.00	47.1	50.5	N/A
October 19, 2019	37,520,000.00	17,174,790.19	968,517.30	0.00	45.8	48.4	N/A
April 19, 2020	35,840,000.00	16,181,029.48	715,589.90	0.00	45.1	47.1	N/A
October 19, 2020	35,840,000.00	13,955,406.23	497,565.11	0.00	38.9	40.3	N/A
April 19, 2021	34,160,000.00	9,804,047.64	308,610.61	0.00	28.7	29.6	N/A
October 19, 2021	34,160,000.00	4,193,536.26	144,027.26	0.00	12.3	12.7	N/A
April 19, 2022	32,480,000.00	0.00	0.00	0.00	N/A	N/A	N/A

	N39418
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,000,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	47.2%	61.2%	71.8%
April 19, 2009	54,320,000.00	26,453,000.00	7,835,000.00	5,893,000.00	48.7	63.1	74.0
October 19, 2009	54,320,000.00	26,453,000.00	7,835,000.00	5,893,000.00	48.7	63.1	74.0
April 19, 2010	52,640,000.00	25,972,519.60	7,778,602.83	5,215,974.86	49.3	64.1	74.0
October 19, 2010	52,640,000.00	25,493,216.46	7,719,324.24	4,545,715.86	48.4	63.1	71.7
April 19, 2011	50,960,000.00	25,016,016.50	7,657,942.47	3,881,946.51	49.1	64.1	71.7
October 19, 2011	50,960,000.00	24,540,919.72	7,594,457.52	3,223,853.70	48.2	63.1	69.4
April 19, 2012	49,280,000.00	24,067,926.12	7,528,869.39	2,570,800.68	48.8	64.1	69.3
October 19, 2012	49,280,000.00	23,597,035.70	7,461,178.08	1,922,275.72	47.9	63.0	66.9
April 19, 2013	47,600,000.00	23,128,248.46	7,391,383.59	1,277,858.82	48.6	64.1	66.8
October 19, 2013	47,600,000.00	22,661,564.40	7,319,485.92	637,199.30	47.6	63.0	64.3
April 19, 2014	45,920,000.00	22,196,983.52	7,245,485.07	0.00	48.3	64.1	N/A
October 19, 2014	45,920,000.00	21,734,505.82	7,169,381.04	0.00	47.3	62.9	N/A
April 19, 2015	44,240,000.00	21,274,131.30	7,091,173.83	0.00	48.1	64.1	N/A
October 19, 2015	44,240,000.00	20,815,842.65	5,746,366.44	0.00	47.1	60.0	N/A
April 19, 2016	42,560,000.00	20,359,657.85	4,672,170.69	0.00	47.8	58.8	N/A
October 19, 2016	42,560,000.00	19,905,576.90	3,803,671.15	0.00	46.8	55.7	N/A
April 19, 2017	40,880,000.00	19,453,599.80	3,093,799.55	0.00	47.6	55.2	N/A
October 19, 2017	40,880,000.00	19,003,726.55	2,507,858.38	0.00	46.5	52.6	N/A
April 19, 2018	39,200,000.00	18,555,957.15	2,019,884.83	0.00	47.3	52.5	N/A
October 19, 2018	39,200,000.00	18,110,291.60	1,610,187.30	0.00	46.2	50.3	N/A
April 19, 2019	37,520,000.00	17,666,729.90	1,263,645.41	0.00	47.1	50.5	N/A
October 19, 2019	37,520,000.00	17,174,790.19	968,517.30	0.00	45.8	48.4	N/A
April 19, 2020	35,840,000.00	16,181,029.48	715,589.90	0.00	45.1	47.1	N/A
October 19, 2020	35,840,000.00	13,955,406.23	497,565.11	0.00	38.9	40.3	N/A
April 19, 2021	34,160,000.00	9,804,047.64	308,610.61	0.00	28.7	29.6	N/A
October 19, 2021	34,160,000.00	4,193,536.26	144,027.26	0.00	12.3	12.7	N/A
April 19, 2022	32,480,000.00	0.00	0.00	0.00	N/A	N/A	N/A

III-11

	N37419
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,000,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	47.2%	61.2%	71.8%
April 19, 2009	54,320,000.00	26,453,000.00	7,835,000.00	5,893,000.00	48.7	63.1	74.0
October 19, 2009	54,320,000.00	26,453,000.00	7,835,000.00	5,893,000.00	48.7	63.1	74.0
April 19, 2010	52,640,000.00	25,972,519.60	7,778,602.83	5,215,974.86	49.3	64.1	74.0
October 19, 2010	52,640,000.00	25,493,216.46	7,719,324.24	4,545,715.86	48.4	63.1	71.7
April 19, 2011	50,960,000.00	25,016,016.50	7,657,942.47	3,881,946.51	49.1	64.1	71.7
October 19, 2011	50,960,000.00	24,540,919.72	7,594,457.52	3,223,853.70	48.2	63.1	69.4
April 19, 2012	49,280,000.00	24,067,926.12	7,528,869.39	2,570,800.68	48.8	64.1	69.3
October 19, 2012	49,280,000.00	23,597,035.70	7,461,178.08	1,922,275.72	47.9	63.0	66.9
April 19, 2013	47,600,000.00	23,128,248.46	7,391,383.59	1,277,858.82	48.6	64.1	66.8
October 19, 2013	47,600,000.00	22,661,564.40	7,319,485.92	637,199.30	47.6	63.0	64.3
April 19, 2014	45,920,000.00	22,196,983.52	7,245,485.07	0.00	48.3	64.1	N/A
October 19, 2014	45,920,000.00	21,734,505.82	7,169,381.04	0.00	47.3	62.9	N/A
April 19, 2015	44,240,000.00	21,274,131.30	7,091,173.83	0.00	48.1	64.1	N/A
October 19, 2015	44,240,000.00	20,815,842.65	5,746,366.44	0.00	47.1	60.0	N/A
April 19, 2016	42,560,000.00	20,359,657.85	4,672,170.69	0.00	47.8	58.8	N/A
October 19, 2016	42,560,000.00	19,905,576.90	3,803,671.15	0.00	46.8	55.7	N/A
April 19, 2017	40,880,000.00	19,453,599.80	3,093,799.55	0.00	47.6	55.2	N/A
October 19, 2017	40,880,000.00	19,003,726.55	2,507,858.38	0.00	46.5	52.6	N/A
April 19, 2018	39,200,000.00	18,555,957.15	2,019,884.83	0.00	47.3	52.5	N/A
October 19, 2018	39,200,000.00	18,110,291.60	1,610,187.30	0.00	46.2	50.3	N/A
April 19, 2019	37,520,000.00	17,666,729.90	1,263,645.41	0.00	47.1	50.5	N/A
October 19, 2019	37,520,000.00	17,174,790.19	968,517.30	0.00	45.8	48.4	N/A
April 19, 2020	35,840,000.00	16,181,029.48	715,589.90	0.00	45.1	47.1	N/A
October 19, 2020	35,840,000.00	13,955,406.23	497,565.11	0.00	38.9	40.3	N/A
April 19, 2021	34,160,000.00	9,804,047.64	308,610.61	0.00	28.7	29.6	N/A
October 19, 2021	34,160,000.00	4,193,536.26	144,027.26	0.00	12.3	12.7	N/A
April 19, 2022	32,480,000.00	0.00	0.00	0.00	N/A	N/A	N/A

	N37420
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,092,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	47.2%	61.1%	71.6%
April 19, 2009	54,409,240.00	26,453,000.00	7,835,000.00	5,893,000.00	48.6	63.0	73.8
October 19, 2009	54,409,240.00	26,453,000.00	7,835,000.00	5,893,000.00	48.6	63.0	73.8
April 19, 2010	52,726,480.00	25,972,519.60	7,778,602.83	5,215,974.86	49.3	64.0	73.9
October 19, 2010	52,726,480.00	25,493,216.46	7,719,324.24	4,545,715.86	48.3	63.0	71.6
April 19, 2011	51,043,720.00	25,016,016.50	7,657,942.47	3,881,946.51	49.0	64.0	71.6
October 19, 2011	51,043,720.00	24,540,919.72	7,594,457.52	3,223,853.70	48.1	63.0	69.3
April 19, 2012	49,360,960.00	24,067,926.12	7,528,869.39	2,570,800.68	48.8	64.0	69.2
October 19, 2012	49,360,960.00	23,597,035.70	7,461,178.08	1,922,275.72	47.8	62.9	66.8
April 19, 2013	47,678,200.00	23,128,248.46	7,391,383.59	1,277,858.82	48.5	64.0	66.7
October 19, 2013	47,678,200.00	22,661,564.40	7,319,485.92	637,199.30	47.5	62.9	64.2
April 19, 2014	45,995,440.00	22,196,983.52	7,245,485.07	0.00	48.3	64.0	N/A
October 19, 2014	45,995,440.00	21,734,505.82	7,169,381.04	0.00	47.3	62.8	N/A
April 19, 2015	44,312,680.00	21,274,131.30	7,091,173.83	0.00	48.0	64.0	N/A
October 19, 2015	44,312,680.00	20,815,842.65	5,746,366.44	0.00	47.0	59.9	N/A
April 19, 2016	42,629,920.00	20,359,657.85	4,672,170.69	0.00	47.8	58.7	N/A
October 19, 2016	42,629,920.00	19,905,576.90	3,803,671.15	0.00	46.7	55.6	N/A
April 19, 2017	40,947,160.00	19,453,599.80	3,093,799.55	0.00	47.5	55.1	N/A
October 19, 2017	40,947,160.00	19,003,726.55	2,507,858.38	0.00	46.4	52.5	N/A
April 19, 2018	39,264,400.00	18,555,957.15	2,019,884.83	0.00	47.3	52.4	N/A
October 19, 2018	39,264,400.00	18,110,291.60	1,610,187.30	0.00	46.1	50.2	N/A
April 19, 2019	37,581,640.00	17,666,729.90	1,263,645.41	0.00	47.0	50.4	N/A
October 19, 2019	37,581,640.00	17,174,790.19	968,517.30	0.00	45.7	48.3	N/A
April 19, 2020	35,898,880.00	16,181,029.48	715,589.90	0.00	45.1	47.1	N/A
October 19, 2020	35,898,880.00	13,955,406.23	497,565.11	0.00	38.9	40.3	N/A
April 19, 2021	34,216,120.00	9,804,047.64	308,610.61	0.00	28.7	29.6	N/A
October 19, 2021	34,216,120.00	4,193,536.26	144,027.26	0.00	12.3	12.7	N/A
April 19, 2022	32,533,360.00	0.00	0.00	0.00	N/A	N/A	N/A

III-12

	N27421
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,092,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	47.2%	61.1%	71.6%
April 19, 2009	54,409,240.00	26,453,000.00	7,835,000.00	5,893,000.00	48.6	63.0	73.8
October 19, 2009	54,409,240.00	26,453,000.00	7,835,000.00	5,893,000.00	48.6	63.0	73.8
April 19, 2010	52,726,480.00	25,972,519.60	7,778,602.83	5,215,974.86	49.3	64.0	73.9
October 19, 2010	52,726,480.00	25,493,216.46	7,719,324.24	4,545,715.86	48.3	63.0	71.6
April 19, 2011	51,043,720.00	25,016,016.50	7,657,942.47	3,881,946.51	49.0	64.0	71.6
October 19, 2011	51,043,720.00	24,540,919.72	7,594,457.52	3,223,853.70	48.1	63.0	69.3
April 19, 2012	49,360,960.00	24,067,926.12	7,528,869.39	2,570,800.68	48.8	64.0	69.2
October 19, 2012	49,360,960.00	23,597,035.70	7,461,178.08	1,922,275.72	47.8	62.9	66.8
April 19, 2013	47,678,200.00	23,128,248.46	7,391,383.59	1,277,858.82	48.5	64.0	66.7
October 19, 2013	47,678,200.00	22,661,564.40	7,319,485.92	637,199.30	47.5	62.9	64.2
April 19, 2014	45,995,440.00	22,196,983.52	7,245,485.07	0.00	48.3	64.0	N/A
October 19, 2014	45,995,440.00	21,734,505.82	7,169,381.04	0.00	47.3	62.8	N/A
April 19, 2015	44,312,680.00	21,274,131.30	7,091,173.83	0.00	48.0	64.0	N/A
October 19, 2015	44,312,680.00	20,815,842.65	5,746,366.44	0.00	47.0	59.9	N/A
April 19, 2016	42,629,920.00	20,359,657.85	4,672,170.69	0.00	47.8	58.7	N/A
October 19, 2016	42,629,920.00	19,905,576.90	3,803,671.15	0.00	46.7	55.6	N/A
April 19, 2017	40,947,160.00	19,453,599.80	3,093,799.55	0.00	47.5	55.1	N/A
October 19, 2017	40,947,160.00	19,003,726.55	2,507,858.38	0.00	46.4	52.5	N/A
April 19, 2018	39,264,400.00	18,555,957.15	2,019,884.83	0.00	47.3	52.4	N/A
October 19, 2018	39,264,400.00	18,110,291.60	1,610,187.30	0.00	46.1	50.2	N/A
April 19, 2019	37,581,640.00	17,666,729.90	1,263,645.41	0.00	47.0	50.4	N/A
October 19, 2019	37,581,640.00	17,174,790.19	968,517.30	0.00	45.7	48.3	N/A
April 19, 2020	35,898,880.00	16,181,029.48	715,589.90	0.00	45.1	47.1	N/A
October 19, 2020	35,898,880.00	13,955,406.23	497,565.11	0.00	38.9	40.3	N/A
April 19, 2021	34,216,120.00	9,804,047.64	308,610.61	0.00	28.7	29.6	N/A
October 19, 2021	34,216,120.00	4,193,536.26	144,027.26	0.00	12.3	12.7	N/A
April 19, 2022	32,533,360.00	0.00	0.00	0.00	N/A	N/A	N/A

	N37422
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,184,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	47.1%	61.0%	71.5%
April 19, 2009	54,498,480.00	26,453,000.00	7,835,000.00	5,893,000.00	48.5	62.9	73.7
October 19, 2009	54,498,480.00	26,453,000.00	7,835,000.00	5,893,000.00	48.5	62.9	73.7
April 19, 2010	52,812,960.00	25,972,519.60	7,778,602.83	5,215,974.86	49.2	63.9	73.8
October 19, 2010	52,812,960.00	25,493,216.46	7,719,324.24	4,545,715.86	48.3	62.9	71.5
April 19, 2011	51,127,440.00	25,016,016.50	7,657,942.47	3,881,946.51	48.9	63.9	71.5
October 19, 2011	51,127,440.00	24,540,919.72	7,594,457.52	3,223,853.70	48.0	62.9	69.2
April 19, 2012	49,441,920.00	24,067,926.12	7,528,869.39	2,570,800.68	48.7	63.9	69.1
October 19, 2012	49,441,920.00	23,597,035.70	7,461,178.08	1,922,275.72	47.7	62.8	66.7
April 19, 2013	47,756,400.00	23,128,248.46	7,391,383.59	1,277,858.82	48.4	63.9	66.6
October 19, 2013	47,756,400.00	22,661,564.40	7,319,485.92	637,199.30	47.5	62.8	64.1
April 19, 2014	46,070,880.00	22,196,983.52	7,245,485.07	0.00	48.2	63.9	N/A
October 19, 2014	46,070,880.00	21,734,505.82	7,169,381.04	0.00	47.2	62.7	N/A
April 19, 2015	44,385,360.00	21,274,131.30	7,091,173.83	0.00	47.9	63.9	N/A
October 19, 2015	44,385,360.00	20,815,842.65	5,746,366.44	0.00	46.9	59.8	N/A
April 19, 2016	42,699,840.00	20,359,657.85	4,672,170.69	0.00	47.7	58.6	N/A
October 19, 2016	42,699,840.00	19,905,576.90	3,803,671.15	0.00	46.6	55.5	N/A
April 19, 2017	41,014,320.00	19,453,599.80	3,093,799.55	0.00	47.4	55.0	N/A
October 19, 2017	41,014,320.00	19,003,726.55	2,507,858.38	0.00	46.3	52.4	N/A
April 19, 2018	39,328,800.00	18,555,957.15	2,019,884.83	0.00	47.2	52.3	N/A
October 19, 2018	39,328,800.00	18,110,291.60	1,610,187.30	0.00	46.0	50.1	N/A
April 19, 2019	37,643,280.00	17,666,729.90	1,263,645.41	0.00	46.9	50.3	N/A
October 19, 2019	37,643,280.00	17,174,790.19	968,517.30	0.00	45.6	48.2	N/A
April 19, 2020	35,957,760.00	16,181,029.48	715,589.90	0.00	45.0	47.0	N/A
October 19, 2020	35,957,760.00	13,955,406.23	497,565.11	0.00	38.8	40.2	N/A
April 19, 2021	34,272,240.00	9,804,047.64	308,610.61	0.00	28.6	29.5	N/A
October 19, 2021	34,272,240.00	4,193,536.26	144,027.26	0.00	12.2	12.7	N/A
April 19, 2022	32,586,720.00	0.00	0.00	0.00	N/A	N/A	N/A

III-13

	N39423
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,273,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	47.0%	60.9%	71.4%
April 19, 2009	54,584,810.00	26,453,000.00	7,835,000.00	5,893,000.00	48.5	62.8	73.6
October 19, 2009	54,584,810.00	26,453,000.00	7,835,000.00	5,893,000.00	48.5	62.8	73.6
April 19, 2010	52,896,620.00	25,972,519.60	7,778,602.83	5,215,974.86	49.1	63.8	73.7
October 19, 2010	52,896,620.00	25,493,216.46	7,719,324.24	4,545,715.86	48.2	62.8	71.4
April 19, 2011	51,208,430.00	25,016,016.50	7,657,942.47	3,881,946.51	48.9	63.8	71.4
October 19, 2011	51,208,430.00	24,540,919.72	7,594,457.52	3,223,853.70	47.9	62.8	69.0
April 19, 2012	49,520,240.00	24,067,926.12	7,528,869.39	2,570,800.68	48.6	63.8	69.0
October 19, 2012	49,520,240.00	23,597,035.70	7,461,178.08	1,922,275.72	47.7	62.7	66.6
April 19, 2013	47,832,050.00	23,128,248.46	7,391,383.59	1,277,858.82	48.4	63.8	66.5
October 19, 2013	47,832,050.00	22,661,564.40	7,319,485.92	637,199.30	47.4	62.7	64.0
April 19, 2014	46,143,860.00	22,196,983.52	7,245,485.07	0.00	48.1	63.8	N/A
October 19, 2014	46,143,860.00	21,734,505.82	7,169,381.04	0.00	47.1	62.6	N/A
April 19, 2015	44,455,670.00	21,274,131.30	7,091,173.83	0.00	47.9	63.8	N/A
October 19, 2015	44,455,670.00	20,815,842.65	5,746,366.44	0.00	46.8	59.7	N/A
April 19, 2016	42,767,480.00	20,359,657.85	4,672,170.69	0.00	47.6	58.5	N/A
October 19, 2016	42,767,480.00	19,905,576.90	3,803,671.15	0.00	46.5	55.4	N/A
April 19, 2017	41,079,290.00	19,453,599.80	3,093,799.55	0.00	47.4	54.9	N/A
October 19, 2017	41,079,290.00	19,003,726.55	2,507,858.38	0.00	46.3	52.4	N/A
April 19, 2018	39,391,100.00	18,555,957.15	2,019,884.83	0.00	47.1	52.2	N/A
October 19, 2018	39,391,100.00	18,110,291.60	1,610,187.30	0.00	46.0	50.1	N/A
April 19, 2019	37,702,910.00	17,666,729.90	1,263,645.41	0.00	46.9	50.2	N/A
October 19, 2019	37,702,910.00	17,174,790.19	968,517.30	0.00	45.6	48.1	N/A
April 19, 2020	36,014,720.00	16,181,029.48	715,589.90	0.00	44.9	46.9	N/A
October 19, 2020	36,014,720.00	13,955,406.23	497,565.11	0.00	38.7	40.1	N/A
April 19, 2021	34,326,530.00	9,804,047.64	308,610.61	0.00	28.6	29.5	N/A
October 19, 2021	34,326,530.00	4,193,536.26	144,027.26	0.00	12.2	12.6	N/A
April 19, 2022	32,638,340.00	0.00	0.00	0.00	N/A	N/A	N/A

	N38424
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,273,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	47.0%	60.9%	71.4%
April 19, 2009	54,584,810.00	26,453,000.00	7,835,000.00	5,893,000.00	48.5	62.8	73.6
October 19, 2009	54,584,810.00	26,453,000.00	7,835,000.00	5,893,000.00	48.5	62.8	73.6
April 19, 2010	52,896,620.00	25,972,519.60	7,778,602.83	5,215,974.86	49.1	63.8	73.7
October 19, 2010	52,896,620.00	25,493,216.46	7,719,324.24	4,545,715.86	48.2	62.8	71.4
April 19, 2011	51,208,430.00	25,016,016.50	7,657,942.47	3,881,946.51	48.9	63.8	71.4
October 19, 2011	51,208,430.00	24,540,919.72	7,594,457.52	3,223,853.70	47.9	62.8	69.0
April 19, 2012	49,520,240.00	24,067,926.12	7,528,869.39	2,570,800.68	48.6	63.8	69.0
October 19, 2012	49,520,240.00	23,597,035.70	7,461,178.08	1,922,275.72	47.7	62.7	66.6
April 19, 2013	47,832,050.00	23,128,248.46	7,391,383.59	1,277,858.82	48.4	63.8	66.5
October 19, 2013	47,832,050.00	22,661,564.40	7,319,485.92	637,199.30	47.4	62.7	64.0
April 19, 2014	46,143,860.00	22,196,983.52	7,245,485.07	0.00	48.1	63.8	N/A
October 19, 2014	46,143,860.00	21,734,505.82	7,169,381.04	0.00	47.1	62.6	N/A
April 19, 2015	44,455,670.00	21,274,131.30	7,091,173.83	0.00	47.9	63.8	N/A
October 19, 2015	44,455,670.00	20,815,842.65	5,746,366.44	0.00	46.8	59.7	N/A
April 19, 2016	42,767,480.00	20,359,657.85	4,672,170.69	0.00	47.6	58.5	N/A
October 19, 2016	42,767,480.00	19,905,576.90	3,803,671.15	0.00	46.5	55.4	N/A
April 19, 2017	41,079,290.00	19,453,599.80	3,093,799.55	0.00	47.4	54.9	N/A
October 19, 2017	41,079,290.00	19,003,726.55	2,507,858.38	0.00	46.3	52.4	N/A
April 19, 2018	39,391,100.00	18,555,957.15	2,019,884.83	0.00	47.1	52.2	N/A
October 19, 2018	39,391,100.00	18,110,291.60	1,610,187.30	0.00	46.0	50.1	N/A
April 19, 2019	37,702,910.00	17,666,729.90	1,263,645.41	0.00	46.9	50.2	N/A
October 19, 2019	37,702,910.00	17,174,790.19	968,517.30	0.00	45.6	48.1	N/A
April 19, 2020	36,014,720.00	16,181,029.48	715,589.90	0.00	44.9	46.9	N/A
October 19, 2020	36,014,720.00	13,955,406.23	497,565.11	0.00	38.7	40.1	N/A
April 19, 2021	34,326,530.00	9,804,047.64	308,610.61	0.00	28.6	29.5	N/A
October 19, 2021	34,326,530.00	4,193,536.26	144,027.26	0.00	12.2	12.6	N/A
April 19, 2022	32,638,340.00	0.00	0.00	0.00	N/A	N/A	N/A

III-14

	N75425
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,273,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	47.0%	60.9%	71.4%
April 19, 2009	54,584,810.00	26,453,000.00	7,835,000.00	5,893,000.00	48.5	62.8	73.6
October 19, 2009	54,584,810.00	26,453,000.00	7,835,000.00	5,893,000.00	48.5	62.8	73.6
April 19, 2010	52,896,620.00	25,972,519.60	7,778,602.83	5,215,974.86	49.1	63.8	73.7
October 19, 2010	52,896,620.00	25,493,216.46	7,719,324.24	4,545,715.86	48.2	62.8	71.4
April 19, 2011	51,208,430.00	25,016,016.50	7,657,942.47	3,881,946.51	48.9	63.8	71.4
October 19, 2011	51,208,430.00	24,540,919.72	7,594,457.52	3,223,853.70	47.9	62.8	69.0
April 19, 2012	49,520,240.00	24,067,926.12	7,528,869.39	2,570,800.68	48.6	63.8	69.0
October 19, 2012	49,520,240.00	23,597,035.70	7,461,178.08	1,922,275.72	47.7	62.7	66.6
April 19, 2013	47,832,050.00	23,128,248.46	7,391,383.59	1,277,858.82	48.4	63.8	66.5
October 19, 2013	47,832,050.00	22,661,564.40	7,319,485.92	637,199.30	47.4	62.7	64.0
April 19, 2014	46,143,860.00	22,196,983.52	7,245,485.07	0.00	48.1	63.8	N/A
October 19, 2014	46,143,860.00	21,734,505.82	7,169,381.04	0.00	47.1	62.6	N/A
April 19, 2015	44,455,670.00	21,274,131.30	7,091,173.83	0.00	47.9	63.8	N/A
October 19, 2015	44,455,670.00	20,815,842.65	5,746,366.44	0.00	46.8	59.7	N/A
April 19, 2016	42,767,480.00	20,359,657.85	4,672,170.69	0.00	47.6	58.5	N/A
October 19, 2016	42,767,480.00	19,905,576.90	3,803,671.15	0.00	46.5	55.4	N/A
April 19, 2017	41,079,290.00	19,453,599.80	3,093,799.55	0.00	47.4	54.9	N/A
October 19, 2017	41,079,290.00	19,003,726.55	2,507,858.38	0.00	46.3	52.4	N/A
April 19, 2018	39,391,100.00	18,555,957.15	2,019,884.83	0.00	47.1	52.2	N/A
October 19, 2018	39,391,100.00	18,110,291.60	1,610,187.30	0.00	46.0	50.1	N/A
April 19, 2019	37,702,910.00	17,666,729.90	1,263,645.41	0.00	46.9	50.2	N/A
October 19, 2019	37,702,910.00	17,174,790.19	968,517.30	0.00	45.6	48.1	N/A
April 19, 2020	36,014,720.00	16,181,029.48	715,589.90	0.00	44.9	46.9	N/A
October 19, 2020	36,014,720.00	13,955,406.23	497,565.11	0.00	38.7	40.1	N/A
April 19, 2021	34,326,530.00	9,804,047.64	308,610.61	0.00	28.6	29.5	N/A
October 19, 2021	34,326,530.00	4,193,536.26	144,027.26	0.00	12.2	12.6	N/A
April 19, 2022	32,638,340.00	0.00	0.00	0.00	N/A	N/A	N/A

	N75426
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,365,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	46.9%	60.8%	71.3%
April 19, 2009	54,674,050.00	26,453,000.00	7,835,000.00	5,893,000.00	48.4	62.7	73.5
October 19, 2009	54,674,050.00	26,453,000.00	7,835,000.00	5,893,000.00	48.4	62.7	73.5
April 19, 2010	52,983,100.00	25,972,519.60	7,778,602.83	5,215,974.86	49.0	63.7	73.5
October 19, 2010	52,983,100.00	25,493,216.46	7,719,324.24	4,545,715.86	48.1	62.7	71.3
April 19, 2011	51,292,150.00	25,016,016.50	7,657,942.47	3,881,946.51	48.8	63.7	71.3
October 19, 2011	51,292,150.00	24,540,919.72	7,594,457.52	3,223,853.70	47.8	62.7	68.9
April 19, 2012	49,601,200.00	24,067,926.12	7,528,869.39	2,570,800.68	48.5	63.7	68.9
October 19, 2012	49,601,200.00	23,597,035.70	7,461,178.08	1,922,275.72	47.6	62.6	66.5
April 19, 2013	47,910,250.00	23,128,248.46	7,391,383.59	1,277,858.82	48.3	63.7	66.4
October 19, 2013	47,910,250.00	22,661,564.40	7,319,485.92	637,199.30	47.3	62.6	63.9
April 19, 2014	46,219,300.00	22,196,983.52	7,245,485.07	0.00	48.0	63.7	N/A
October 19, 2014	46,219,300.00	21,734,505.82	7,169,381.04	0.00	47.0	62.5	N/A
April 19, 2015	44,528,350.00	21,274,131.30	7,091,173.83	0.00	47.8	63.7	N/A
October 19, 2015	44,528,350.00	20,815,842.65	5,746,366.44	0.00	46.7	59.7	N/A
April 19, 2016	42,837,400.00	20,359,657.85	4,672,170.69	0.00	47.5	58.4	N/A
October 19, 2016	42,837,400.00	19,905,576.90	3,803,671.15	0.00	46.5	55.3	N/A
April 19, 2017	41,146,450.00	19,453,599.80	3,093,799.55	0.00	47.3	54.8	N/A
October 19, 2017	41,146,450.00	19,003,726.55	2,507,858.38	0.00	46.2	52.3	N/A
April 19, 2018	39,455,500.00	18,555,957.15	2,019,884.83	0.00	47.0	52.1	N/A
October 19, 2018	39,455,500.00	18,110,291.60	1,610,187.30	0.00	45.9	50.0	N/A
April 19, 2019	37,764,550.00	17,666,729.90	1,263,645.41	0.00	46.8	50.1	N/A
October 19, 2019	37,764,550.00	17,174,790.19	968,517.30	0.00	45.5	48.0	N/A
April 19, 2020	36,073,600.00	16,181,029.48	715,589.90	0.00	44.9	46.8	N/A
October 19, 2020	36,073,600.00	13,955,406.23	497,565.11	0.00	38.7	40.1	N/A
April 19, 2021	34,382,650.00	9,804,047.64	308,610.61	0.00	28.5	29.4	N/A
October 19, 2021	34,382,650.00	4,193,536.26	144,027.26	0.00	12.2	12.6	N/A
April 19, 2022	32,691,700.00	0.00	0.00	0.00	N/A	N/A	N/A

III-15

	N37427
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,550,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	46.8%	60.6%	71.1%
April 19, 2009	56,550,000.00	26,453,000.00	7,835,000.00	5,893,000.00	46.8	60.6	71.1
October 19, 2009	54,853,500.00	26,453,000.00	7,835,000.00	5,893,000.00	48.2	62.5	73.3
April 19, 2010	54,853,500.00	25,972,519.60	7,778,602.83	5,215,974.86	47.3	61.5	71.0
October 19, 2010	53,157,000.00	25,493,216.46	7,719,324.24	4,545,715.86	48.0	62.5	71.0
April 19, 2011	53,157,000.00	25,016,016.50	7,657,942.47	3,881,946.51	47.1	61.5	68.8
October 19, 2011	51,460,500.00	24,540,919.72	7,594,457.52	3,223,853.70	47.7	62.4	68.7
April 19, 2012	51,460,500.00	24,067,926.12	7,528,869.39	2,570,800.68	46.8	61.4	66.4
October 19, 2012	49,764,000.00	23,597,035.70	7,461,178.08	1,922,275.72	47.4	62.4	66.3
April 19, 2013	49,764,000.00	23,128,248.46	7,391,383.59	1,277,858.82	46.5	61.3	63.9
October 19, 2013	48,067,500.00	22,661,564.40	7,319,485.92	637,199.30	47.1	62.4	63.7
April 19, 2014	48,067,500.00	22,196,983.52	7,245,485.07	0.00	46.2	61.3	N/A
October 19, 2014	46,371,000.00	21,734,505.82	7,169,381.04	0.00	46.9	62.3	N/A
April 19, 2015	46,371,000.00	21,274,131.30	7,091,173.83	0.00	45.9	61.2	N/A
October 19, 2015	44,674,500.00	20,815,842.65	5,746,366.44	0.00	46.6	59.5	N/A
April 19, 2016	44,674,500.00	20,359,657.85	4,672,170.69	0.00	45.6	56.0	N/A
October 19, 2016	42,978,000.00	19,905,576.90	3,803,671.15	0.00	46.3	55.2	N/A
April 19, 2017	42,978,000.00	19,453,599.80	3,093,799.55	0.00	45.3	52.5	N/A
October 19, 2017	41,281,500.00	19,003,726.55	2,507,858.38	0.00	46.0	52.1	N/A
April 19, 2018	41,281,500.00	18,555,957.15	2,019,884.83	0.00	44.9	49.8	N/A
October 19, 2018	39,585,000.00	18,110,291.60	1,610,187.30	0.00	45.8	49.8	N/A
April 19, 2019	39,585,000.00	17,666,729.90	1,263,645.41	0.00	44.6	47.8	N/A
October 19, 2019	37,888,500.00	17,174,790.19	968,517.30	0.00	45.3	47.9	N/A
April 19, 2020	37,888,500.00	16,181,029.48	715,589.90	0.00	42.7	44.6	N/A
October 19, 2020	36,192,000.00	13,955,406.23	497,565.11	0.00	38.6	39.9	N/A
April 19, 2021	36,192,000.00	9,804,047.64	308,610.61	0.00	27.1	27.9	N/A
October 19, 2021	34,495,500.00	4,193,536.26	144,027.26	0.00	12.2	12.6	N/A
April 19, 2022	34,495,500.00	0.00	0.00	0.00	N/A	N/A	N/A

	N75428
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,642,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	46.7%	60.5%	70.9%
April 19, 2009	56,642,000.00	26,453,000.00	7,835,000.00	5,893,000.00	46.7	60.5	70.9
October 19, 2009	54,942,740.00	26,453,000.00	7,835,000.00	5,893,000.00	48.1	62.4	73.1
April 19, 2010	54,942,740.00	25,972,519.60	7,778,602.83	5,215,974.86	47.3	61.4	70.9
October 19, 2010	53,243,480.00	25,493,216.46	7,719,324.24	4,545,715.86	47.9	62.4	70.9
April 19, 2011	53,243,480.00	25,016,016.50	7,657,942.47	3,881,946.51	47.0	61.4	68.7
October 19, 2011	51,544,220.00	24,540,919.72	7,594,457.52	3,223,853.70	47.6	62.3	68.6
April 19, 2012	51,544,220.00	24,067,926.12	7,528,869.39	2,570,800.68	46.7	61.3	66.3
October 19, 2012	49,844,960.00	23,597,035.70	7,461,178.08	1,922,275.72	47.3	62.3	66.2
April 19, 2013	49,844,960.00	23,128,248.46	7,391,383.59	1,277,858.82	46.4	61.2	63.8
October 19, 2013	48,145,700.00	22,661,564.40	7,319,485.92	637,199.30	47.1	62.3	63.6
April 19, 2014	48,145,700.00	22,196,983.52	7,245,485.07	0.00	46.1	61.2	N/A
October 19, 2014	46,446,440.00	21,734,505.82	7,169,381.04	0.00	46.8	62.2	N/A
April 19, 2015	46,446,440.00	21,274,131.30	7,091,173.83	0.00	45.8	61.1	N/A
October 19, 2015	44,747,180.00	20,815,842.65	5,746,366.44	0.00	46.5	59.4	N/A
April 19, 2016	44,747,180.00	20,359,657.85	4,672,170.69	0.00	45.5	55.9	N/A
October 19, 2016	43,047,920.00	19,905,576.90	3,803,671.15	0.00	46.2	55.1	N/A
April 19, 2017	43,047,920.00	19,453,599.80	3,093,799.55	0.00	45.2	52.4	N/A
October 19, 2017	41,348,660.00	19,003,726.55	2,507,858.38	0.00	46.0	52.0	N/A
April 19, 2018	41,348,660.00	18,555,957.15	2,019,884.83	0.00	44.9	49.8	N/A
October 19, 2018	39,649,400.00	18,110,291.60	1,610,187.30	0.00	45.7	49.7	N/A
April 19, 2019	39,649,400.00	17,666,729.90	1,263,645.41	0.00	44.6	47.7	N/A
October 19, 2019	37,950,140.00	17,174,790.19	968,517.30	0.00	45.3	47.8	N/A
April 19, 2020	37,950,140.00	16,181,029.48	715,589.90	0.00	42.6	44.5	N/A
October 19, 2020	36,250,880.00	13,955,406.23	497,565.11	0.00	38.5	39.9	N/A
April 19, 2021	36,250,880.00	9,804,047.64	308,610.61	0.00	27.0	27.9	N/A
October 19, 2021	34,551,620.00	4,193,536.26	144,027.26	0.00	12.1	12.6	N/A
April 19, 2022	34,551,620.00	0.00	0.00	0.00	N/A	N/A	N/A

III-16

	N75429
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,825,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	46.6%	60.3%	70.7%
April 19, 2009	56,825,000.00	26,453,000.00	7,835,000.00	5,893,000.00	46.6	60.3	70.7
October 19, 2009	55,120,250.00	26,453,000.00	7,835,000.00	5,893,000.00	48.0	62.2	72.9
April 19, 2010	55,120,250.00	25,972,519.60	7,778,602.83	5,215,974.86	47.1	61.2	70.7
October 19, 2010	53,415,500.00	25,493,216.46	7,719,324.24	4,545,715.86	47.7	62.2	70.7
April 19, 2011	53,415,500.00	25,016,016.50	7,657,942.47	3,881,946.51	46.8	61.2	68.4
October 19, 2011	51,710,750.00	24,540,919.72	7,594,457.52	3,223,853.70	47.5	62.1	68.4
April 19, 2012	51,710,750.00	24,067,926.12	7,528,869.39	2,570,800.68	46.5	61.1	66.1
October 19, 2012	50,006,000.00	23,597,035.70	7,461,178.08	1,922,275.72	47.2	62.1	66.0
April 19, 2013	50,006,000.00	23,128,248.46	7,391,383.59	1,277,858.82	46.3	61.0	63.6
October 19, 2013	48,301,250.00	22,661,564.40	7,319,485.92	637,199.30	46.9	62.1	63.4
April 19, 2014	48,301,250.00	22,196,983.52	7,245,485.07	0.00	46.0	61.0	N/A
October 19, 2014	46,596,500.00	21,734,505.82	7,169,381.04	0.00	46.6	62.0	N/A
April 19, 2015	46,596,500.00	21,274,131.30	7,091,173.83	0.00	45.7	60.9	N/A
October 19, 2015	44,891,750.00	20,815,842.65	5,746,366.44	0.00	46.4	59.2	N/A
April 19, 2016	44,891,750.00	20,359,657.85	4,672,170.69	0.00	45.4	55.8	N/A
October 19, 2016	43,187,000.00	19,905,576.90	3,803,671.15	0.00	46.1	54.9	N/A
April 19, 2017	43,187,000.00	19,453,599.80	3,093,799.55	0.00	45.0	52.2	N/A
October 19, 2017	41,482,250.00	19,003,726.55	2,507,858.38	0.00	45.8	51.9	N/A
April 19, 2018	41,482,250.00	18,555,957.15	2,019,884.83	0.00	44.7	49.6	N/A
October 19, 2018	39,777,500.00	18,110,291.60	1,610,187.30	0.00	45.5	49.6	N/A
April 19, 2019	39,777,500.00	17,666,729.90	1,263,645.41	0.00	44.4	47.6	N/A
October 19, 2019	38,072,750.00	17,174,790.19	968,517.30	0.00	45.1	47.7	N/A
April 19, 2020	38,072,750.00	16,181,029.48	715,589.90	0.00	42.5	44.4	N/A
October 19, 2020	36,368,000.00	13,955,406.23	497,565.11	0.00	38.4	39.7	N/A
April 19, 2021	36,368,000.00	9,804,047.64	308,610.61	0.00	27.0	27.8	N/A
October 19, 2021	34,663,250.00	4,193,536.26	144,027.26	0.00	12.1	12.5	N/A
April 19, 2022	34,663,250.00	0.00	0.00	0.00	N/A	N/A	N/A

	N77430
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,825,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	46.6%	60.3%	70.7%
April 19, 2009	56,825,000.00	26,453,000.00	7,835,000.00	5,893,000.00	46.6	60.3	70.7
October 19, 2009	55,120,250.00	26,453,000.00	7,835,000.00	5,893,000.00	48.0	62.2	72.9
April 19, 2010	55,120,250.00	25,972,519.60	7,778,602.83	5,215,974.86	47.1	61.2	70.7
October 19, 2010	53,415,500.00	25,493,216.46	7,719,324.24	4,545,715.86	47.7	62.2	70.7
April 19, 2011	53,415,500.00	25,016,016.50	7,657,942.47	3,881,946.51	46.8	61.2	68.4
October 19, 2011	51,710,750.00	24,540,919.72	7,594,457.52	3,223,853.70	47.5	62.1	68.4
April 19, 2012	51,710,750.00	24,067,926.12	7,528,869.39	2,570,800.68	46.5	61.1	66.1
October 19, 2012	50,006,000.00	23,597,035.70	7,461,178.08	1,922,275.72	47.2	62.1	66.0
April 19, 2013	50,006,000.00	23,128,248.46	7,391,383.59	1,277,858.82	46.3	61.0	63.6
October 19, 2013	48,301,250.00	22,661,564.40	7,319,485.92	637,199.30	46.9	62.1	63.4
April 19, 2014	48,301,250.00	22,196,983.52	7,245,485.07	0.00	46.0	61.0	N/A
October 19, 2014	46,596,500.00	21,734,505.82	7,169,381.04	0.00	46.6	62.0	N/A
April 19, 2015	46,596,500.00	21,274,131.30	7,091,173.83	0.00	45.7	60.9	N/A
October 19, 2015	44,891,750.00	20,815,842.65	5,746,366.44	0.00	46.4	59.2	N/A
April 19, 2016	44,891,750.00	20,359,657.85	4,672,170.69	0.00	45.4	55.8	N/A
October 19, 2016	43,187,000.00	19,905,576.90	3,803,671.15	0.00	46.1	54.9	N/A
April 19, 2017	43,187,000.00	19,453,599.80	3,093,799.55	0.00	45.0	52.2	N/A
October 19, 2017	41,482,250.00	19,003,726.55	2,507,858.38	0.00	45.8	51.9	N/A
April 19, 2018	41,482,250.00	18,555,957.15	2,019,884.83	0.00	44.7	49.6	N/A
October 19, 2018	39,777,500.00	18,110,291.60	1,610,187.30	0.00	45.5	49.6	N/A
April 19, 2019	39,777,500.00	17,666,729.90	1,263,645.41	0.00	44.4	47.6	N/A
October 19, 2019	38,072,750.00	17,174,790.19	968,517.30	0.00	45.1	47.7	N/A
April 19, 2020	38,072,750.00	16,181,029.48	715,589.90	0.00	42.5	44.4	N/A
October 19, 2020	36,368,000.00	13,955,406.23	497,565.11	0.00	38.4	39.7	N/A
April 19, 2021	36,368,000.00	9,804,047.64	308,610.61	0.00	27.0	27.8	N/A
October 19, 2021	34,663,250.00	4,193,536.26	144,027.26	0.00	12.1	12.5	N/A
April 19, 2022	34,663,250.00	0.00	0.00	0.00	N/A	N/A	N/A

III-17

	N77431
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,919,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	46.5%	60.2%	70.6%
April 19, 2009	56,919,000.00	26,453,000.00	7,835,000.00	5,893,000.00	46.5	60.2	70.6
October 19, 2009	55,211,430.00	26,453,000.00	7,835,000.00	5,893,000.00	47.9	62.1	72.8
April 19, 2010	55,211,430.00	25,972,519.60	7,778,602.83	5,215,974.86	47.0	61.1	70.6
October 19, 2010	53,503,860.00	25,493,216.46	7,719,324.24	4,545,715.86	47.6	62.1	70.6
April 19, 2011	53,503,860.00	25,016,016.50	7,657,942.47	3,881,946.51	46.8	61.1	68.3
October 19, 2011	51,796,290.00	24,540,919.72	7,594,457.52	3,223,853.70	47.4	62.0	68.3
April 19, 2012	51,796,290.00	24,067,926.12	7,528,869.39	2,570,800.68	46.5	61.0	66.0
October 19, 2012	50,088,720.00	23,597,035.70	7,461,178.08	1,922,275.72	47.1	62.0	65.8
April 19, 2013	50,088,720.00	23,128,248.46	7,391,383.59	1,277,858.82	46.2	60.9	63.5
October 19, 2013	48,381,150.00	22,661,564.40	7,319,485.92	637,199.30	46.8	62.0	63.3
April 19, 2014	48,381,150.00	22,196,983.52	7,245,485.07	0.00	45.9	60.9	N/A
October 19, 2014	46,673,580.00	21,734,505.82	7,169,381.04	0.00	46.6	61.9	N/A
April 19, 2015	46,673,580.00	21,274,131.30	7,091,173.83	0.00	45.6	60.8	N/A
October 19, 2015	44,966,010.00	20,815,842.65	5,746,366.44	0.00	46.3	59.1	N/A
April 19, 2016	44,966,010.00	20,359,657.85	4,672,170.69	0.00	45.3	55.7	N/A
October 19, 2016	43,258,440.00	19,905,576.90	3,803,671.15	0.00	46.0	54.8	N/A
April 19, 2017	43,258,440.00	19,453,599.80	3,093,799.55	0.00	45.0	52.1	N/A
October 19, 2017	41,550,870.00	19,003,726.55	2,507,858.38	0.00	45.7	51.8	N/A
April 19, 2018	41,550,870.00	18,555,957.15	2,019,884.83	0.00	44.7	49.5	N/A
October 19, 2018	39,843,300.00	18,110,291.60	1,610,187.30	0.00	45.5	49.5	N/A
April 19, 2019	39,843,300.00	17,666,729.90	1,263,645.41	0.00	44.3	47.5	N/A
October 19, 2019	38,135,730.00	17,174,790.19	968,517.30	0.00	45.0	47.6	N/A
April 19, 2020	38,135,730.00	16,181,029.48	715,589.90	0.00	42.4	44.3	N/A
October 19, 2020	36,428,160.00	13,955,406.23	497,565.11	0.00	38.3	39.7	N/A
April 19, 2021	36,428,160.00	9,804,047.64	308,610.61	0.00	26.9	27.8	N/A
October 19, 2021	34,720,590.00	4,193,536.26	144,027.26	0.00	12.1	12.5	N/A
April 19, 2022	34,720,590.00	0.00	0.00	0.00	N/A	N/A	N/A

	N75432
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$56,919,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	46.5%	60.2%	70.6%
April 19, 2009	56,919,000.00	26,453,000.00	7,835,000.00	5,893,000.00	46.5	60.2	70.6
October 19, 2009	55,211,430.00	26,453,000.00	7,835,000.00	5,893,000.00	47.9	62.1	72.8
April 19, 2010	55,211,430.00	25,972,519.60	7,778,602.83	5,215,974.86	47.0	61.1	70.6
October 19, 2010	53,503,860.00	25,493,216.46	7,719,324.24	4,545,715.86	47.6	62.1	70.6
April 19, 2011	53,503,860.00	25,016,016.50	7,657,942.47	3,881,946.51	46.8	61.1	68.3
October 19, 2011	51,796,290.00	24,540,919.72	7,594,457.52	3,223,853.70	47.4	62.0	68.3
April 19, 2012	51,796,290.00	24,067,926.12	7,528,869.39	2,570,800.68	46.5	61.0	66.0
October 19, 2012	50,088,720.00	23,597,035.70	7,461,178.08	1,922,275.72	47.1	62.0	65.8
April 19, 2013	50,088,720.00	23,128,248.46	7,391,383.59	1,277,858.82	46.2	60.9	63.5
October 19, 2013	48,381,150.00	22,661,564.40	7,319,485.92	637,199.30	46.8	62.0	63.3
April 19, 2014	48,381,150.00	22,196,983.52	7,245,485.07	0.00	45.9	60.9	N/A
October 19, 2014	46,673,580.00	21,734,505.82	7,169,381.04	0.00	46.6	61.9	N/A
April 19, 2015	46,673,580.00	21,274,131.30	7,091,173.83	0.00	45.6	60.8	N/A
October 19, 2015	44,966,010.00	20,815,842.65	5,746,366.44	0.00	46.3	59.1	N/A
April 19, 2016	44,966,010.00	20,359,657.85	4,672,170.69	0.00	45.3	55.7	N/A
October 19, 2016	43,258,440.00	19,905,576.90	3,803,671.15	0.00	46.0	54.8	N/A
April 19, 2017	43,258,440.00	19,453,599.80	3,093,799.55	0.00	45.0	52.1	N/A
October 19, 2017	41,550,870.00	19,003,726.55	2,507,858.38	0.00	45.7	51.8	N/A
April 19, 2018	41,550,870.00	18,555,957.15	2,019,884.83	0.00	44.7	49.5	N/A
October 19, 2018	39,843,300.00	18,110,291.60	1,610,187.30	0.00	45.5	49.5	N/A
April 19, 2019	39,843,300.00	17,666,729.90	1,263,645.41	0.00	44.3	47.5	N/A
October 19, 2019	38,135,730.00	17,174,790.19	968,517.30	0.00	45.0	47.6	N/A
April 19, 2020	38,135,730.00	16,181,029.48	715,589.90	0.00	42.4	44.3	N/A
October 19, 2020	36,428,160.00	13,955,406.23	497,565.11	0.00	38.3	39.7	N/A
April 19, 2021	36,428,160.00	9,804,047.64	308,610.61	0.00	26.9	27.8	N/A
October 19, 2021	34,720,590.00	4,193,536.26	144,027.26	0.00	12.1	12.5	N/A
April 19, 2022	34,720,590.00	0.00	0.00	0.00	N/A	N/A	N/A

III-18

	N75433
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$57,013,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	46.4%	60.1%	70.5%
April 19, 2009	57,013,000.00	26,453,000.00	7,835,000.00	5,893,000.00	46.4	60.1	70.5
October 19, 2009	57,013,000.00	26,453,000.00	7,835,000.00	5,893,000.00	46.4	60.1	70.5
April 19, 2010	55,302,610.00	25,972,519.60	7,778,602.83	5,215,974.86	47.0	61.0	70.5
October 19, 2010	55,302,610.00	25,493,216.46	7,719,324.24	4,545,715.86	46.1	60.1	68.3
April 19, 2011	53,592,220.00	25,016,016.50	7,657,942.47	3,881,946.51	46.7	61.0	68.2
October 19, 2011	53,592,220.00	24,540,919.72	7,594,457.52	3,223,853.70	45.8	60.0	66.0
April 19, 2012	51,881,830.00	24,067,926.12	7,528,869.39	2,570,800.68	46.4	60.9	65.9
October 19, 2012	51,881,830.00	23,597,035.70	7,461,178.08	1,922,275.72	45.5	59.9	63.6
April 19, 2013	50,171,440.00	23,128,248.46	7,391,383.59	1,277,858.82	46.1	60.8	63.4
October 19, 2013	50,171,440.00	22,661,564.40	7,319,485.92	637,199.30	45.2	59.8	61.0
April 19, 2014	48,461,050.00	22,196,983.52	7,245,485.07	0.00	45.8	60.8	N/A
October 19, 2014	48,461,050.00	21,734,505.82	7,169,381.04	0.00	44.8	59.6	N/A
April 19, 2015	46,750,660.00	21,274,131.30	7,091,173.83	0.00	45.5	60.7	N/A
October 19, 2015	46,750,660.00	20,815,842.65	5,746,366.44	0.00	44.5	56.8	N/A
April 19, 2016	45,040,270.00	20,359,657.85	4,672,170.69	0.00	45.2	55.6	N/A
October 19, 2016	45,040,270.00	19,905,576.90	3,803,671.15	0.00	44.2	52.6	N/A
April 19, 2017	43,329,880.00	19,453,599.80	3,093,799.55	0.00	44.9	52.0	N/A
October 19, 2017	43,329,880.00	19,003,726.55	2,507,858.38	0.00	43.9	49.6	N/A
April 19, 2018	41,619,490.00	18,555,957.15	2,019,884.83	0.00	44.6	49.4	N/A
October 19, 2018	41,619,490.00	18,110,291.60	1,610,187.30	0.00	43.5	47.4	N/A
April 19, 2019	39,909,100.00	17,666,729.90	1,263,645.41	0.00	44.3	47.4	N/A
October 19, 2019	39,909,100.00	17,174,790.19	968,517.30	0.00	43.0	45.5	N/A
April 19, 2020	38,198,710.00	16,181,029.48	715,589.90	0.00	42.4	44.2	N/A
October 19, 2020	38,198,710.00	13,955,406.23	497,565.11	0.00	36.5	37.8	N/A
April 19, 2021	36,488,320.00	9,804,047.64	308,610.61	0.00	26.9	27.7	N/A
October 19, 2021	36,488,320.00	4,193,536.26	144,027.26	0.00	11.5	11.9	N/A
April 19, 2022	34,777,930.00	0.00	0.00	0.00	N/A	N/A	N/A

	N37434
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$57,013,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	46.4%	60.1%	70.5%
April 19, 2009	57,013,000.00	26,453,000.00	7,835,000.00	5,893,000.00	46.4	60.1	70.5
October 19, 2009	57,013,000.00	26,453,000.00	7,835,000.00	5,893,000.00	46.4	60.1	70.5
April 19, 2010	55,302,610.00	25,972,519.60	7,778,602.83	5,215,974.86	47.0	61.0	70.5
October 19, 2010	55,302,610.00	25,493,216.46	7,719,324.24	4,545,715.86	46.1	60.1	68.3
April 19, 2011	53,592,220.00	25,016,016.50	7,657,942.47	3,881,946.51	46.7	61.0	68.2
October 19, 2011	53,592,220.00	24,540,919.72	7,594,457.52	3,223,853.70	45.8	60.0	66.0
April 19, 2012	51,881,830.00	24,067,926.12	7,528,869.39	2,570,800.68	46.4	60.9	65.9
October 19, 2012	51,881,830.00	23,597,035.70	7,461,178.08	1,922,275.72	45.5	59.9	63.6
April 19, 2013	50,171,440.00	23,128,248.46	7,391,383.59	1,277,858.82	46.1	60.8	63.4
October 19, 2013	50,171,440.00	22,661,564.40	7,319,485.92	637,199.30	45.2	59.8	61.0
April 19, 2014	48,461,050.00	22,196,983.52	7,245,485.07	0.00	45.8	60.8	N/A
October 19, 2014	48,461,050.00	21,734,505.82	7,169,381.04	0.00	44.8	59.6	N/A
April 19, 2015	46,750,660.00	21,274,131.30	7,091,173.83	0.00	45.5	60.7	N/A
October 19, 2015	46,750,660.00	20,815,842.65	5,746,366.44	0.00	44.5	56.8	N/A
April 19, 2016	45,040,270.00	20,359,657.85	4,672,170.69	0.00	45.2	55.6	N/A
October 19, 2016	45,040,270.00	19,905,576.90	3,803,671.15	0.00	44.2	52.6	N/A
April 19, 2017	43,329,880.00	19,453,599.80	3,093,799.55	0.00	44.9	52.0	N/A
October 19, 2017	43,329,880.00	19,003,726.55	2,507,858.38	0.00	43.9	49.6	N/A
April 19, 2018	41,619,490.00	18,555,957.15	2,019,884.83	0.00	44.6	49.4	N/A
October 19, 2018	41,619,490.00	18,110,291.60	1,610,187.30	0.00	43.5	47.4	N/A
April 19, 2019	39,909,100.00	17,666,729.90	1,263,645.41	0.00	44.3	47.4	N/A
October 19, 2019	39,909,100.00	17,174,790.19	968,517.30	0.00	43.0	45.5	N/A
April 19, 2020	38,198,710.00	16,181,029.48	715,589.90	0.00	42.4	44.2	N/A
October 19, 2020	38,198,710.00	13,955,406.23	497,565.11	0.00	36.5	37.8	N/A
April 19, 2021	36,488,320.00	9,804,047.64	308,610.61	0.00	26.9	27.7	N/A
October 19, 2021	36,488,320.00	4,193,536.26	144,027.26	0.00	11.5	11.9	N/A
April 19, 2022	34,777,930.00	0.00	0.00	0.00	N/A	N/A	N/A

III-19

	N75435
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$57,106,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	46.3%	60.0%	70.4%
April 19, 2009	57,106,000.00	26,453,000.00	7,835,000.00	5,893,000.00	46.3	60.0	70.4
October 19, 2009	57,106,000.00	26,453,000.00	7,835,000.00	5,893,000.00	46.3	60.0	70.4
April 19, 2010	55,392,820.00	25,972,519.60	7,778,602.83	5,215,974.86	46.9	60.9	70.3
October 19, 2010	55,392,820.00	25,493,216.46	7,719,324.24	4,545,715.86	46.0	60.0	68.2
April 19, 2011	53,679,640.00	25,016,016.50	7,657,942.47	3,881,946.51	46.6	60.9	68.1
October 19, 2011	53,679,640.00	24,540,919.72	7,594,457.52	3,223,853.70	45.7	59.9	65.9
April 19, 2012	51,966,460.00	24,067,926.12	7,528,869.39	2,570,800.68	46.3	60.8	65.7
October 19, 2012	51,966,460.00	23,597,035.70	7,461,178.08	1,922,275.72	45.4	59.8	63.5
April 19, 2013	50,253,280.00	23,128,248.46	7,391,383.59	1,277,858.82	46.0	60.7	63.3
October 19, 2013	50,253,280.00	22,661,564.40	7,319,485.92	637,199.30	45.1	59.7	60.9
April 19, 2014	48,540,100.00	22,196,983.52	7,245,485.07	0.00	45.7	60.7	N/A
October 19, 2014	48,540,100.00	21,734,505.82	7,169,381.04	0.00	44.8	59.5	N/A
April 19, 2015	46,826,920.00	21,274,131.30	7,091,173.83	0.00	45.4	60.6	N/A
October 19, 2015	46,826,920.00	20,815,842.65	5,746,366.44	0.00	44.5	56.7	N/A
April 19, 2016	45,113,740.00	20,359,657.85	4,672,170.69	0.00	45.1	55.5	N/A
October 19, 2016	45,113,740.00	19,905,576.90	3,803,671.15	0.00	44.1	52.6	N/A
April 19, 2017	43,400,560.00	19,453,599.80	3,093,799.55	0.00	44.8	52.0	N/A
October 19, 2017	43,400,560.00	19,003,726.55	2,507,858.38	0.00	43.8	49.6	N/A
April 19, 2018	41,687,380.00	18,555,957.15	2,019,884.83	0.00	44.5	49.4	N/A
October 19, 2018	41,687,380.00	18,110,291.60	1,610,187.30	0.00	43.4	47.3	N/A
April 19, 2019	39,974,200.00	17,666,729.90	1,263,645.41	0.00	44.2	47.4	N/A
October 19, 2019	39,974,200.00	17,174,790.19	968,517.30	0.00	43.0	45.4	N/A
April 19, 2020	38,261,020.00	16,181,029.48	715,589.90	0.00	42.3	44.2	N/A
October 19, 2020	38,261,020.00	13,955,406.23	497,565.11	0.00	36.5	37.8	N/A
April 19, 2021	36,547,840.00	9,804,047.64	308,610.61	0.00	26.8	27.7	N/A
October 19, 2021	36,547,840.00	4,193,536.26	144,027.26	0.00	11.5	11.9	N/A
April 19, 2022	34,834,660.00	0.00	0.00	0.00	N/A	N/A	N/A

	N75436
		Outstanding Balance			Loan to Value Ratio
	Assumed	Series A	Series B	Series C	Series A	Series B	Series C
	Aircraft	Equipment	Equipment	Equipment	Equipment	Equipment	Equipment
Date	Value	Notes	Notes	Notes	Notes	Notes	Notes

At Issuance	$57,106,000.00	$26,453,000.00	$7,835,000.00	$5,893,000.00	46.3%	60.0%	70.4%
April 19, 2009	57,106,000.00	26,453,000.00	7,835,000.00	5,893,000.00	46.3	60.0	70.4
October 19, 2009	57,106,000.00	26,453,000.00	7,835,000.00	5,893,000.00	46.3	60.0	70.4
April 19, 2010	55,392,820.00	25,972,519.60	7,778,602.83	5,215,974.86	46.9	60.9	70.3
October 19, 2010	55,392,820.00	25,493,216.46	7,719,324.24	4,545,715.86	46.0	60.0	68.2
April 19, 2011	53,679,640.00	25,016,016.50	7,657,942.47	3,881,946.51	46.6	60.9	68.1
October 19, 2011	53,679,640.00	24,540,919.72	7,594,457.52	3,223,853.70	45.7	59.9	65.9
April 19, 2012	51,966,460.00	24,067,926.12	7,528,869.39	2,570,800.68	46.3	60.8	65.7
October 19, 2012	51,966,460.00	23,597,035.70	7,461,178.08	1,922,275.72	45.4	59.8	63.5
April 19, 2013	50,253,280.00	23,128,248.46	7,391,383.59	1,277,858.82	46.0	60.7	63.3
October 19, 2013	50,253,280.00	22,661,564.40	7,319,485.92	637,199.30	45.1	59.7	60.9
April 19, 2014	48,540,100.00	22,196,983.52	7,245,485.07	0.00	45.7	60.7	N/A
October 19, 2014	48,540,100.00	21,734,505.82	7,169,381.04	0.00	44.8	59.5	N/A
April 19, 2015	46,826,920.00	21,274,131.30	7,091,173.83	0.00	45.4	60.6	N/A
October 19, 2015	46,826,920.00	20,815,842.65	5,746,366.44	0.00	44.5	56.7	N/A
April 19, 2016	45,113,740.00	20,359,657.85	4,672,170.69	0.00	45.1	55.5	N/A
October 19, 2016	45,113,740.00	19,905,576.90	3,803,671.15	0.00	44.1	52.6	N/A
April 19, 2017	43,400,560.00	19,453,599.80	3,093,799.55	0.00	44.8	52.0	N/A
October 19, 2017	43,400,560.00	19,003,726.55	2,507,858.38	0.00	43.8	49.6	N/A
April 19, 2018	41,687,380.00	18,555,957.15	2,019,884.83	0.00	44.5	49.4	N/A
October 19, 2018	41,687,380.00	18,110,291.60	1,610,187.30	0.00	43.4	47.3	N/A
April 19, 2019	39,974,200.00	17,666,729.90	1,263,645.41	0.00	44.2	47.4	N/A
October 19, 2019	39,974,200.00	17,174,790.19	968,517.30	0.00	43.0	45.4	N/A
April 19, 2020	38,261,020.00	16,181,029.48	715,589.90	0.00	42.3	44.2	N/A
October 19, 2020	38,261,020.00	13,955,406.23	497,565.11	0.00	36.5	37.8	N/A
April 19, 2021	36,547,840.00	9,804,047.64	308,610.61	0.00	26.8	27.7	N/A
October 19, 2021	36,547,840.00	4,193,536.26	144,027.26	0.00	11.5	11.9	N/A
April 19, 2022	34,834,660.00	0.00	0.00	0.00	N/A	N/A	N/A

III-20

PROSPECTUS

CONTINENTAL AIRLINES, INC.

Pass Through Certificates

This prospectus relates to pass through certificates to be issued by one or more trusts that we will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust.

We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2006.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will result,” or words or phrases of similar meaning.

Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated in our SEC reports incorporated in this prospectus by reference or as stated in a prospectus supplement to this prospectus under the caption “Risk Factors”.

All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the securities offered.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

1

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and that are not delivered with this prospectus. They contain important information about our company and its financial condition.

Filing	Date Filed

Annual Report on Form 10-K for the year ended December 31, 2005	February 28, 2006
Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2005	March 13, 2006
Current Report on Form 8-K	January 4, 2006
Current Report on Form 8-K	January 30, 2006
Current Report on Form 8-K	February 1, 2006
Current Report on Form 8-K	February 2, 2006
Current Report on Form 8-K	March 2, 2006
Current Report on Form 8-K	March 31, 2006
Current Report on Form 8-K	April 4, 2006

Our SEC file number is 1-10323.

We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

Continental Airlines, Inc.
1600 Smith Street, Dept. HQSEO
Houston, Texas 77002
Attention: Secretary
(713) 324-2950.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of our “earnings” to our “fixed charges” for the year 2003 was 1.14. For the years 2001, 2002, 2004 and 2005, “earnings” were inadequate to cover “fixed charges”, and the coverage deficiency was $161 million in 2001, $658 million in 2002, $490 million in 2004 and $102 million in 2005.

The ratio of earnings to fixed charges is based on continuing operations. For purposes of the ratio, “earnings” means the sum of:

•	our pre-tax income (loss) adjusted for undistributed income of companies in which we have a minority equity interest; and

•	our fixed charges, net of interest capitalized.

“Fixed charges” represent:

•	the interest expense we record on borrowed funds;

•	the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized; and

•	that portion of rentals considered to be representative of the interest expense.

2

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, our counsel, Hughes Hubbard & Reed LLP, New York, New York, will render an opinion with respect to the validity of the certificates being offered by such prospectus supplement.

EXPERTS

Our consolidated financial statements and schedule appearing in our Annual Report on Form 10-K for the year ended December 31, 2005, and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, and the consolidated financial statements of ExpressJet Holdings, Inc. appearing in the exhibits to our Annual Report on Form 10-K for the year ended December 31, 2005, and ExpressJet Holdings, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which are incorporated by reference herein. Our financial statements and management’s assessment and ExpressJet Holdings, Inc.’s financial statements and management’s assessment are incorporated by reference in reliance upon such reports given on the authority of Ernst & Young LLP as experts in accounting and auditing.

The consolidated financial statements of Copa Holdings, S.A. appearing in the exhibits to our Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Ernst & Young, Panama, independent registered public accounting firm, as set forth in its report thereon, which is incorporated by reference herein. The financial statements of Copa Holdings, S.A. are incorporated by reference in reliance upon such reports given on the authority of Ernst & Young, Panama as experts in accounting and auditing.

3